Exhibit 4.5

BEST BUY
RETIREMENT SAVINGS PLAN
(2013 Restatement)
As Amended and Restated Effective January 1, 2013

BEST BUY
RETIREMENT SAVINGS PLAN
(2013 Restatement)

TABLE OF CONTENTS
Page
PREAMBLES                                                    1

SECTION 1.	INTRODUCTION 2

1.1.	Definitions

1.1.1.	Accounts

(a)	Total Account

(b)	Deferral Contribution Account

(c)	Qualified Non-Elective Contribution Account

(d)	Safe Harbor Contribution Account

(e)	Regular Matching Contribution Account

(f)	Regular Employer Contribution Account

(g)	Rollover Account

1.1.2.	Affiliate

1.1.3.	Alternate Payee

1.1.4.	Annual Valuation Date

1.1.5.	Beneficiary

1.1.6.	Code

1.1.7.	Committee

1.1.8.	Disability

1.1.9.	Early Retirement Age

1.1.10.	Effective Date

1.1.11.	Eligibility Service

1.1.12.	Eligible Compensation

1.1.13.	Eligible Employment

1.1.14.	Employer

1.1.15.	Employer Stock Fund

1.1.16.	Employer Stock Fund Fiduciary

1.1.17.	Employment Commencement Date

1.1.18.	Enrollment Date

1.1.19.	ERISA

1.1.20.	Event of Maturity

1.1.21.	Fund

1.1.22.	Highly Compensated Employee

1.1.23.	Hours of Service

1.1.24.	Investment Manager

i

1.1.25.	Leased Employee

1.1.26.	Normal Retirement Age

1.1.27.	Participant

1.1.28.	Period of Service

1.1.29.	Period of Severance

1.1.30.	Plan

1.1.31.	Plan Statement

1.1.32.	Plan Year

1.1.33.	Principal Sponsor

1.1.34.	Prior Plan Statement

1.1.35.	Reemployment Commencement Date

1.1.36.	Salary Reduction Election

1.1.37.	Severance from Service Date

1.1.38.	Subfund

1.1.39.	Trust Agreement

1.1.40.	Trustee

1.1.41.	Valuation Date

1.1.42.	Vested

1.1.43.	Vesting Service

1.2.	Compliance With Uniformed Services Employment and Reemployment Rights Act of 1994 and Heroes Earnings Assistance and Relief Tax Act of 2008

1.3.	Rules of Interpretation

1.4.	Special Effective Dates

SECTION 2.	ELIGIBILITY AND PARTICIPATION 12

2.1.	Eligibility

2.1.1.	General Eligibility Rule

2.1.2.	ERISA Fail Safe Rule

2.2.	Special Rule for Former Participants

2.3.	Salary Reduction Election

2.3.1.	In General

2.3.2.	Initial Election

2.4.	Modification of Salary Reduction Elections

2.4.1.	Increase or Decrease

2.4.2.	Cancellation of Salary Reduction Election

2.4.3.	Termination of Eligible Employment

2.4.4.	402(g) Limit

2.5.	Catch‑Up Contributions

2.5.1.	Enrollment

2.5.2.	Remittance

2.5.3.	Limitations and Testing

2.5.4.	Re‑characterization of Catch‑Up Contributions as Elective Deferrals

2.5.5.	Re‑characterization of Elective Deferrals as Catch‑Up Contributions

SECTION 3.	CONTRIBUTIONS AND ALLOCATION THEREOF 15

3.1.	Employer Contributions

3.1.1.	Source of Employer Contributions

3.1.2.	Limitation

3.1.3.	Form of Payment

3.2.	Salary Reduction Contributions

3.2.1.	Amount

3.2.2.	Allocation

3.3.	Safe Harbor Matching Contributions

3.3.1.	Amount

3.3.2.	Matching Contributions Determined on an Annual Basis

3.3.3.	Allocation

3.4.	Employer Discretionary Matching Contributions

3.4.1.	Amount

3.4.2.	Allocation

3.5.	Employer Non‑Elective Contributions

3.5.1.	Amount

3.5.2.	Allocation

3.5.3.	Eligible Participants

3.6.	Adjustments

3.6.1.	Make‑Up Contributions for Omitted Participants

3.6.2.	Mistaken Contributions

3.7.	Rollover Contributions

3.7.1.	Contingent Provision

3.7.2.	Eligible Contributions

3.7.3.	Specific Review

3.6.4.	Allocation

3.8.	Limitation on Annual Additions

3.9.	Effect of Disallowance of Deduction or Mistake of Fact

SECTION 4.	INVESTMENT AND ADJUSTMENT OF ACCOUNTS 19

4.1.	Establishment of Subfunds

4.1.1.	Establishing Commingled Subfunds

4.1.2.	Operational Rules

4.1.3.	Revising Subfunds

4.1.4.	Employer Stock Fund

4.1.5.	ERISA Section 404(c) Compliance

4.2.	Valuation and Adjustment of Accounts

4.2.1.	Valuation of Fund

4.2.2.	Adjustment of Accounts

4.2.3.	Rules

4.3.	Management and Investment of Fund

SECTION 5.	VESTING 24

5.1.	Fully Vested Accounts

5.2.	Regular Contribution Accounts

5.2.1.	Graduated Vesting

5.2.2.	Full Vesting

5.2.3.	Full Vesting Upon Plan Termination Before Forfeiture Event

5.2.4.	Special Rule for Partial Distributions

5.2.5.	Effect of Break on Vesting

SECTION 6.	MATURITY 26

6.1.	Events of Maturity

6.2.	Forfeitures

6.2.1.	Forfeiture of Nonvested Portion of Accounts

6.2.2.	Restoration Upon Rehire After Forfeiture

6.2.3.	Use of Forfeitures

6.2.4.	Source of Restoration

SECTION 7.	DISTRIBUTIONS AND LOANS 28

7.1.	Distributions to Participants Upon Event of Maturity

7.1.1.	Application For Distribution Required

7.1.2.	Spousal Consent Not Required

7.1.3.	Form of Distribution

7.1.4.	Time of Distribution

7.1.5.	Required Beginning Date

7.1.6.	Effect of Reemployment

7.1.7.	Death Prior to Distribution

7.2.	In‑Service Distributions

7.2.1.	Age 59‑1/2 Distributions

7.2.2.	Hardship Distributions

7.2.1.	In‑Service Distributions from Rollover Account

7.3.	Distributions to Beneficiary

7.3.1.	Application For Distribution Required

7.3.2.	Form of Distribution

7.3.3.	Time of Distribution

7.3.4.	Beneficiary’s Required Beginning Date

7.4.	Designation of Beneficiaries

7.4.1.	Right To Designate

7.4.2.	Spousal Consent

7.4.3.	Failure of Designation

7.4.4.	Disclaimers by Beneficiaries

7.4.5.	Definitions

7.4.6.	Special Rules

7.5.	General Distribution Rules

7.5.1.	Notices

7.5.2.	Direct Rollover

7.5.3.	Compliance with Section 401(a)(9) of the Code

7.5.4.	Distribution in Cash

7.5.5.	Facility of Payment

7.5.6.	Accounts of Lost Distributees and Lost Participants

7.6.	Loans

7.7.	Distributions under Qualified Domestic Relations Order

7.8.	Required Minimum Distributions

7.8.1.	Participant’s Required Beginning Date

7.8.1.	Participant’s Required Minimum Distributions

7.8.3.	Beneficiary’s Required Beginning Date

7.8.4.	Beneficiary’s Required Minimum Distributions

7.8.5.	Alternate Payee’s Required Minimum Distributions

SECTION 8.	SPENDTHRIFT PROVISIONS 42

SECTION 9.	AMENDMENT AND TERMINATION 43

9.1.	Amendment

9.2.	Discontinuance of Contributions and Termination of Plan

9.3.	Merger or Spinoff of Plans

9.3.1.	In General

9.3.2.	Limitations

9.3.3.	Beneficiary Designations

9.4.	Adoption by Other Employers

9.4.1.	Adoption by Consent

9.4.2.	Procedure for Adoption

9.4.3.	Effect of Adoption

SECTION 10.	INDEMNIFICATION 45

SECTION 11.	DETERMINATIONS - RULES AND REGULATIONS 46

11.1.	Determinations

11.2.	Claim and Review Procedures

11.2.1.	Initial Claim

11.2.2.	Notice of Initial Adverse Determinations

11.2.3.	Request for Review

11.2.4.	Claim on Review

11.2.5.	Notice of Adverse Determination for Claim on Review

11.3.	Claim and Review Procedures for Disability Claims Filed under the Plan

11.3.1.	Initial Disability Claim

11.3.2.	Notice of Initial Adverse Determination

11.3.3.	Request for Review

11.3.4.	Disability Claim on Review

11.3.5.	Notice of Adverse Determinations for Disability Claim on Review

11.4.	Rules and Regulations

11.4.1.	Adoption of Rules

11.4.2.	Special Rules

11.5.	Deadline to File Claim

11.6.	Exhaustion of Administrative Remedies

11.7.	Deadline to File Legal Action

11.8.	Knowledge of Fact by Participant Imputed to Beneficiary

11.9.	Venue

SECTION 12.	PLAN ADMINISTRATION 52

12.1.	Principal Sponsor

12.2.	Committee

12.2.1.	Appointment and Removal

12.2.2.	Automatic Removal

12.2.3.	Authority

v

12.2.4.	Majority Decisions

12.3.	Limitation on Authority

12.4.	Conflict of Interest

12.5.	Dual Capacity

12.6.	Administrator

12.7.	Named Fiduciaries

12.8.	Service of Process

12.9.	Administrative Expenses

12.10.	IRS Qualification

12.11.	Method of Executing Instruments

12.11.1.	Employer or Committee

12.11.2.	Trustee

12.12.	Rules and Regulations

12.13.	Information Furnished by Participants

12.14.	Receipt of Documents

12.15.	Powers of Attorney

12.16.	Guardians and Conservators

SECTION 13.	IN GENERAL 56

13.1.	Disclaimers

13.1.1.	Effect on Employment

13.1.2.	Sole Source of Benefits

13.1.3.	Co‑Fiduciary Matters

13.2.	Reversion of Fund Prohibited

13.3.	Contingent Top Heavy Plan Rules

13.4.	Continuity

13.5.	Execution in Counterparts

SCHEDULE I -	EMPLOYERS SI‑1

SCHEDULE II -	PLAN MERGERS AND TRANSFERS SII‑1
SCHEDULE III - SERVICE CREDITED WITH SPECIFIC PREDECESSOR

EMPLOYERS SIII‑1

APPENDIX A -	LIMITATION ON ANNUAL ADDITIONS A‑1

APPENDIX B -	CONTINGENT TOP HEAVY PLAN RULES B‑1

APPENDIX C -	401(k), 401(m) & 402(g) COMPLIANCE C‑1

APPENDIX D -	LOAN POLICY D‑1

BEST BUY
RETIREMENT SAVINGS PLAN
(2013 Restatement)
WHEREAS, The Principal Sponsor has heretofore established and maintained a profit sharing plan (the “Plan”) which, in most recent amended and restated form, is embodied in a document generally effective January 1, 2007 and entitled “Best Buy Retirement Savings Plan” (as amended); and
WHEREAS, This Plan document, in restated form, amends the Principal Sponsor’s original 401(k) profit sharing plan and trust, which was established effective October 1, 1990, was amended and restated in full on February 27, 2002, was amended and restated from time to time thereafter, most recently generally effective as of January 1, 2007, under an instrument entitled “Best Buy Retirement Savings Plan;” (as amended);
WHEREAS, The Principal Sponsor has reserved to itself the power to make further amendments of the Plan documents; and
WHEREAS, It is desired to amend and restate the Plan documents to be a profit sharing plan in a single document in the manner hereinafter set forth;
NOW, THEREFORE, The Plan documents are hereby amended and restated, effective as of January 1, 2013, to read in full as follows:

SECTION 1.    INTRODUCTION

1.1.    Definitions. When the following terms are used herein with initial capital letters, they shall have the following meanings:
1.1.1.    Accounts - the following Accounts will be maintained under the Plan for Participants:

(a)
Total Account - for convenience of reference, a Participant’s entire interest in the Fund, including the Participant’s Deferral Contribution Account, Safe Harbor Contribution Account, Regular Matching Contribution Account, Qualified Non‑Elective Contribution Account, Regular Employer Contribution Account, and Rollover Account.

(b)
Deferral Contribution Account - the Account maintained for each Participant to which are credited the Employer contributions made in consideration of such Participant’s elective contributions pursuant to Section 3.2 (or comparable provisions of the Prior Plan Statement, if any), together with any increase or decrease thereon.

(c)
Qualified Non‑Elective Contribution Account - the Account maintained for each Participant to which is credited the Participant’s allocable share of qualified non‑elective contributions made pursuant to the provisions of the Prior Plan Statement, together with any increase or decrease thereon.

(d)
Safe Harbor Contribution Account - the Account maintained for each Participant to which is credited the Participant’s allocable share of the Employer matching contributions made pursuant to Section 3.3 or made pursuant to Section 3.3 of Appendix C (or comparable provisions of the Prior Plan Statement, if any), together with any increase or decrease thereon.

(e)
Regular Matching Contribution Account - the Account maintained for each Participant to which is credited the Participant’s allocable share of the Employer discretionary matching contributions made pursuant to Section 3.4 (or comparable provisions of the Prior Plan Statement, if any), together with any increase or decrease thereon.

(f)
Regular Employer Contribution Account - the Account maintained for each Participant to which is credited the Participant’s allocable share of the Employer non‑elective contributions made pursuant to Section 3.5 (or comparable provisions of the Prior Plan Statement, if any), together with any increase or decrease thereon.

(g)
Rollover Account - the Account maintained for each Participant to which are credited the Participant’s rollover contributions made pursuant to Section 3.7 (or comparable provisions of the Prior Plan Statement, if any), together with any increase or decrease thereon.

1.1.2.    Affiliate - a business entity which is not an Employer but which is part of a “controlled group” with the Employer or under “common control” with the Employer or which is a member of an “affiliated service group” that includes the Employer, as those terms are defined in section 414(b), (c) and (m) of the Code. A business entity which is a predecessor to the Employer shall be treated as an Affiliate if the Employer maintains a plan of such predecessor business entity or if, and to the extent that, such treatment is otherwise required by regulations under section 414(a) of the Code. A business entity shall also be treated as an Affiliate if, and to the extent that, such treatment is required by regulations under section 414(o) of the Code. In addition to said required treatment, the Principal Sponsor may, in its discretion, designate as an Affiliate any business entity which is not such a “controlled group,” “common control,” “affiliated service group” or

“predecessor” business entity but which is otherwise affiliated with the Employer, subject to such limitations as the Principal Sponsor may impose.
1.1.3.    Alternate Payee - any spouse, former spouse, child or other dependent of a Participant who is recognized by a qualified domestic relations order as having a right to receive all or a portion of the Account of a Participant under the Plan.

1.1.4.    Annual Valuation Date - each December 31 (or, if such date is not a Valuation Date, then the Annual Valuation Date shall instead be the nearest preceding Valuation Date).

1.1.5.    Beneficiary - a person designated by a Participant (or automatically by operation of this Plan Statement) to receive all or a part of the Participant’s Vested Total Account in the event of the Participant’s death prior to full distribution thereof. A person so designated shall not be considered a Beneficiary until the death of the Participant.

1.1.6.    Code - the Internal Revenue Code of 1986, including applicable regulations for the specified section of the Code. Any reference in this Plan Statement to a section of the Code, including the applicable regulation, shall be considered also to mean and refer to any subsequent amendment or replacement of that section or regulation.

1.1.7.    Committee - the Benefits Committee of the Principal Sponsor.

1.1.8.    Disability - a Participant will be considered to have incurred a Disability if the Participant provides to the Committee an official written determination that the individual will be eligible for benefits under the federal Social Security Act as now enacted or hereinafter amended (when any waiting period expires). A Participant disabled on the date the Committee is notified in writing that the Participant satisfies the definition of Disability.

1.1.9.    Early Retirement Age - the date a Participant attains age sixty (60) years.

1.1.10.    Effective Date - the effective date of this restatement is January 1, 2013. The original effective date of the Plan was October 1, 1990.

1.1.11.    Eligibility Service - a measure of an employee’s employment with the Employer and all Affiliates which is equal to the employee’s Period of Service; subject, however, to the following rules:

(a)	Period of Service. Except as provided below, an employee’s Eligibility Service as of any date shall be equal to the employee’s Period of Service determined as of that same date.

(b)
Period of Severance. No Eligibility Rule of Parity. If an employee has a Period of Severance and returns thereafter to employment with the Employer or an Affiliate, both employment before and employment after such Period of Severance shall be taken into account in computing Eligibility Service.

1.1.12.    Eligible Compensation - § 415 compensation as defined in Section 1.7 of Appendix A, subject to the following:

(a)
Excluded Items. In determining a Participant’s Eligible Compensation there shall be excluded all of the following: (i) reimbursements or other expense allowances, moving expense payments and other similar payments, (ii) welfare and fringe benefits (both cash and non‑cash) including third party sick pay (e.g., short term and long term disability insurance benefits), (iii) income imputed from insurance coverages and premiums or from the use of automobiles or airplanes and other similar amounts, (iv) all severance payments, and (v) all deferred compensation (both when deferred and when received).

(b)
Pre‑Participation Employment. Remuneration paid by the Employer attributable to periods prior to the date the Participant became a Participant in the Plan shall not be taken into account in determining the Participant’s Eligible Compensation.

(c)	Non‑Eligible Employment. Remuneration paid by the Employer for employment that is not Eligible Employment shall not be taken into account in determining a Participant’s Eligible Compensation.

(d)	Attribution to Periods. A Participant’s Eligible Compensation shall be considered attributable to the period in which it is actually paid and not when earned or accrued.

(e)
Multiple Employers. If a Participant is employed by more than one Employer in a Plan Year, such Participant’s Eligible Compensation shall be the Participant’s total Eligible Compensation from all Employers (that is, a separate amount of Eligible Compensation shall not be determined for each Employer).

(f)
Annual Maximum. A Participant’s Eligible Compensation for a Plan Year shall not exceed the annual compensation limit under section 401(a)(17) of the Code, which is Two Hundred Thousand Dollars ($200,000) for the Plan Year beginning in 2002 (as adjusted under the Code and by the Secretary of the Treasury for cost of living increases) (e.g., $255,000 in 2013). If a Participant who has a Salary Reduction Election in effect earns compensation in excess of the annual compensation limit at any time during the Plan Year, such Participant may continue to make elective contributions with respect to compensation that would qualify as Eligible Compensation but for the annual limit, but only to the extent that such Participant’s total elective contributions for the Plan Year do not exceed the percentage limit on reduction of Eligible Compensation for such Plan Year established pursuant to Section 2.3 or the dollar limit in effect for that taxable year under section 402(g) of the Code.

1.1.13.    Eligible Employment - all service with the Employer by persons classified by the Employer as an employee on both payroll and personnel records; subject, however, to the following:

(a)	Exclusions. Services classified by the Employer as being performed in the following categories of employment shall be excluded from Eligible Employment:

i.
employment in a unit of employees whose terms and conditions of employment are subject to a collective bargaining agreement between the Employer and a union representing that unit of employees, unless (and to the extent) such collective bargaining agreement provides for the inclusion of those employees in the Plan,

ii.	employment of a nonresident alien who is not receiving any earned income from the Employer which constitutes income from sources within the United States,

iii.
employment of a United States citizen or a United States resident alien outside the United States unless and until the Committee shall declare such employment to be Eligible Employment (if such a designation is made, the Committee also shall specify the extent to which the compensation payable to such employee by the Employer, the foreign Affiliate, or both shall be recognized for purposes of the Plan), and

iv.
employment in a division or facility of the Employer which is not in existence on January 1, 2013 (that is, was acquired, established, founded or produced by the liquidation or similar discontinuation of a separate subsidiary after January 1, 2013) unless and until the Committee shall declare such employment to be Eligible Employment.

(b)
Non‑Employees. Services performed for the Employer by an individual who is not classified by the Employer as an employee on both payroll and personnel records shall not be considered Eligible Employment. Without limiting the generality of the foregoing, such services shall include services performed by an individual classified by the Employer as a Leased Employee, leased owner, leased manager, shared employee, shared leased employee, temporary worker, independent contractor, contract worker, agency worker, freelance worker or other similar classification.

(c)
Loaned Employees. An individual is employed in Eligible Employment if the individual meets the following requirements: (1) the individual is employed in Eligible Employment with an Employer (the “transferor Employer”) that has adopted this Plan for all its employees in Eligible Employment, and then transfers or loans the individual to an Affiliate (the “recipient Employer”), (2) the transferor Employer continues to pay the individual through its payroll system, but the individual works for the recipient Employer on a substantially full‑time basis as a common law employee of the recipient Employer and (3) the recipient Employer has adopted the Plan only for the benefit of transferred or loaned employees who meet the requirements of (1) and (2) above.

(d)
Effect of Classification. The Employer’s classification of an individual at the time of inclusion in or exclusion from Eligible Employment shall be conclusive for the purpose of the foregoing rules. No reclassification of an individual’s status with the Employer, for any reason, without regard to whether it is initiated by a court, governmental agency or otherwise and without regard to whether or not the Employer agrees to such reclassification, shall result in the individual being retroactively included in Eligible Employment. Notwithstanding anything to the contrary in this provision, however, the Committee may declare that a reclassified individual will be included in Eligible Employment prospectively. Any uncertainty concerning an individual’s classification shall be resolved by excluding the individual from Eligible Employment.

1.1.14.    Employer - the Principal Sponsor, each business entity listed in Schedule I to the Plan Statement, and any other business entity affiliated with the Principal Sponsor that adopts the Plan pursuant to Section 9.4, and any successor thereof that adopts the Plan.

1.1.15.    Employer Stock Fund - an investment fund under the Plan, the sole purpose of which is to permit employees to invest in a fund that holds common stock of the Principal Sponsor through the Plan, as described in more detail in Section 4.1.4.

1.1.16.    Employer Stock Fund Fiduciary - the independent fiduciary who is the named fiduciary with exclusive authority and discretion to direct the Trustee with respect to the continued offering and operation of the Employer Stock Fund and with respect to the continued holding of qualifying employer securities in the Employer Stock Fund, as described in this Section 4.1.4 of the Plan. Such Employer Stock Fund Fiduciary shall be an Investment Manager that acknowledges in writing that it is a fiduciary with respect to the Plan.

1.1.17.    Employment Commencement Date - the date upon which an employee first performs one (1) Hour of Service for the Employer or an Affiliate (without regard to whether such Hour of Service is performed in Eligible Employment or otherwise).

1.1.18.    Enrollment Date -(i) the first day of each calendar month, (ii) the date upon which an employee who had previously met the eligibility requirements of Section 2.1 but who was not then in Eligible Employment is transferred to Eligible Employment (applicable for such individual only), and (iii) the date upon which a former employee who had previously met the eligibility requirements of Section 2.1 is reemployed in Eligible Employment (applicable for such individual only).

1.1.19.    ERISA - the Employee Retirement Income Security Act of 1974, including applicable regulations for the specified section of ERISA. Any reference in this Plan Statement to a section of ERISA, including the applicable regulation, shall be considered also to mean and refer to any subsequent amendment or replacement of that section or regulation.

1.1.20.    Event of Maturity - any of the occurrences described in Section 6 by reason of which a Participant or Beneficiary may become entitled to a distribution from the Plan.

1.1.21.    Fund - the assets of the Plan held by the Trustee from time to time, including all contributions and the investments and reinvestments, earnings and profits thereon, whether invested under the general investment authority of the Trustee or under the terms applicable to any Subfund established pursuant to Section 4.1.

1.1.22.    Highly Compensated Employee - any employee who (a) is a five percent (5%) owner (as defined in Appendix B) at any time during the current Plan Year or the preceding Plan Year, or (b) receives compensation from the Employer and all Affiliates during the preceding Plan Year in excess of Eighty Thousand Dollars ($80,000) (as adjusted under the Code for cost‑of‑living increases); provided, however, the number of Highly Compensated Employees shall be limited to the top 20% of employees ranked on the basis of compensation in the preceding Plan Year, excluding those employees described in section 414(q)(5) of the Code. For this purpose, “compensation” means § 415 compensation as defined in Appendix A. Compensation for any employee who performed services for only part of a year is not annualized for this purpose.

1.1.23.    Hours of Service - an Hour of Service means each hour for which the employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliate, and each hour for back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer or an Affiliate. Such hours shall be credited to the employee for the period or periods in which the duties are performed.

1.1.24.    Investment Manager - the person or persons, other than the Trustee, appointed pursuant to the Trust Agreement to manage all or a portion of the Fund or any Subfund and who qualifies as an investment manager under section 3(38) of ERISA.

1.1.25.    Leased Employee - any individual (other than an employee of the Employer or an Affiliate) who performs services for the Employer or an Affiliate if (i) services are performed under an agreement between the Employer or an Affiliate and any other individual or company, (ii) the individual performs services for the Employer or an Affiliate on a substantially full time basis for a period of at least twelve (12) consecutive months, and (iii) the individual’s services are performed under the primary direction or control of the Employer or an Affiliate. In determining whether an individual is a Leased Employee of the Employer or an Affiliate, all prior service with the Employer or an Affiliate (including employment as a common law employee) shall be used for purposes of satisfying (ii) above. No individual shall be considered a Leased Employee unless and until all conditions have been satisfied.

1.1.26.    Normal Retirement Age - the date a Participant attains age sixty‑five (65) years.

1.1.27.    Participant - an employee of the Employer who becomes a Participant in the Plan in accordance with the provisions of Section 2 or any comparable provision of the Prior Plan Statement. An employee who has become a Participant shall be considered to continue as a Participant in the Plan until the date of the Participant’s death or, if earlier, the date when the Participant is no longer employed in Eligible Employment and upon which the Participant no longer has any Account under the Plan (that is, the Participant has both received a distribution of all of the Participant’s Vested Total Account, if any, and the non‑Vested portion of the Participant’s Total Account, if any, has been forfeited and disposed of as provided in Section 6.2).

1.1.28.    Period of Service - a measure of an employee’s employment with the Employer and all Affiliates which is equal to the period commencing on the employee’s Employment Commencement Date or Reemployment Commencement Date, whichever is applicable, and ending on the next following Severance from Service Date; provided, however:

(a)
Aggregation. Unless some or all of an employee’s service may be disregarded pursuant to other rules of this Plan Statement, all discontinuous Periods of Service shall be aggregated in determining the total of an employee’s Period of Service. A Period of Service shall be stated in years and days and when aggregating discontinuous periods of less than one (1) year, three hundred sixty five (365) days shall equal one (1) year.

(b)
Service Spanning No. 1. If an employee quits, is discharged or retires from service with the Employer and all Affiliates and performs an Hour of Service within the twelve (12) months following the Severance from Service Date, that Period of Severance shall be deemed to be a Period of Service.

(c)
Service Spanning No. 2. If an employee severs from service by reason of a quit, a discharge or retirement during the first twelve (12) months of an absence from service for any reason other than a quit, a discharge, retirement or death, and then performs an Hour of Service within the twelve (12) months following the date on which the employee was first absent from service, the Period of Severance shall be deemed to be a Period of Service.

(d)
Special Rules. To the extent required under section 414 of the Code, services of Leased Employees, leased owners, leased managers, shared employees, shared leased employees, temporary workers, independent contractors, contract workers, agency workers, freelance workers and other similar classifications by the Employer or an Affiliate shall be taken into account as if such services were performed as a common law employee of the Employer for the purposes of determining Eligibility Service and Vesting Service. For purposes of the Plan, application of the leased employee rules under section 414(n) of the Code shall be subject to the following: (i) ”contingent services” shall mean services performed by a person for the Employer or an Affiliate during the period the person has not performed the services on a substantially full time basis for a period of at least twelve (12) consecutive months, (ii) except as provided in (iii), contingent services shall not be taken into account for purposes of determining Eligibility Service and Vesting Service, (iii) contingent services performed by a person who has become a Leased Employee shall be taken into account for purposes of determining Eligibility Service and Vesting Service, and (iv) all service performed as a Leased Employee (i.e., all service following the date an individual has satisfied all three requirements for becoming a Leased Employee) shall be taken into account for purposes of determining Eligibility Service and Vesting Service.

1.1.29.    Period of Severance - the period of time commencing on an employee’s Severance from Service Date and ending on the date on which that employee next again performs an Hour of Service for the Employer or for an Affiliate (without regard to whether such Hour of Service is performed in Eligible Employment or otherwise). A Period of Severance shall be stated in years and days. Notwithstanding the foregoing, for the limited purpose of determining the length of a Period of Severance, the Severance from Service Date for an employee shall be advanced during any period of an absence from work (which began after December 31, 1984) due to the pregnancy of the employee, the birth of a child of the employee, the placement of a child with the employee in connection with the adoption of such child by the employee, or for the purpose of caring for such child for a period beginning immediately following such birth or placement. In no event, however, shall the Severance from Service Date be advanced under the foregoing sentence to a date that is later than the last day of the calendar month which is two (2) years after the first of such absence. This adjustment in the Severance from Service Date shall not be made until the employee furnishes timely information which may be reasonably required by the Committee to establish that the absence from work is for a reason for which this adjustment will be made.

1.1.30.    Plan - the tax‑qualified profit sharing plan of the Employer established for the benefit of employees eligible to participate therein, as first set forth in the Prior Plan Statement and as amended and restated in this Plan Statement. (As used herein, “Plan” refers to the legal entity established by the Employer and not to the documents pursuant to which the Plan is maintained. Those documents are referred to herein as the “Prior Plan Statement” and the “Plan Statement.”) The Plan shall be referred to as the “BEST BUY RETIREMENT SAVINGS PLAN.”

1.1.31.    Plan Statement - this document entitled “BEST BUY RETIREMENT SAVINGS PLAN (2013 Restatement)” as adopted by the Principal Sponsor generally effective as of January 1, 2013, as the same may be amended from time to time.

1.1.32.    Plan Year - the twelve (12) consecutive month period ending on any December 31. Before June 1, 2000, a “Plan Year” was a twelve (12) consecutive month period that began June 1 and ended May 31. In 2000, a short Plan Year began June 1, 2000, and ended December 31, 2000

1.1.33.    Principal Sponsor - Best Buy Co., Inc.

1.1.34.    Prior Plan Statement - the series of documents pursuant to which the Plan was established effective as of October 1, 1990, and operated thereafter until January 1, 2013.

1.1.35.    Reemployment Commencement Date - the date upon which an Employee first performs an Hour of Service for the Employer or for an Affiliate following a Period of Severance that is not deemed to be a Period of Service (without regard to whether such Hour of Service is performed in Eligible Employment or otherwise).

1.1.36.    Salary Reduction Election - the election made by a Participant as provided in Section 2.3.

1.1.37.    Severance from Service Date - the earlier of:

(a)	the date upon which an employee quits, is discharged or retires from service with the Employer and all Affiliates, or dies; or

(b)
the date which is the first anniversary of the first day of a period in which an employee remains continuously absent from service (with or without pay) with the Employer and all Affiliates for any reason other than a quit, a discharge, retirement or death, such as vacation, holiday, sickness, disability, leave of absence or layoff.

1.1.38.    Subfund - a separate pool of assets of the Fund set aside for investment purposes under Section 4.1.

1.1.39.    Trust Agreement - the written agreement entered into by the Principal Sponsor (or its delegate) and the Trustee.

1.1.40.    Trustee - State Street Bank and Trust Company, a trust company organized under the laws of the Commonwealth of Massachusetts, and its successor or successors in trust.

1.1.41.    Valuation Date - any date that both the New York Stock Exchange and the Trustee are open and conducting business.

1.1.42.    Vested - nonforfeitable.

1.1.43.    Vesting Service - a measure of an employee’s employment with the Employer and all Affiliates which is equal to the employee’s Period of Service; subject, however, to the following rules:

(a)	Period of Service. Except as provided below, an employee’s Vesting Service as of any date shall be equal to the employee’s Period of Service determined as of that same date.

(b)
Vesting in Pre Five Year Severance Accounts. If an employee has a five (5) year (or longer) Period of Severance, the employee’s Regular Matching Contribution Account and Regular Employer Contribution Account shall be divided into the portion attributable to Employer contributions allocated with respect to employment before such Period of Severance and the portion attributable to Employer contributions allocated with respect to employment after such Period of Severance and employment after such five (5) year (or longer) Period of Severance shall not be taken into account in computing the Vested percentage in the employee’s Regular Matching Contribution Account and Regular Employer Contribution Account attributable to Employer contributions allocated with respect to employment before such five (5) year (or longer) Period of Severance.

(c)
Vesting in Post Five Year Severance Accounts. Except as provided in the following sentences of this paragraph, if an employee has a Period of Severance and returns thereafter to employment with the Employer or an Affiliate, both employment before and employment after such Period of Severance shall be taken into account in computing the Vested percentage in the employee’s Regular Matching Contribution Account and Regular Employer Contribution Account attributable to Employer contributions allocated with respect to employment after such Period of Severance. If, however, the employee does not have any Vested interest in a Regular Matching Contribution Account or a Regular Employer Contribution Account upon the occurrence of a Period of Severance which equals or exceeds in length the greater of five (5) years or the employee’s prior Vesting Service, such prior Vesting Service shall be disregarded. Any Vesting Service disregarded by a prior application of this paragraph need not thereafter be taken into account.

1.2.    Compliance With Uniformed Services Employment and Reemployment Rights Act of 1994 and Heroes Earnings Assistance and Relief Tax Act of 2008. Compliance With Uniformed Services Employment and Reemployment Rights Act of 1994 and Heroes Earnings Assistance and Relief Tax Act of 2008. Effective for veterans rehired on or after December 12, 1994, and notwithstanding any provision of the Plan Statement to the contrary, contributions, benefits or service credits, if any, will be provided in accordance with section 414(u) of the Code. Effective January 1, 2009, and notwithstanding any provision of the Plan Statement to the contrary, (i) differential pay (as defined in section 3401(h)(2) of the Code) shall be included in compensation that is used to determine benefits, (ii) the death after 2006 of a Participant during qualified military service (as defined in section 414(u)(5) of the Code) will be treated as death while in the employment of the Employer and all Affiliates for purposes of any benefits (other than benefit accruals related to the period of qualified military service) to which the Participant’s survivors would have been entitled had the Participant resumed employment and then terminated employment on account of death, and (iii) subject to the conditions under section 414(u)(9) of the Code, any individual who cannot be reemployed after qualified military service on account of death or disability shall be deemed to have been reemployed in accordance with reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 as of the day before death or disability and then terminated on the date of death or disability for benefit accrual purposes under section 414(u)(1) of the Code.

1.3.    Rules of Interpretation. An individual shall be considered to have attained a given age on the individual’s birthday for that age (and not on the day before). The birthday of any individual born on a February 29 shall be deemed to be February 28 in any year that is not a leap year. When used in the Plan Statement, the words “spouse,” “surviving spouse,” “former spouse,” “marriage,” “married” and the like shall be construed and interpreted on a basis consistent with the definitions of “marriage” and “spouse” found in the federal statute known as the Defense of Marriage Act. Notwithstanding any other provision of this Plan Statement or any election or designation made under the Plan, any individual who feloniously and intentionally kills a Participant or Beneficiary shall be deemed for all purposes of this Plan and all elections and designations made under this Plan to have died before such Participant or Beneficiary. A final judgment or conviction of felonious and intentional killing is conclusive for the purposes of this Section. In the absence of a conviction of felonious and intentional killing, the Committee shall determine whether the killing was felonious and intentional for the purposes of this Section. Whenever appropriate, words used herein in the singular may be read in the plural, or words used herein in the plural may be read in the singular; the masculine may include the feminine and the feminine may include the masculine; and the words “hereof,” “herein” or “hereunder” or other similar compounds of the word “here” shall mean and refer to this entire Plan Statement and not to any particular paragraph or Section of this Plan Statement unless the context clearly indicates to the contrary. The titles given to the various Sections of this Plan Statement are inserted for convenience of reference only and are not part of this Plan Statement, and they shall not be considered in determining the purpose, meaning or intent of any provision hereof. Any reference in this Plan Statement to a statute or regulation shall be considered also to mean and refer to any subsequent amendment or replacement of that statute or regulation. This document has been executed and delivered in the State of Minnesota and has been drawn in conformity to the laws of that State and shall, except to the extent that federal law is controlling, be construed and enforced in accordance with the laws of the State of Minnesota.

1.4.    Special Effective Dates. Notwithstanding the general Effective Date of January 1, 2013, the following provisions shall have different effective dates.
Section 1.1.11 (defining Eligibility Service based on elapsed time rules) shall be effective for (a) employees first hired (or re‑hired if such employee has not already completed one (1) year of Eligibility Service at the time of re‑hire) on or after April 18, 2013, and (b) employees hired prior to April 18, 2013 who have not yet completed one (1) year of Eligibility Service as of April 18, 2013. For all other employees, the provisions of the Prior Plan Statement shall govern.

Section 2.5 (providing for automatic enrollment for catch-up contributions) shall be effective June 6, 2013.

Section 7.1.1(a) (reducing the dollar limit for forced distributions of small balances from $5,000 to $1,000) shall be effective April 18, 2013.

The direct debit provisions in the Loan Policy attached as Appendix D shall be effective April 18, 2013.

SECTION 2.
ELIGIBILITY AND PARTICIPATION

2.1.    Eligibility.

2.1.1.    General Eligibility Rule. Each employee who: (a) is initially hired into Eligible Employment, (b) is at least age eighteen (18) years, and (c) is then scheduled to work at least thirty‑two (32) Hours of Service per week, shall become a Participant on the Enrollment Date coincident with or next following the date that is sixty (60) days after the employee’s first day of Eligible Employment. For purposes of the sixty (60) day period, the Plan does not apply any minimum Hour of Service requirement. Any paid or unpaid leave granted by the Employer to an employee who was regularly scheduled to work at least thirty‑two (32) Hours of Service per week at the time the leave began, shall count toward the 60 day period.

2.1.2.    ERISA Fail Safe Rule. Each other employee shall become a Participant on the Enrollment Date coincident with or next following the date as of which the employee has both: (a) attained age eighteen (18) years, and (b) completed one (1) year of Eligibility Service, if the employee is then employed in Eligible Employment. If the employee is not then employed in Eligible Employment, the employee shall become a Participant on the first date thereafter upon which the employee enters Eligible Employment.

2.2.    Special Rule for Former Participants. A Participant whose employment with the Employer terminates and who subsequently is reemployed by the Employer shall immediately reenter the Plan as a Participant upon the Participant’s return to Eligible Employment.

2.3.    Salary Reduction Election.

2.3.1.    In General . Subject to the following rules, the Salary Reduction Election of each Participant shall provide for elective contributions through a reduction of not less than one percent (1%) nor more than fifty percent (50%) of the amount of Eligible Compensation which otherwise would be paid to the Participant by the Employer each payday. The Committee may, from time to time under rules, change the minimum and maximum allowable elective contributions. The Committee shall specify the method (including telephonic, electronic or similar methods) of providing or modifying a Salary Reduction Election and all procedures for providing and accepting Salary Reduction Elections and notices, including requirements for advance notice. The Salary Reduction Election shall apply to all of the Participant’s Eligible Compensation, unless the Committee permits the Participant to specify in the Salary Reduction Election that the election will be limited to certain Eligible Compensation.

2.3.2.    Initial Election. Each Participant may, upon giving prior notice to the Committee, enroll for elective contributions by making an affirmative Salary Reduction Election prior to the date as of which the Participant desires to make it effective. Such Salary Reduction Election may provide for a reduction in the amount of Eligible Compensation which otherwise would be paid to the Participant by the Employer each pay date and such reduction shall not exceed the maximum allowable amount of reduction described in Section 2.3.1. Such Salary Reduction Election shall be effective as of the first pay date for which implementation is administratively practicable.

2.4.    Modification of Salary Reduction Elections. The Salary Reduction Election of a Participant may be modified as follows:

2.4.1.    Increase or Decrease. A Participant may, upon giving prior notice to the Committee, modify the Salary Reduction Election to increase or decrease the amount of elective contributions. Such increase or decrease shall be effective as soon as administratively practicable following the receipt and processing of such increase or decrease.

2.4.2.    Cancellation of Salary Reduction Election. A Participant who has a Salary Reduction Election in effect may, upon giving prior notice to the Committee, completely terminate the Salary Reduction Election beginning as soon as administratively practicable following the receipt and processing of such termination election. Thereafter, such Participant may provide a new Salary Reduction Election effective as of any subsequent payroll period if the Participant is then employed in Eligible Employment.

2.4.3.    Termination of Eligible Employment. The Salary Reduction Election of a Participant who ceases to be employed in Eligible Employment shall be terminated automatically as of the date the Participant ceases to be employed in Eligible Employment.

2.4.4.    402(g) Limit. A Participant’s elective contributions under this Plan and any other plan of the Employer and Affiliates for the Participant’s taxable year shall not exceed the dollar limit in effect for that taxable year under section 402(g) of the Code (which is $17,500 for 2013 and which is thereafter adjusted under the Code and by the Secretary of Treasury for cost‑of‑living increases) and a Participant’s Salary Reduction Election shall be canceled automatically to limit the Participant’s elective contributions accordingly. The Salary Reduction Election of any Participant whose elective contributions are canceled during a Plan Year under this Section 2.4.4 shall be reinstated automatically effective as of the first pay date in the subsequent Plan Year, if on such date, the Participant is employed in Eligible Employment.

2.5.    Catch‑Up Contributions.
2.5.1.    Enrollment. With respect to each Plan Year, a Participant who makes elective contributions for a Plan Year, who attains age fifty (50) or greater during that calendar year, who reaches the dollar limitation on elective contributions in section 402(g)(1) of the Code (the “402(g) limit”) before the last day of that calendar year, will automatically be enrolled to make catch up contributions unless the Participant elects not to make catch up contributions. The Employer will continue to deduct amounts in the same percent as the percent elected by the Participant for elective contributions from the Participant’s Eligible Compensation for these catch‑up contributions. Once the Participant reaches the 402(g) limit, the Participant may change the election to make catch up contributions in the same manner as the Participant elects to make or discontinue elective contributions to the Plan. If a Participant has elected to defer the maximum percent of Eligible Compensation permitted under Section 2.3 and is not anticipated to reach the 402(g) limit, then the Participant may elect to have an additional amount (up to the limit under section 414(v) of the Code) deducted from the Participant’s Eligible Compensation as a catch‑up contribution.

2.5.2.    Remittance. Catch‑up contributions shall be deducted by the Employer from the Participant’s Eligible Compensation.

(a)	Catch‑up elective contributions shall be accounted for separately from other elective contributions.

(b)	A Participant’s catch‑up elective contributions shall be credited to that Participant’s Deferral Contribution Account.

2.5.3.    Limitations and Testing. Except as hereinafter provided for re‑characterized catch‑up elective contributions and notwithstanding any other provision of this Plan Statement to the contrary, the following rules shall apply to catch‑up elective contributions.

(a)
Section 402(g) Annual Limit. Catch‑up elective contributions shall not be subject to the annual contribution limit under section 402(g) of the Code and Section 2.3 of this Plan Statement, but shall be subject to the applicable annual contribution limit specified in section 414(v) of the Code (e.g., $5,500 for 2013).

(b)	ADP Testing. Catch‑up elective contributions shall not be subject to the average deferral percentage test under section 401(k) of the Code and Appendix C of this Plan Statement.

(c)
§ 415(c) Annual Addition Limit. Catch‑up elective contributions shall not be subject to the limitation on annual additions to the Participant’s accounts under section 415(c) of the Code and Appendix A of this Plan Statement.

2.5.4.    Re‑characterization of Catch‑Up Contributions as Elective Deferrals. To the extent that, apart from catch‑up elective contributions, a Participant has failed to make the maximum allowable elective contributions for the Participant’s taxable year (e.g., could have made additional elective contributions (i) without exceeding the 402(g) limit and Section 2.3 of this Plan Statement, (ii) without exceeding the average deferral percentage test specified in section 401(k) of the Code and Appendix C of this Plan Statement, (iii) without exceeding the limitations on annual additions under section 415(c) of the Code and Appendix A of this Plan Statement, and (iv) without exceeding any other limit imposed under the Plan), any amounts initially characterized as catch‑up elective contributions shall be, as of the last day of the calendar year, re‑characterized as elective contributions (and not catch‑up elective contributions). Any amounts re‑characterized shall be treated as elective contributions (and not catch‑up elective contributions) for all purposes of the Plan, except such contributions shall not be eligible for employer matching contributions.

2.5.5.    Re‑characterization of Elective Deferrals as Catch‑Up Contributions. To the extent that (i) a Participant is eligible to make catch‑up elective contributions as provided under Section 2.5.1, (ii) the Participant has excess elective deferrals (either in excess of the annual contribution limit under section 402(g) of the Code, in excess of the limit in Section 2.3 of this Plan Statement, or in excess of the average deferral percentage test specified in section 401(k) of the Code and Appendix C of this Plan Statement), and (iii) the Participant has not exceeded the applicable annual contribution limit specified in section 414(v) of the Code, any amount initially characterized as elective contributions (and not as catch‑up elective contributions) shall be re‑characterized as catch‑up elective contributions to the extent permitted under section 414(v) of the Code. Any amounts re‑characterized shall be treated as catch‑up elective contributions (and not elective contributions) for all purposes of the Plan.

SECTION 3.
CONTRIBUTIONS AND ALLOCATION THEREOF

3.1.    Employer Contributions.

3.1.1.    Source of Employer Contributions. All Employer contributions to the Plan may be made without regard to profits.

3.1.2.    Limitation. The contribution of the Employer to the Plan for any year, when considered in light of its contribution for that year to all other tax‑qualified plans it maintains, shall, in no event, exceed the maximum amount deductible by it for federal income tax purposes as a contribution to a tax‑qualified profit sharing plan under section 404 of the Code. Each such contribution to the Plan is conditioned upon its deductibility for such purpose.

3.1.3.    Form of Payment. The appropriate contribution of the Employer to the Plan, determined as herein provided, shall be paid to the Trustee and may be paid either in cash or in other assets of any character of a value equal to the amount of the contribution or in any combination of the foregoing ways.

3.2.    Salary Reduction Contributions.

3.2.1.    Amount. Within the time required by regulations of the United States Department of Labor, the Employer shall contribute to the Trustee for deposit in the Fund the reduction in Eligible Compensation which was elected by each Participant pursuant to a Salary Reduction Election.

3.2.2.    Allocation. The portion of this contribution made with respect to each Participant shall be allocated to that Participant’s Deferral Contribution Account for the Plan Year with respect to which it is made and, for the purposes of Section 4, shall be credited as soon as practicable after it is received by the Trustee.

3.3.    Safe Harbor Matching Contributions.

3.3.1.    Amount. The Employer shall contribute to the Trustee for deposit in the Fund and for crediting to the Participant’s Safe Harbor Contribution Account an amount which will equal one hundred percent (100%) of the first three percent (3%) and fifty percent (50%) of the next two percent (2%) of reduction in Eligible Compensation for each pay period which was agreed to by the Participant pursuant to a Salary Reduction Election. Safe harbor matching contributions which are made with respect to any elective contributions made during any quarter of the Plan Year shall be delivered to the Trustee for deposit in the Fund no later than the last day of the immediately following quarter of the Plan Year.

3.3.2.    Matching Contributions Determined on an Annual Basis. If the safe harbor matching contributions made with respect to any Participant for the Plan Year are less than one hundred percent (100%) of the first three percent (3%) and fifty percent (50%) of the next two percent (2%) of reduction in Eligible Compensation for such Plan Year, then the Employer shall make an additional “true‑up” matching contribution to the Plan so that the total matching contributions with respect to such Participant for such Plan Year will equal one hundred percent (100%) of the first three percent (3%) and fifty percent (50%) of the next two percent (2%) of the Participant’s reduction in Eligible Compensation for such Plan Year. Such “true‑up” matching contribution shall be delivered to the Trustee for deposit in the Fund not later than the time prescribed by federal law (including extensions) for filing the federal income tax return of the Employer for the taxable year in which the Plan Year ends.

3.3.3.    Allocation. The Employer safe harbor matching contribution which is made with respect to a Participant shall be allocated to that Participant’s Safe Harbor Contribution Account for the Plan Year with respect to which it is made and, for the purposes of Section 4, shall be credited as soon as practicable after it is received by the Trustee.

3.4.    Employer Discretionary Matching Contributions.

3.4.1.    Amount. The Employer may elect to make discretionary matching contributions to the Plan that are in addition to the Employer’s basic matching contributions under Section 3.3 above, subject to the following limitations: (a) the Employer may not make any discretionary matching contributions with respect to elective contributions that exceed six percent (6%) of the Participant’s reduction in Eligible Compensation for the Plan Year; (b) the amount of discretionary matching contribution allocated to a Participant for the Plan Year may not exceed four percent (4%) of the Participant’s Eligible Compensation for the Plan Year; (c) the rate of any discretionary matching contributions may not increase as the rate of elective contributions increases; and (d) a Highly Compensated Employee may not receive a rate of match greater than the rate of match for any non‑Highly Compensated Employee. The Employer shall determine a “matching percentage” and a “matching level” (that is, the highest percent of reduction in Eligible Compensation that will be matched for each pay period which was agreed to by the Participant, not in excess of six percent (6%) reduction in Eligible Compensation for such period). If the Employer makes no such determination, the “matching percentage” and “matching level” shall each be zero percent (0%) for that Plan Year. Such Employer matching contributions shall be delivered to the Trustee for deposit in the Fund not later than the time prescribed by federal law (including extensions) for filing the federal income tax return of the Employer for the taxable year in which the Plan Year ends.

3.4.2.    Allocation. The Employer discretionary matching contribution for a Plan Year shall be allocated to that Participant’s Regular Matching Contribution Account for the Plan Year with respect to which it is made and, for the purposes of Section 4, shall be credited as soon as practicable after it is received by the Trustee.

3.5.    Employer Non‑Elective Contributions.

3.5.1.    Amount. The Employer may (but shall not be required to) make discretionary non‑elective contributions from year to year during the continuance of the Plan in such amounts as the Employer shall from time to time determine. Such contributions shall be delivered to the Trustee for deposit in the Fund not later than the time prescribed by federal law (including extensions) for filing the federal income tax return of the Employer for the taxable year in which the Plan Year ends.

3.5.2.    Allocation. The Employer discretionary non‑elective contribution for a Plan Year shall be allocated to the Regular Employer Contribution Accounts of eligible Participants under Section 3.5.3. The contribution shall be allocated to the Regular Employer Contribution Accounts of eligible Participants in the ratio which the Eligible Compensation of each such eligible Participant for the Plan Year bears to the Eligible Compensation for such Plan Year of all such eligible Participants. The amount so allocated to an eligible Participant shall be allocated to such Participant’s Account for the Plan Year with respect to which it is made and, for the purposes of Section 4, shall be credited as soon as practicable after it is received by the Trustee.

3.5.3.    Eligible Participants . For purposes of this Section 3.5, a Participant shall be an eligible Participant for a Plan Year only if such Participant satisfies all of the following requirements in either (a) or (b) below:

(a)	the Participant is an employee of the Employer or an Affiliate on the last day of the Plan Year (whether or not such employment is classified as Eligible Employment), or

(b)	the Participant terminates employment with the Employer within the Plan Year by reason of death, Disability or retirement at or after the Participant’s Early Retirement Age.
No other Participant shall be an eligible Participant.
3.6.    Adjustments.

3.6.1.    Make‑Up Contributions for Omitted Participants. If, after the Employer’s contribution for a Plan Year has been made and allocated, it should appear that, through oversight or a mistake of fact or law, a Participant (or an employee who should have been considered a Participant) who should have been entitled to share in such contribution received no allocation or received an allocation which was less than the Participant should have received, the Committee may, at its election, and in lieu of reallocating such contribution, direct the Employer to make a special make‑up contribution (or direct that forfeitures be used) for the Account of such Participant in an amount adequate to provide the same addition to the Participant’s Account for such Plan Year as the Participant should have received.

3.6.2.    Mistaken Contributions. If, after the Employer’s contribution for a Plan Year has been made and allocated, it should appear that, through oversight or a mistake of fact or law, a Participant (or an individual who was not a Participant) received an allocation which was more than the Participant should have received, the Committee may direct that the mistaken contribution, adjusted for its pro rata share of any net loss or net gain in the value of the Fund which accrued while such mistaken contribution was held therein, shall be withdrawn from the Account of such individual and retained in the Fund and used in accordance with Section 6.2.3.

3.7.    Rollover Contributions.

3.7.1.    Contingent Provision. The provisions of this section shall be subject to such conditions and limitations as the Committee may prescribe from time to time for administrative convenience and to preserve the tax‑qualified status of the Plan.

3.7.2.    Eligible Contributions. Each Participant may contribute to the Plan, in such form and manner as may be prescribed by the Committee in accordance with those provisions of federal law relating to rollover contributions, cash (or the cash proceeds from distributed property) received by the Participant in an eligible rollover distribution. The permitted sources for an eligible rollover distribution include: (i) an eligible retirement plan that is a tax‑qualified retirement plan under section 401(a), (ii) a plan described in sections 403(a) or 403(b) of the Code, (iii) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, and (iv) an individual retirement account or annuity described in sections 408(a) or 408(b) of the Code. Although a source may be included on the foregoing list, the Committee may refuse to accept an eligible rollover distribution from a particular plan or individual retirement account or annuity. Also, the Committee may establish rules and conditions regarding the acceptance of direct rollovers under section 401(a)(31) of the Code from trustees or custodians of other qualified pension, profit sharing or stock bonus plans. The Plan will not accept a rollover contribution of after‑tax employee contributions and Roth 401(k) contributions.

3.7.3.    Specific Review. The Committee shall have the right to reject, or to direct the Trustee to return, any such rollover contribution if, in the opinion of the Committee, the acceptance thereof might jeopardize the tax‑qualified status of the Plan or unduly complicate its administration, but the acceptance of any such rollover contribution shall not be regarded as an opinion or guarantee on the part of the Employer, the Committee, the Trustee or the Plan as to the tax consequences which may result to the contributing Participant thereby.

3.6.4.    Allocation. The rollover contribution made by a Participant to the Plan shall be allocated to the Participant’s Rollover Account and, for the purposes of Section 4, shall be credited as soon as practicable after it is received by the Trustee.

3.8.    Limitation on Annual Additions. In no event shall amounts be allocated to the Account of any Participant if, or to the extent, such amounts would exceed the limitations set forth in Appendix A to this Plan Statement.

3.9.    Effect of Disallowance of Deduction or Mistake of Fact. All Employer contributions to the Plan are conditioned on their qualification for deduction for federal income tax purposes under section 404 of the Code. If any such deduction should be disallowed, in whole or in part, for any Employer contribution to the Plan for any year, or if any Employer contribution to the Plan is made by reason of a mistake of fact, then there shall be calculated the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake in determining the deduction or a mistake of fact. The Principal Sponsor shall direct the Trustee to return such excess, adjusted for its pro rata share of any net loss (but not any net gain) in the value of the Fund which accrued while such excess was held therein, to the Employer within one (1) year of the disallowance of the deduction or the mistaken payment of the contribution, as the case may be. If the return of such amount would cause the balance of any Account of any Participant to be reduced to less than the balance which would have been in such Account had the mistaken amount not been contributed, however, the amount to be returned to the Employer shall be limited so as to avoid such reduction.

SECTION 4.
INVESTMENT AND ADJUSTMENT OF ACCOUNTS

4.1.    Establishment of Subfunds.

4.1.1.    Establishing Commingled Subfunds. At the direction of the Committee, the Trustee shall divide the Fund into two (2) or more Subfunds, which shall serve as vehicles for the investment of Participants’ Accounts. The Committee shall determine the general investment characteristics and objectives of each Subfund and, with respect to each Subfund, shall either (i) designate that the Trustee or an Investment Manager or the Committee has investment discretion over such Subfund, or (ii) designate one or more selected pooled investment vehicles (such as collective funds, group trusts, mutual funds, group annuity contracts and separate accounts under insurance contracts) to constitute such Subfund. The Trustee, Investment Manager or the Committee, as the case may be, shall have complete investment discretion over each Subfund to which it has been assigned investment discretion, subject only to the general investment characteristics and objectives established for the particular Subfund. Until otherwise determined by the Committee, the Subfunds to be maintained hereunder shall consist of the separate investment funds established and maintained under the Prior Plan Statement.

4.1.2.    Operational Rules. The Committee shall adopt rules specifying the circumstances under which a particular Subfund may be elected, or shall be automatically utilized, the minimum or maximum amount or percentage of an Account which may be invested in a particular Subfund, the procedures for making or changing investment elections, the extent (if any) to which Beneficiaries of deceased Participants may make investment elections and the effect of a Participant’s or Beneficiary’s failure to make an effective election with respect to all or any portion of an Account.

4.1.3.    Revising Subfunds. The Committee shall have the power, from time to time, to dissolve Subfunds, to direct that additional Subfunds be established and, under rules, to withdraw or limit participation in a particular Subfund. In connection with the power to commingle reserved to the Trustee under the Trust Agreement, the Committee shall also have the power to direct the Trustee to consolidate any separate Subfunds hereunder with any other separate Subfunds having the same investment objectives which are established under any other retirement plan trust fund of the Employer or any business entity affiliated in ownership or management with the Employer of which the Trustee is trustee and which are managed by the Trustee or the same Investment Manager.

4.1.4.    Employer Stock Fund. Notwithstanding the Committee’s discretion under this Section 4, the Plan shall at all times maintain the Employer Stock Fund as an investment alternative, and such fund shall continue to be invested exclusively in common stock of the Principal Sponsor (except to the extent of cash in the Employer Stock Fund is necessary to facilitate participant transactions into and out of the Employer Stock Fund) without regard to (i) the diversification of assets, (ii) the risk profile of investments in the Principal Sponsor’s common stock, (iii) the amount of income provided by the Principal Sponsor’s common stock or (iv) the fluctuation in the fair market value of the Principal Sponsor’s common stock. It is the Principal Sponsor’s intent that the presumption established under applicable law that investment in the Employer Stock Fund is prudent for purposes of ERISA be given full effect to the maximum extent permitted by ERISA (i.e., requiring that the Employer Stock Fund Fiduciary consider curtailing or terminating the Employer Stock Fund if the Principal Sponsor encounters serious questions of short term viability or is facing dire circumstances). Unless otherwise determined by the Employer Stock Fund Fiduciary, the Employer Stock Fund shall be subject to Participant and Beneficiary self‑direction. Each Participant and Beneficiary shall be permitted to direct investment of up to one hundred percent (100%) of each of the Participant’s future contributions into the Employer Stock Fund. Furthermore, each Participant and Beneficiary shall be permitted to direct transfer of any portion of a Participant’s or Beneficiary’s existing Total Account into or out of the Employer Stock Fund (as of any date that both the Trustee and the New York Stock Exchange are open) subject to compliance with applicable securities laws and any applicable blackout or other temporary suspension of trading necessary in connection with the administration of the Plan. Directions shall be made in one percent (1%) increments, and otherwise in accordance with procedures established by the Committee in accordance with Section 4.1.2.

(a)
As named fiduciary and Investment Manager of the Employer Stock Fund, the Employer Stock Fund Fiduciary shall at all times have the exclusive fiduciary authority and responsibility to exercise the following powers:

i.	to restrict the investment of new contributions in the Employer Stock Fund;

ii.	to restrict the transfer of Participant Accounts into the Employer Stock Fund;

iii.	to eliminate the Employer Stock Fund as an investment option under the Plan and to sell or otherwise dispose of all of the shares of Principal Sponsor common stock held in the Employer Stock Fund;

iv.
to restrict the transfer of Participant Account Balances out of the Employer Stock Fund during any period in which the Employer Stock Fund Fiduciary is directing the sale or other disposition of the shares of Principal Sponsor common stock in the Employer Stock Fund;

v.
to designate an alternative investment fund available under the Plan for the temporary investment of any proceeds from any sale or other disposition of Principal Sponsor common stock, following the completion of such sale or other disposition, pending participant directions to the trustee of the Plan with respect to the investment of such proceeds;

vi.
to determine from time to time the percentage of the Employer Stock Fund that shall be invested in short‑term investments to facilitate Participant transactions into and out of the Employer Stock Fund and

vii.	to instruct the Trustee with respect to the foregoing matters.

(b)
The Trustee shall not vote any shares of the Principal Sponsor’s common stock which have voting rights owned by the Plan except as directed below. Furthermore, the Trustee shall not exercise dissenters’ rights with respect to such shares owned by the Plan except as directed below. As soon as practicable after notice of any shareholders’ meeting is received by the Trustee from the issuer of such securities, the Principal Sponsor shall cause the Committee or its administrative delegate to prepare and deliver to each Participant and Beneficiary of a deceased Participant under this Plan a form of proxy (and related materials, all of which shall be the same in form and content as are issued to shareholders in general) instructing the Trustee as to how it shall vote at such meeting, or any adjournment thereof, or exercise dissenters’ rights for, that number of shares of Principal Sponsor common stock which have voting rights, or dissenters’ rights, as applicable, actually held by the Plan in the Participant’s or Beneficiary’s Account. The Trustee shall vote all shares which have voting rights (or exercise dissenters’ rights for shares which have such rights) held by the Plan for which it has received instructions from Participants and Beneficiaries. The combined fractional shares of Participants and Beneficiaries of deceased Participants shall be voted to the extent possible to reflect the instructions of the Participant or Beneficiary to whose Accounts the fractional shares are allocated. The Trustee shall not honor or recognize any proxy given by any Participant or Beneficiary to any person other than the Trustee. The instructions received by the Trustee from Participants and Beneficiaries shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the Employer, except as necessary to administer the Plan. The Trustee shall vote any shares for which it has not received timely instructions in the same proportions as the shares for which it did receive timely instructions. The Trustee shall not exercise dissenters’ rights with respect to any shares for which is has not received timely instructions from Participants and Beneficiaries.

(c)
Upon the receipt by the Trustee of a tender or exchange offer for some or all of the Principal Sponsor’s shares of common stock held in the Employer Stock Fund, the Principal Sponsor shall cause the Committee or its administrative delegate to prepare and deliver to each Participant and Beneficiary a notification (and related materials, all of which shall be the same in form and content as are issued to shareholders in general) of the existence of such an offer and shall solicit from each such Participant and Beneficiary binding directions with respect to whether the Trustee should tender the shares held for the benefit of such Participant or Beneficiary. The Trustee shall tender shares for which it has received timely directions from Participants and Beneficiaries, as directed. The combined fractional shares of Participants and Beneficiaries shall be tendered (or not) to the extent possible to reflect the directions of Participants and Beneficiaries with fractional shares. The directions received by the Trustee from Participants and Beneficiaries shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the Principal Sponsor, except as necessary to administer the Plan. The Trustee shall not tender any shares for which it has not timely received instructions. If the Trustee shall sell any of a Participant’s or Beneficiary’s shares pursuant to the Participant’s or Beneficiary’s directions, the proceeds from such sale shall be reinvested in the manner elected by the Participant (or Beneficiary) or, in the absence of such an election, in the manner established by the Employer Stock Fund Fiduciary, which shall not provide for reinvestment in common shares of the Principal Sponsor.

(d)
The Employer Stock Fund Fiduciary shall have the exclusive authority and responsibility to determine whether, when and on what terms to override the directions of Participants and Beneficiaries or the terms of the Plan with respect to voting, tender decisions and exercise of dissenters’ rights if the Employer Stock Fund Fiduciary determines that the Participants’ or Beneficiaries’ directions would be clearly imprudent under ERISA.

4.1.5.    ERISA Section 404(c) Compliance. The Committee may establish investment Subfunds and operational rules which are intended to satisfy section 404(c) of ERISA and the regulations thereunder. Such investment Subfunds shall permit Participants, Beneficiaries and Alternate Payees the opportunity to choose from at least three investment alternatives, each of which is diversified, each of which presents materially different risk and return characteristics, and which, in the aggregate, enable Participants, Beneficiaries and Alternate Payees to achieve a portfolio with appropriate risk and return characteristics consistent with minimizing risk through diversification. Such operational rules shall provide the following, and shall otherwise comply with section 404(c) of ERISA and the regulations and rules promulgated thereunder from time to time:

(h)	Participants, Beneficiaries and Alternate Payees may give investment instructions to the Trustee at least once every three months;

(i)
the Trustee must follow the investment instructions of Participants, Beneficiaries and Alternate Payees that comply with the Plan’s operational rules, provided that the Trustee may in any event decline to follow any investment instructions that:

(i)	would result in a prohibited transaction described in section 406 of ERISA or section 4975 of the Code;

(ii)	would result in the acquisition of an asset that might generate income which is taxable to the Plan;

(iii)	would not be in accordance with the documents and instruments governing the Plan insofar as they are consistent with Title I of ERISA;

(iv)
would cause a fiduciary to maintain indicia of ownership of any assets of the Plan outside of the jurisdiction of the district courts of the United States other than as permitted by section 404(b) of ERISA and Department of Labor regulation section 2050.404b‑1;

(v)	would jeopardize the Plan’s tax status under the Code;

(vi)	could result in a loss in excess of a Participant’s, Beneficiary’s or Alternate Payee’s Account balance;

(j)
Participants, Beneficiaries and Alternate Payees shall be periodically informed of actual expenses to their Accounts which are imposed by the Plan and which are related to their Plan investment decisions.

(k)
With respect to any Subfund consisting of Employer securities and intended to satisfy the requirements of section 404(c) of ERISA, (i) Participants, Beneficiaries and Alternate Payees shall be entitled to all voting, tender and other rights appurtenant to the ownership of such securities, (ii) procedures shall be established to ensure the confidential exercise of such rights, except to the extent necessary to comply with federal and state laws not preempted by ERISA, and (iii) the Trustee or other independent fiduciary designated by the Committee shall ensure the sufficiency of and compliance with such confidentiality procedures.

4.2.    Valuation and Adjustment of Accounts.

4.2.1.    Valuation of Fund. The Trustee shall value each Subfund from time to time (but not less frequently than each Annual Valuation Date), which valuation shall reflect, as nearly as possible, the then fair market value of the assets comprising such Subfund (including income accumulations therein). In making such valuations, the Trustee may rely upon information supplied by any Investment Manager having investment responsibility over the particular Subfund.

4.2.2.    Adjustment of Accounts. The Principal Sponsor shall cause the value of each Account or portion of an Account invested in a particular Subfund (including undistributed Total Accounts) to be increased (or decreased) from time to time for distributions, contributions, investment gains (or losses) and expenses charged to the Account.

4.2.3.    Rules. The Committee shall establish additional rules for the adjustment of Accounts, including the times when contributions shall be credited under Section 3 for the purposes of allocating gains or losses under this Section 4.

4.3.    Management and Investment of Fund. The Fund in the hands of the Trustee, together with all additional contributions made thereto and together with all net income thereof, shall be controlled, managed, invested, reinvested and ultimately paid and distributed to Participants, Beneficiaries and Alternate Payees by the Trustee with all the powers, rights and discretions generally possessed by trustees, and with all the additional powers, rights and discretions conferred upon the Trustee under this Plan Statement. Except to the extent that the Trustee is subject to the authorized and properly given investment directions or other directions of a Participant, a Beneficiary, an Alternate Payee, an Investment Manager or the Committee, and

subject to the directions of the Committee with respect to the payment of benefits hereunder, the Trustee shall have the exclusive authority to manage and control the assets of the Fund and shall not be subject to the direction of any person in the discharge of its duties, nor shall its authority be subject to delegation or modification except by formal amendment of this Plan Statement.

SECTION 5.
VESTING

5.1.    Fully Vested Accounts. Each Participant’s Deferral Contribution Account, Qualified Non‑Elective Contribution Account, Safe Harbor Contribution Account and Rollover Account shall be fully (100%) vested at all times.

5.2.    Regular Contribution Accounts.

5.2.1.    Graduated Vesting. Except as hereinafter provided, the Vested portion of each Participant’s Regular Matching Contribution Account and Regular Employer Contribution Account (collectively, the “Regular Contribution Accounts”) shall be determined in accordance with the following schedule:

When the Participant Has Completed the Following Years of Vesting Service:	The Vested Portion of the Regular Contribution Accounts Will Be:

Less than 2 years	—%
2 years but less than 3 years	20%
3 years but less than 4 years	40%
4 years but less than 5 years	60%
5 years or more	100%

provided, however, that the Vested percentage of any Participant who was a Participant in the Plan as of June 1, 2000 shall not be less than the percentage the Participant would have earned had the vesting provisions in the Prior Plan Statement prior to June 1, 2000 continued in effect.
5.2.2.    Full Vesting. Notwithstanding any of the foregoing provisions for vesting of Accounts, each Participant’s Regular Matching Contribution Account and Regular Employer Contribution Account shall become fully (100%) vested upon the earliest occurrence of any of the following events while in the employment of the Employer or an Affiliate:

(a)	the Participant’s death,

(b)	the Participant’s attainment of Early Retirement Age,

(c)	the Participant’s Disability,

(d)	a partial termination of the Plan which is effective as to the Participant, or

(e)	a complete termination of the Plan or a complete discontinuance of Employer contributions hereto.

5.2.3.    Full Vesting Upon Plan Termination Before Forfeiture Event. If a Participant is not in the employment of the Employer or an Affiliate upon a complete termination of the Plan or a complete discontinuance of Employer contributions hereto, then the Participant’s Regular Matching Contribution Account and Regular Employer Contribution Account shall become fully (100%) vested if, on the date of such termination or discontinuance, such Participant has not had a “forfeiture event” as described in Section 6.2.1.

5.2.4.    Special Rule for Partial Distributions. If a distribution is made of less than the entire Regular Matching Contribution Account and Regular Employer Contribution Account of a Participant who is not then fully (100%) vested, then until the Participant’s Regular Matching Contribution Account and Regular

Employer Contribution Account becomes fully (100%) vested or until the Participant incurs a five (5) year (or longer) Period of Severance, whichever first occurs, (i) a separate account shall be established for the portion of the Regular Matching Contribution Account and Regular Employer Contribution Account not so distributed and (ii) the Participant’s Vested interest in such account at any relevant time shall not be less than an amount (“X”) determined by the formula: X = P(B + (R x D)) ‑ (R x D). For the purpose of applying the formula, “P” is the Vested percentage at the relevant time (determined pursuant to Section 5); “B” is the separate account balance at the relevant time; “D” is the amount of the distribution; and “R” is the ratio of the separate account balance at the relevant time to the Regular Matching Contribution Account and Regular Employer Contribution Account balance immediately after distribution.

5.2.5.    Effect of Break on Vesting. If a Participant who is not fully (100%) vested incurs a five (5) year (or longer) Period of Severance, returns to Eligible Employment and is thereafter eligible for any additional allocation of Employer contributions, the Participant’s undistributed Regular Matching Contribution Account and Regular Employer Contribution Account, if any, attributable to Employer contributions allocated as of a date before such five (5) year (or longer) Period of Severance and the Participant’s new Regular Matching Contribution Account and Regular Employer Contribution Account attributable to Employer contributions allocated as of a date after such five (5) year (or longer) Period of Severance shall be separately maintained for vesting purposes until the Participant’s Regular Matching Contribution Account and Regular Employer Contribution Account becomes fully (100%) Vested.

SECTION 6.
MATURITY

6.1.    Events of Maturity. A Participant’s Total Account shall mature and the Vested portion shall become distributable in accordance with Section 7 upon the earliest occurrence of any of the following events while in the employment of the Employer or an Affiliate:

(a)	the Participant’s death;

(b)	the Participant’s severance from employment, whether voluntary or involuntary;

(c)
the attainment of age seventy and one‑half (70‑1/2) years by a Participant who is a five percent (5%) owner (as defined in Appendix B) at any time during the year in which the Participant attained age seventy and one‑half (70‑1/2) years and the crediting of any amounts to such a Participant’s Account after such time; or

(d)	the Participant’s Disability;
provided, however, that a transfer from Eligible Employment to employment with the Employer that is other than Eligible Employment or a transfer from the employment of one Employer participating in the Plan to another such Employer or to any Affiliate shall not constitute an Event of Maturity.
6.2.    Forfeitures.

6.2.1.    Forfeiture of Nonvested Portion of Accounts. Following the occurrence of a Participant’s Event of Maturity, the non‑Vested portion of the Participant’s Regular Matching Contribution Account and Regular Employer Contribution Account, if any, shall be forfeited as soon as administratively practicable on or after the Participant’s forfeiture event. A forfeiture event shall occur with respect to a Participant upon the earliest of:

(a)	the occurrence after an Event of Maturity of a five (5) year (or longer) Period of Severance,

(b)	the distribution after an Event of Maturity to (or with respect to) a Participant of the entire Vested portion of the Total Account of the Participant,

(c)	the death of the Participant at a time and under circumstances which do not entitle the Participant to be fully (100%) Vested in the Participant’s Total Account, or

(d)	the Event of Maturity of a Participant who has no Vested interest in the Participant’s Total Account.

6.2.2.    Restoration Upon Rehire After Forfeiture. If the Participant returns to employment with the Employer or an Affiliate after the non‑Vested portion of the Participant’s Regular Matching Contribution Account and Regular Employer Contribution Account has been forfeited and before the Participant has incurred a five (5) year (or longer) Period of Severance, the amount so forfeited shall be restored to the Participant’s Regular Matching Contribution Account and Regular Employer Contribution Account as soon as administratively practicable following the date the Participant returns (without adjustment for gains or losses after such forfeiture).
Notwithstanding the foregoing, such restoration shall be made only if the Participant repays to the Trustee for deposit in the Fund and crediting to the Participant’s Total Account the entire amount, if any, distributed to (or with respect to) the Participant after the Event of Maturity. Such repayment cannot be “rolled over” from an individual retirement arrangement. If the distribution was on account of separation from service, such repayment must be made, however, before the earlier of (i) five (5) years after the first day on which the Participant is subsequently reemployed by the Employer or Affiliate, or (ii) the Participant incurs a five (5) year (or longer) Period of Severance commencing after the distribution. If the distribution was on account of any other reason, such repayment must be made within five (5) years after the date of distribution. In either case, such repayment must be made before the occurrence of a five (5) year (or longer)

Period of Severance after the Event of Maturity and before the termination of this Plan or the permanent discontinuance of Employer contributions to this Plan.
6.2.3.    Use of Forfeitures. Forfeitures shall be used for the following purposes (and, unless the Committee determines otherwise, in the following order): to make restorations for rehired Participants, to reduce Plan expenses for the Plan Year in which the Participant’s forfeiture event occurred, to reduce Employer matching contributions, to reduce Employer fixed contributions and discretionary contributions, or to correct errors, omissions and exclusions. To the extent forfeitures are used to reduce Employer matching contributions, they shall be added as soon as administratively practicable to the reduced Employer matching contribution, if any, to be allocated to the Regular Matching Contribution Accounts of all Participants, as provided in Section 3.3. To the extent forfeitures are used to reduce Employer discretionary contributions, they shall be added as soon as administratively practicable to the reduced Employer discretionary contribution, if any, to be allocated to the Regular Employer Contribution Accounts of all Participants.

6.2.4.    Source of Restoration. The amount necessary to make the restoration required under Section 6.2.2 shall come first from the forfeitures of Participants. If such forfeitures are not adequate for this purpose, the rehiring Employer shall make a contribution adequate to make the restoration (in addition to any contributions made under Section 3). If the Participant is rehired by an Affiliate that is not an Employer, the amount necessary to make the restoration shall come first from the forfeitures of Participants of the Principal Sponsor and, if such forfeitures are not adequate for this purpose, then the Principal Sponsor shall make a contribution adequate to make the restoration (in addition to any contributions made under Section 3).

SECTION 7.
DISTRIBUTIONS AND LOANS

7.1.    Distributions to Participants Upon Event of Maturity.

7.1.1.    Application For Distribution Required. No distribution shall be made from the Plan until the Committee has received an application for distribution from the Participant entitled to receive distribution. The Committee may prescribe rules regarding the form of such application, the method of filing such application (including telephonic, electronic or similar methods) and the information required to be furnished in connection with such application.

(a)
Exception for Small Amounts. If a Participant whose Vested Total Account does not exceed One Thousand Dollars ($1,000) incurs an Event of Maturity, then such Vested Total Account shall be distributed automatically in a single lump sum as soon as administratively practicable following such Event of Maturity without an application for distribution. A Participant who has no Vested interest in the Participant’s Total Account as of the Participant’s Event of Maturity shall be deemed to have received an immediate distribution of the Participant’s entire interest in the Plan as of such Event of Maturity.

For purposes of determining whether the value of a Participant’s Vested Total Account does not exceed One Thousand Dollars ($1,000), the value of a Participant’s Vested Total Account shall be determined by including that portion of the Account that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16) of the Code

(b)
Exception for Required Distributions. If no application for distribution has been timely received within a reasonable period of time before the date by which a minimum required distribution must be made pursuant to section 401(a)(9) of the Code, then such required distribution shall be automatically distributed without an application for distribution no later than the date by which such minimum required distribution must be made, pursuant to the terms of Section 7.8.

7.1.2.    Spousal Consent Not Required. The consent of a Participant’s spouse shall not be required to make distributions from the Plan.

7.1.3.    Form of Distribution. The only form of distribution available under this Section 7.1 is a lump sum payment of the Participant’s Vested Total Account, except for required minimum distributions under Section 7.1.1(b).

7.1.4.    Time of Distribution. Upon the receipt of a proper application for distribution from the Participant after the occurrence of an Event of Maturity effective as to a Participant, and after the right of the Participant to receive a distribution has been established and the value of the Participant’s Vested Total Account has been determined, the Committee shall cause the Trustee to make distribution of such Vested Total Account in a single lump sum as soon as administratively practicable after the Participant requests a distribution. No distribution, however, shall be made as of a Valuation Date preceding the date the Participant’s application is received by the Committee.

7.1.5.    Required Beginning Date. Distribution to the Participant shall be made not later than the required beginning date, pursuant to Section 7.8.

7.1.6.    Effect of Reemployment. If a Participant is reemployed by the Employer or an Affiliate before the Participant attains Normal Retirement Age and before distribution is completed, the Participant’s Vested Total Account shall continue to be held in the Fund until the Participant incurs another Event of Maturity after the Participant’s reemployment. It is the general intent of this Plan that no distributions shall be made before the Normal Retirement Age of a Participant while the Participant is employed by the Employer or an Affiliate.

7.1.7.    Death Prior to Distribution. If a Participant dies after the Participant’s Event of Maturity but before distribution of the Participant’s Vested Total Account has been completed, the undistributed Vested Total Account shall be distributed to the Participant’s Beneficiary as provided in Section 7.3.

7.2.    In‑Service Distributions.

7.2.1.    Age 59‑1/2 Distributions. A Participant may receive a distribution while employed from the vested portion of the Accounts listed in (b) below if the Participant has attained age fifty nine and one‑half (59‑1/2) years. To receive such a distribution, the Participant must apply to the Committee. In the application, the Participant shall specify the dollar amount to be distributed. Such distribution shall be approved by the Committee and such distribution shall be made in a lump sum cash payment as soon as administratively practicable following the approval of the application by the Committee. Distribution requests made hereunder are limited to two (2) per Plan Year, and are subject to such minimum dollar limitation as may be established by the Committee from time to time.

(a)	Spousal Consent Not Required. Spousal consent shall not be required to make an age 70‑1/2 distribution to a married Participant.

(b)
Sequence of Accounts. Each distribution made pursuant to this Section 7.2.1 shall be taken from the Participant’s Accounts in the following sequence: Rollover Account, Deferral Contribution Account, Qualified Non‑Elective Contribution Account, Safe Harbor Contribution Account, and the Vested portion of the Regular Matching Contribution Account.

(c)
Coordination with Section 4.1. If a distribution is made from an Account which is invested in more than one (1) Subfund authorized and established under Section 4.1, the amount distributed shall be charged to each Subfund in the same proportions as the Account is invested in each Subfund.

7.2.2.    Hardship Distributions. A Participant may receive a hardship distribution from the vested portion of the Accounts listed in (e) below if the Committee determines that such hardship distribution is for one of the purposes described in (a) below and the conditions in (b) and (c) below have been fulfilled. To receive such a distribution, the Participant must apply to the Committee. In the application, the Participant shall specify the dollar amount to be distributed. Such hardship distribution shall be approved by the Committee and such hardship distribution shall be made in a lump sum cash payment as soon as administratively practicable following the approval of the application by the Committee. Hardship distribution requests are limited to two (2) per Plan Year, and are subject to such minimum dollar limitation as may be established by the Committee from time to time.

(a)	Purposes. Hardship distributions shall be allowed under Section 7.2.2 only if the Participant establishes that the hardship distribution is to be made for one of the following purposes:

i.
expenses for (or necessary to obtain) medical care for the Participant, the Participant’s spouse or any dependents of the Participant (as defined in section 152 of the Code and without regard to sections 152(b)(1), 152(b)(2) and 152(d)(1)(B) of the Code) that are deductible under section 213(d) of the Code (determined without regard to whether the expenses exceed seven and one‑half percent (7.5%) of adjusted gross income) and that are not reimbursed or eligible for reimbursement from any source,

ii.	costs directly related to the purchase of a principal residence for the Participant (including a reasonable down payment, but excluding mortgage payments),

iii.
payment of tuition, related educational fees and room and board expenses for the next twelve (12) months of post‑secondary education for the Participant, or the Participant’s spouse, children or dependents (as defined in section 152 of the Code and without regard to sections 152(b)(1), 152(b)(2) and 152(d)(1)(B) of the Code),

iv.	payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage of that principal residence,

v.
payments for burial or funeral expenses of the Participant’s deceased parent, spouse, children or dependents (as defined in section 152 of the Code and without regard to section 152(d)(1)(B) of the Code), or

vi.
expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to whether the loss exceeds ten percent (10%) of adjusted gross income).

a.Such purposes shall be considered to be an immediate and heavy financial need of the Participant. A Participant’s financial need may include expenses for medical care, education or the funeral of an individual who is (or was at his or her death) both the primary Beneficiary of the Participant and the domestic partner of the Participant. The term “domestic partner” shall have the same meaning as defined from time to time in the Best Buy Flexible Benefits Plan.

(a)
Limitations. In no event shall the cumulative amount of hardship distributions withdrawn from a Participant’s Deferral Contribution Account exceed the amount of contributions to those Accounts made pursuant to Section 3.2 (i.e., hardship distributions from those Accounts shall not include any earnings on such contributions or any curative contributions made pursuant to Appendix C). The amount of the hardship distribution shall not exceed the amount of the Participant’s immediate and heavy financial need; provided, however, that the amount of the immediate and heavy financial need may include amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. In addition, a hardship distribution which includes a portion of the Participant’s Deferral Contribution Account shall not be allowed unless the Participant has obtained all distributions and all nontaxable loans (at the time of the loan) currently available under all plans maintained by the Employer and Affiliates. Other funds are not currently available unless the funds are available prior to or coincidently with the date the hardship distribution is available.

(b)	Spousal Consent Not Required. Spousal consent shall not be required to make a hardship distribution to a married Participant.

(c)
Coordination with Other Plans. The rules described in this Section 7.2.1(d) apply only if the hardship distribution includes a portion of the Participant’s Deferral Contribution Account. The Participant’s Salary Reduction Election and elective contributions and employee contributions under all other plans maintained by the Employer and Affiliates shall be canceled for six (6) months after receipt of a hardship distribution and shall not be automatically reinstated. Thereafter, the Participant may, upon giving prior notice to the Committee, enter into a new Salary Reduction Election effective as of any subsequent Enrollment Date following such six (6) month period, provided the Participant is in Eligible Employment on that date. For the purposes of this Section 7.2.2, all other plans maintained by the Employer and Affiliates shall mean all qualified and nonqualified plans of deferred compensation maintained by the Employer and Affiliates (including stock option, stock purchase or similar plans).

(d)	Sequence of Accounts. Each hardship distribution made pursuant to this Section 7.2.2 shall first be taken from and charged to the Participant’s Accounts in the following sequence:
Deferral Contribution Account.

(e)
Coordination with Section 4.1. If the hardship distribution is made from an Account which is invested in more than one (1) Subfund authorized and established under Section 4.1, the amount withdrawn shall be charged to each Subfund in the same proportions as the Account is invested in each Subfund.

7.2.3.    In‑Service Distributions from Rollover Account. A Participant may receive a distribution while employed from the Participant’s Rollover Account. To receive such a distribution, the Participant must apply to the Committee. In the application, the Participant shall specify the dollar amount to be distributed. Such distribution shall be approved by the Committee and such distribution shall be made in a lump sum cash payment as soon as administratively practicable following the approval of the application by the Committee. Distribution requests made hereunder are limited to two (2) per Plan Year, and are subject to such minimum dollar limitation as may be established by the Committee from time to time. Spousal consent shall not be required to make an in‑service distribution to a married Participant. If a distribution is made from a Rollover Account which is invested in more than one (1) Subfund authorized and established under Section 4.1, the amount distributed shall be charged to each Subfund in the same proportions as the Account is invested in each Subfund.

7.3.    Distributions to Beneficiary.

7.3.1.    Application For Distribution Required. No distribution shall be made from the Plan until the Committee has received an application for distribution from the Beneficiary of a Participant entitled to receive distribution. The Committee may prescribe rules regarding the form of such application, the method of filing such application (including telephonic, electronic or similar methods) and the information required to be furnished in connection with such application.

(a)
Exception for Small Amounts. Upon the death of a Participant whose Vested Total Account does not exceed One Thousand Dollars ($1,000), such Participant’s Vested Total Account shall be distributed to the Beneficiary in a single lump sum as soon as administratively practicable following such Participant’s death without an application for distribution. The value of a Participant’s Vested Total Account shall be determined by including that portion of the Account that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) and 457(e)(16) of the Code.

(b)
Exception for Required Distributions. If no application has been timely received within a reasonable period of time before the date by which distributions are required to be made pursuant to section 401(a)(9) of the Code or, if earlier, pursuant to the Plan, then such required distribution shall be distributed automatically in a lump sum without an application for distribution, pursuant to Section 7.8.

7.3.2.    Form of Distribution. At the direction of the Committee, the Trustee shall make distribution of the Participant’s Vested Total Account to the Beneficiary in a lump sum payment. No other form of distribution will be available to the Beneficiary other than minimum distributions required under Section 7.3.1(b).

7.3.3.    Time of Distribution. Upon the receipt of a proper application for distribution from the Beneficiary after the Participant’s death, and after the right of the Beneficiary to receive a distribution has been established and the value of the Participant’s Vested Total Account has been determined, the Committee shall cause the Trustee to make distribution of such Vested Total Account in a single lump sum as soon as administratively practicable after the Beneficiary requests a distribution. No distribution, however, shall be made as of a Valuation Date preceding the date the Beneficiary’s application is received by the Committee.

7.3.4.    Beneficiary’s Required Beginning Date. Distribution to the Beneficiary of a Participant shall be made not later than the Beneficiary’s Required Beginning Date, as required under Section 7.8.X.

7.4.    Designation of Beneficiaries.

7.4.1.    Right To Designate. Each Participant may designate, upon forms to be furnished by and filed with the Committee, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of the Participant’s Vested Total Account in the event of the Participant’s death. The Participant may change or revoke any such designation from time to time without notice to or consent from any Beneficiary or spouse. No such designation, change or revocation shall be effective unless signed by the Participant and received by the Committee during the Participant’s lifetime. The Committee may establish rules for the use of electronic signatures. Until such rules are established, electronic signatures shall not be effective.

7.4.2.    Spousal Consent. Notwithstanding the foregoing, a designation will not be valid for the purpose of paying benefits from the Plan to anyone other than a surviving spouse of the Participant (if there is a surviving spouse) unless that surviving spouse consents in writing to the designation of another person as Beneficiary. To be valid, the consent of such spouse must be in writing, must acknowledge the effect of the designation of the Beneficiary and must be witnessed by a notary public. The consent of the spouse must be to the designation of a specific named Beneficiary which may not be changed without further spousal consent, or alternatively, the consent of the spouse must expressly permit the Participant to make and to change the designation of Beneficiaries without any requirement of further spousal consent. The consent of the spouse to a Beneficiary is a waiver of the spouse’s rights to death benefits under the Plan. The consent of the surviving spouse need not be given at the time the designation is made. The consent of the surviving spouse need not be given before the death of the Participant. The consent of the surviving spouse will be required, however, before benefits can be paid to any person other than the surviving spouse. The consent of a spouse shall be irrevocable and shall be effective only with respect to that spouse.

7.4.3.    Failure of Designation. If a Participant:

(a)	fails to designate a Beneficiary,

(b)	designates a Beneficiary and thereafter such designation is revoked without another Beneficiary being named, or

(c)	designates one or more Beneficiaries and all such Beneficiaries so designated fail to survive the Participant, such Participant’s Vested Total Account, or the part thereof as to which such Participant’s designation fails, as the case may be, shall be payable to the first class of the following classes of automatic Beneficiaries with a member surviving the Participant and (except in the case of the Participant’s surviving issue) in equal shares if there is more than one member in such class surviving the Participant:
Participant’s surviving spouse
Participant’s surviving issue per stirpes and not per capita
Participant’s surviving parents
Participant’s surviving brothers and sisters
Representative of Participant’s estate.

7.4.4.    Disclaimers by Beneficiaries. A Beneficiary entitled to a distribution of all or a portion of a deceased Participant’s Vested Total Account may disclaim his or her interest therein subject to the following requirements. To be eligible to disclaim, a Beneficiary must not have received a distribution of all or any portion of a Vested Total Account and must have attained at least age twenty‑one (21) years at the time such disclaimer is signed and delivered. Any disclaimer must be in writing and must be signed by the Beneficiary and acknowledged by a notary public. The Committee may establish rules for the use of electronic signatures and acknowledgements. Until such rules are established, electronic signatures and acknowledgements shall not be effective. A disclaimer shall state that the Beneficiary’s entire interest in the undistributed Vested Total Account is disclaimed or shall specify what portion thereof is disclaimed. To be effective, duplicate original signed copies of the disclaimer must be both signed and actually delivered to both the Committee and to the Trustee after the date of the Participant’s death but not later than nine (9) months after the date of the Participant’s death. A disclaimer shall be irrevocable when delivered to both the Committee and the Trustee. A disclaimer shall be considered to be delivered to the Committee or the Trustee only when actually received by the Committee or the Trustee (and in the case of a corporate Trustee, shall be considered to be delivered only when actually received by a trust officer familiar with the affairs of the Plan). The Committee (and not the Trustee) shall be the sole judge of the content, interpretation and validity of a purported disclaimer. Upon the filing of a valid disclaimer, the Beneficiary shall be considered not to have survived the Participant as to the interest disclaimed. A disclaimer by a Beneficiary shall not be considered to be a transfer of an interest in violation of the provisions of Section 8 and shall not be considered to be an assignment or alienation of benefits in violation of federal law prohibiting the assignment or alienation of benefits under this Plan. No other form of attempted disclaimer shall be recognized by either the Committee or the Trustee.

7.4.5.    Definitions. When used herein and, unless the Participant has otherwise specified in the Participant’s Beneficiary designation, when used in a Beneficiary designation, “issue” means all persons who are lineal descendants of the person whose issue are referred to, subject to the following:

(a)	a legally adopted child and the adopted child’s lineal descendants always shall be lineal descendants of each adoptive parent (and of each adoptive parent’s lineal ancestors);

(b)
a legally adopted child and the adopted child’s lineal descendants never shall be lineal descendants of any former parent whose parental rights were terminated by the adoption (or of that former parent’s lineal ancestors); except that if, after a child’s parent has died, the child is legally adopted by a stepparent who is the spouse of the child’s surviving parent, the child and the child’s lineal descendants shall remain lineal descendants of the deceased parent (and the deceased parent’s lineal ancestors);

(c)
if the person (or a lineal descendant of the person) whose issue are referred to is the parent of a child (or is treated as such under applicable law) but never received the child into that parent’s home and never openly held out the child as that parent’s child (unless doing so was precluded solely by death), then neither the child nor the child’s lineal descendants shall be issue of the person.

“Child” means an issue of the first generation; “per stirpes” means in equal shares among living children of the person whose issue are referred to and the issue (taken collectively) of each deceased child of such person, with such issue taking by right of representation of such deceased child; and “survive” and “surviving” mean living after the death of the Participant.
7.4.6.    Special Rules. Unless the Participant has otherwise specified in the Participant’s Beneficiary designation, the following rules shall apply:

(a)
If there is not sufficient evidence that a Beneficiary was living at the time of the death of the Participant, it shall be deemed that the Beneficiary was not living at the time of the death of the Participant.

(b)
The automatic Beneficiaries specified in Section 7.4.3 and the Beneficiaries designated by the Participant shall become fixed at the time of the Participant’s death so that, if a Beneficiary survives the Participant but dies before the receipt of all payments due such Beneficiary hereunder, such remaining payments shall be payable to the representative of such Beneficiary’s estate.

(c)
If the Participant designates as a Beneficiary the person who is the Participant’s spouse on the date of the designation, either by name or by relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Participant and such person shall automatically revoke such designation. (The foregoing shall not prevent the Participant from designating a former spouse as a Beneficiary on a form signed by the Participant and received by the Committee after the date of the legal termination of the marriage between the Participant and such former spouse, and during the Participant’s lifetime.)

(d)
Any designation of a nonspouse Beneficiary by name that is accompanied by a description of relationship to the Participant shall be given effect without regard to whether the relationship to the Participant exists either then or at the Participant’s death.

(e)
Any designation of a Beneficiary only by statement of relationship to the Participant shall be effective only to designate the person or persons standing in such relationship to the Participant at the Participant’s death.

A Beneficiary designation is permanently void if it either is signed or is filed by a Participant who, at the time of such signing or filing, is then a minor under the law of the state of the Participant’s legal residence. The Committee (and not the Trustee) shall be the sole judge of the content, interpretation and validity of a purported Beneficiary designation.
7.5.    General Distribution Rules.

7.5.1.    Notices. The Committee will issue such notices as may be required under sections 402(f), 411(a)(11) and other sections of the Code in connection with distributions from the Plan. Such notification shall also include a description of the consequences of failing to defer receipt of a distribution. No distribution will be made unless it is consistent with such notice requirements. Generally, distributions may not commence as of a date that is more than one hundred eighty (180) days or less than thirty (30) days after such notices are given to the Participant. Distribution may commence less than thirty (30) days after the notice required under section 1.411(a)‑11(c) of the income tax regulations or the notice required under section 1.402(f)‑2T of the income tax regulations is given, provided however, that:

(a)	the Committee clearly informs the distributee that the distributee has a right to a period of at least thirty (30) days after receiving such notices to consider whether or not to elect distribution;

(b)	the distributee, after receiving the notice, affirmatively elects a distribution; and

(c)	the distributee may revoke an affirmative distribution election by notifying the Committee of such revocation prior to the date as of which such distribution is to be made.

7.5.2.    Direct Rollover. A distributee who is eligible to elect a direct rollover may elect, at the time and in the manner prescribed by the Committee, to have all or any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. A distributee who is eligible to elect a direct rollover includes a Participant, a Beneficiary and a Participant’s spouse or former spouse who is the alternate payee under a qualified domestic relations order.

(a)
Eligible rollover distribution means any distribution of all or any portion of a Vested Total Account to a distributee who is eligible to elect a direct rollover except (i) any distribution that is one of a series of substantially equal installments payable not less frequently than annually over the life expectancy of the distributee or the joint and last survivor life expectancy of such distributee and the distributee’s designated Beneficiary, and (ii) any distribution that is one of a series of substantially equal installments payable not less frequently than annually over a specified period of ten (10) years or more, and (iii) any distribution to the extent such distribution is required under section 401(a)(9) of the Code, and (iv) any hardship distribution, and (v) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(b)
Eligible retirement plan means (i) an individual retirement account described in section 408(a) of the Code, or (ii) an individual retirement annuity described in section 408(b) of the Code, or (iii) a plan described in section 403(a) of the Code or an annuity contract described under section 403(b) of the Code, or (iv) a qualified trust described in section 401(a) of the Code that accepts the eligible rollover distribution, or (v) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is an alternate payee.

(c)	Direct rollover means the payment of an eligible rollover distribution by the Plan to the eligible retirement plan specified by the distributee who is eligible to elect a direct rollover.

(d)
Special Rule For Nonspouse Beneficiaries. A distributee who is a Beneficiary and who is not the surviving spouse of a Participant or an alternate payee may elect, at the time and the manner prescribed by the Committee, to have all or any portion of such distributee’s eligible rollover distribution paid directly in a trustee‑to‑trustee transfer to an individual retirement account or annuity described in sections 408(a) or (b) of the Code, which is treated as an inherited individual retirement account or annuity within the meaning of section 408(d)(3)(C) of the Code. Any distribution to a nonspouse Beneficiary which is payable prior to January 1, 2010, shall not be subject to the direct rollover requirements of section 401(a)(31) of the Code and the notice requirements of section 402(f) of the Code. Any distribution to a nonspouse Beneficiary which is payable on or after January 1, 2010, shall be subject to the direct rollover requirements of section 401(a)(31) of the Code and the notice requirements of section 402(f) of the Code.

(e)
Qualified Rollover Contribution to Roth IRA. Effective for distributions made on or after January 1, 2008, a distributee may elect to have all or a portion of an eligible rollover distribution rolled over to a Roth IRA described in section 408A of the Code. However, for distributions made before January 1, 2010, the distributee shall not be eligible to make a qualified rollover contribution to a Roth IRA if the distributee’s adjusted gross income exceeds One Hundred Thousand Dollars ($100,000) or the distributee is a married individual filing a separate return.

7.5.3.    Compliance with Section 401(a)(9) of the Code. Notwithstanding the foregoing provisions of this Section 7, all distributions under this Plan shall comply with the minimum distribution requirements of section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirements of section 401(a)(9)(G) of the Code. Effective with respect to distributions made on or after January 1, 2003, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Code in accordance with the final regulations issued thereunder on April 17, 2002, notwithstanding any provision to the contrary.

7.5.4.    Distribution in Cash. Distribution of a Participant’s Vested Total Account shall be made in cash.

7.5.5.    Facility of Payment. In case of the minority, incapacity or legal disability of a Participant, Beneficiary or Alternate Payee entitled to receive any distribution under the Plan, payment shall be made, if the Committee shall be advised of the existence of such condition:

(a)	to the court‑appointed guardian or conservator of such Participant, Beneficiary or Alternate Payee, or

(b)
if there is no court‑appointed guardian or conservator, to the lawfully authorized representative of the Participant, Beneficiary or Alternate Payee (and the Committee, in its sole discretion, shall determine whether a person is a lawfully authorized representative for this purpose), or

(c)
to an institution entrusted with the care or maintenance of the minor, incapacitated or disabled Participant, Beneficiary or Alternate Payee, provided, however, such institution has satisfied the Committee, in its sole discretion, that the payment will be used for the best interest and assist in the care of such Participant, Beneficiary or Alternate Payee, and provided further, that no prior claim for said payment has been made by a person described in (a) or (b) above. Any payment made in accordance with the foregoing provisions of this Section shall constitute a complete discharge of any liability or obligation of the Employer, the Committee, the Trustee and the Fund therefor.

7.5.6.    Accounts of Lost Distributees and Lost Participants. The Accounts of lost distributees and lost participants shall be subject to the following rules:

(a)
Lost Distributees With Required Minimum Distributions or With Small Balances. If distribution of any Vested Total Account is required to be made without application to a Participant pursuant to Section 7.1.1(a) or (b) or to a Beneficiary pursuant to Section 7.3.1(a) or (b) and such Participant or Beneficiary cannot be located after reasonable efforts have been made to find such Participant or Beneficiary

(the “lost distributee”), the Vested Total Account shall be forfeited as soon as administratively practicable the date as of which distribution was required to be made to such lost distributee.

(b)
Lost Distributees Who Request Distribution. If a Participant or a Beneficiary requests distribution of the Participant’s Vested Total Account and distribution is made to such Participant or Beneficiary and the Committee or its designee subsequently determines that such Participant or Beneficiary failed to provide the Committee or its designee with a current address and such Participant or Beneficiary cannot be located after reasonable efforts have been made to find such Participant or Beneficiary (the “lost distributee”), the amount distributed to such Participant or Beneficiary shall be forfeited as soon as administratively practicable after the date such lost distributee requested a distribution.

(c)
Later Location of Lost Distributee. If a lost distributee is later located and files an application for distribution with the Committee, the dollar amount forfeited (and only that amount) shall be distributed to such lost distributee as soon as administratively practicable following the approval of such application by the Committee or its designee.

(d)
Restoration Amount. The amount necessary to make any restorations pursuant to this Section 7.5.6 shall first come from the forfeitures as provided in Section 6.2. If such forfeitures are not adequate for this purpose, the Employer shall make a contribution adequate to make the restoration.

7.6.    Loans. The Committee may, in its sole discretion, establish, amend or terminate from time to time, a nondiscriminatory policy that the Trustee must observe in making Participant loans, if any, from the Plan to Participants and Beneficiaries. Any policy must be a written document and must include: (a) the identity of the person or positions authorized to administer the Participant loan program; (b) the procedure for applying for a loan; (c) the criteria for approving or denying a loan; (d) the limitations, if any, on the types and amounts of loans available; (e) the procedure for determining a reasonable rate of interest; (f) the types of collateral that may secure the loan; (g) the events constituting default and the steps the Plan will take to preserve Plan assets in the event of default; and (h) a provision suspending loan payment obligations to the extent required by USERRA. Any such policy will be administered by the Committee. Any loan policy adopted under this Section 7.6 is part of the Plan, except that the loan policy may be amended or terminated as provided above without regard to Section 9. The existing loan policy (and any subsequent loan policy adopted under this Section 7.6) shall be attached to this Plan from time to time as Appendix D.

7.7.    Distributions under Qualified Domestic Relations Order. Notwithstanding any other provision of this Plan, the Trustee, in accordance with the direction of the Committee, must comply with the provisions of any qualified domestic relations order, as defined in section 414(p) of the Code (a “QDRO”), that is issued with respect to the Plan and provides for payment of Plan benefits to one or more Alternate Payees. This Plan specifically permits distribution to an Alternate Payee under a QDRO at any time, irrespective of whether the Participant has attained his or her earliest retirement age (as defined under section 414(p) of the Code) under the Plan. Nothing in this Section 7.7 gives a Participant a right to receive distribution at a time the Plan does not otherwise permit, nor does this Section 7.7 authorize any Alternate Payee to receive a form of payment the Plan does not permit. A domestic relations order that otherwise satisfies the requirements for a QDRO will not fail to be a QDRO: (a) solely because the order is issued after, or revises, another domestic relations order or QDRO; or (b) solely because of the time at which the order is issued, including issuance after the annuity starting date or after the Participant’s death.
The Committee may adopt any written procedures relating to QDROs that the Committee deems necessary for proper administration of the Plan. However, the Committee must establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Committee promptly will notify the Participant and any Alternate Payee named in the order, in writing, of the receipt of the order and the Plan’s procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Committee must determine the qualified status of the order and must notify the Participant and each Alternate Payee, in writing, of the Committee’s determination. The Committee must provide notice under this paragraph by mailing to the individual’s address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations.
If any portion of the Participant’s Vested Total Account is payable under the domestic relations order during the period the Committee is making its determination of the qualified status of the domestic relations order, the Committee must maintain a separate accounting of the amounts payable. If the Committee determines the order is a QDRO within 18 months of the date amounts first are payable following receipt of the domestic relations order, the Committee will direct the Trustee to distribute the payable amounts in accordance with the QDRO. If the Committee does not make its determination of the qualified status of the order within the 18‑month determination period, the Committee will direct the Trustee to distribute the payable amounts in the manner the Plan would distribute if the order did not exist, and will apply the order prospectively if the Committee later determines the order is a QDRO. The Committee may elect to include in any written procedures relating to QDROs that no distributions or loans may be made from the Account of a Participant after the Committee receives written notice that a domestic relations order has been or will be issued with respect to the Account, until the earlier of the approval and implementation of a QDRO with respect to the Account, or the end of such 18‑month period. However, if no domestic relations order is received within 18 months after any such written notice, the Participant’s Account will be released from such restriction.
To the extent it is not inconsistent with the provisions of the QDRO, the Committee may direct the Trustee to segregate the QDRO amount in a separate account for the benefit of each Alternate Payee. The Trustee will make any payments or distributions required under hereunder by separate benefit checks or other separate distribution to the Alternate Payee.
7.8.    Required Minimum Distributions. Notwithstanding any other provision of this Plan, the Trustee shall commence distributions from each Account no later than the applicable date described herein.

7.8.1.    Participant’s Required Beginning Date. Distribution to the Participant shall be made not later than the required beginning date, pursuant to this Section 7.8.1.

(a)
General Rule. The required beginning date is the later of (i) the April 1 following the calendar year in which the Participant attains age seventy and one‑half (70‑1/2) years, or (ii) the April 1 following the calendar year in which the Participant terminates employment.

(b)
Special Rule for Five Percent (5%) Owner. If the Participant is a five percent (5%) owner (as defined in Appendix B) at any time during the Plan Year in which such Participant attains age seventy and one‑half (70‑1/2) years, the required beginning date for such Participant shall be the April 1 following the calendar year in which the Participant attains age seventy and one‑half (70‑1/2) years. If any amounts are thereafter credited to such Participant’s Accounts, then for purposes of Section 7.1.1(b) each subsequent December 31 shall be treated as a required beginning date.

(c)
Special Election. A Participant who is not a five percent (5%) owner (as defined in Appendix B) may elect to commence minimum required distributions upon the Participant’s required beginning date as if he or she were a five percent (5%) owner.

The Participant must make the election to commence early distribution not later than April 1 of the calendar year following the year in which the Participant attains age seventy and one-half (70-1/2) years. Such election is subject to and must be consistent with the other provisions of this Section 7. A Participant shall make any such election in the manner prescribed by the Committee.

7.8.2.    Participant’s Required Minimum Distributions. The method of distribution to a Participant must satisfy section 401(a)(9) of the Code, as follows:

(a)	Lump Sum. Distribution may be made in a single lump sum payment no later than the Participant’s required beginning date.

(b)
Required Minimum Distributions. Distribution may be made in a series of substantially equal annual installments commencing no later than the Participant’s required beginning date, over a period of time determined by reference to the applicable table under section 1.401(a)(9)‑9 of the income tax regulations. The amount of the distribution required to be made for each calendar year (the “distribution year”) shall be determined by dividing the amount of the Total Account as of the last Valuation Date in the calendar year immediately preceding the distribution year (such preceding calendar year being the “valuation year”) by the distribution factor for the distribution year. The amount of the Total Account as of the last Valuation Date in the valuation year shall be increased by the amount of any contributions allocated to the Total Account during the valuation year and after such Valuation Date (including contributions, if any, made after the end of the valuation year which are allocated as of dates in the valuation year). The amount of the Total Account shall be decreased by distributions made in the valuation year and after such Valuation Date. The Participant may elect at any time to accelerate any remaining payments and receive a partial or single lump sum distribution; provided, that only one such change may be made in any Plan Year

(c)
Distribution Factor. The distribution factor shall be determined from the applicable table under section 1.401(a)(9)‑9 of the income tax regulations and shall be based upon an individual’s attained age on the individual’s birthday in the distribution year.

7.8.3.    Beneficiary’s Required Beginning Date. Notwithstanding any other provision of this Plan, distribution to the Beneficiary of a Participant shall be made or commenced not later than the Beneficiary’s required beginning date as determined under Q & A 5 of section 1.401(a)(9)‑5 and related sections of the income tax regulations.

7.8.4.    Beneficiary’s Required Minimum Distributions. The method of distribution to a Participant’s Beneficiary must satisfy section 401(a)(9) of the Code, as follows:

(a)
Death of Participant Before Required Beginning Date. If the Participant’s death occurs before the Participant’s required beginning date, then the Participant’s Beneficiary may select between the following forms of distribution:

i.
Lump Sum. Distribution may be made in a single lump sum payment, which shall be made not later than December 31 of the calendar year in which occurs the fifth (5th) anniversary of the death of the Participant.

ii.
Minimum Required Amounts. Distribution may be made in a series of substantially equal annual installments commencing no later than December 31 of the year following the year of the Participant’s death (or, if the sole Beneficiary is the Participant’s surviving spouse, then, if later, December 31 of the year in which the Participant would have attained age seventy and one‑half (70‑ 1/2) years) and payable annually over the maximum time permitted under the applicable tables under section 1.401(a)(9)‑9 of the income tax regulations; provided that if either (1) as of September 30 of the year following the year in which the Participant’s death occurs, there is no “designated beneficiary” whose life expectancy may be used under section 1.401(a)(9)‑4 of the income tax regulations, or (2) the Beneficiary fails to make timely application to commence distributions before December 31 of such year, or (3) the Beneficiary makes a timely application to take a distribution under the five (5) year rule, then distribution shall be made in one lump sum not later than December 31 of the calendar year in which occurs the fifth (5th) anniversary of the death of the Participant. The Beneficiary may elect at any time to accelerate any remaining payments and receive a partial or single lump sum distribution; provided, that only one such change may be made in any Plan Year.

iii.
Special Rule. If the Participant’s spouse is the Participant’s sole Beneficiary and such spouse dies before distributions are required to begin to the spouse under this Section 7.8.4(a), then the timing of distributions to the estate of the Participant’s spouse under this Section 7.8.4(a) shall be determined as if such spouse were the Participant.

(b)
Participant’s Death On or After Required Beginning Date. If the Participant’s death occurs on or after the Participant’s required beginning date, then the Participant’s Beneficiary may select between the following forms of distribution:

i.
Lump Sum. Distribution may be made in a single lump sum payment, which shall be made not later than December 31 of the calendar year in which occurs the first (1st) anniversary of the death of the Participant.

ii.
Minimum Required Amounts. Distribution may be made in a series of substantially equal installments commencing no later than December 31 of the year following the year of the Participant’s death (or, if the sole Beneficiary is the Participant’s surviving spouse, then, if later, December 31 of the year in which the Participant would have attained age seventy and one‑half (70‑1/2) years) and payable annually over the remaining life expectancy of the “designated beneficiary” whose life expectancy may be used under section 1.401(a)(9)‑4 of the income tax regulations or, if longer, the remaining life expectancy of the Participant. If there is no such “designated beneficiary,” then such payments may be made over a period of time that will not extend beyond the remaining life expectancy of the Participant. The Beneficiary may elect at any time to accelerate any remaining payments and receive a partial or single lump sum distribution; provided, that only one such change may be made in any Plan Year.

(c)
Substantially Equal. If distributions are in the form of installments payable over a period of time determined by the applicable table under section 1.401(a)(9)‑9 of the income tax regulations, the amount of the distribution required to be made for each calendar year (the “distribution year”) shall be determined by dividing the amount of the Total Account as of the last Valuation Date in the calendar year immediately preceding the distribution year (such preceding calendar year being the “valuation year”) by the remaining life expectancy as of the distribution year. The amount of the Total Account as of the last Valuation Date in the valuation year shall be increased by the amount of any contributions allocated to the Total Account during the valuation year and after such Valuation Date (including contributions, if any, made after the end of the valuation year which are allocated as of dates in the valuation year). The amount of the Total Account shall be decreased by distributions made in the valuation year and after such Valuation Date.

(d)
Remaining Life Expectancy. Remaining life expectancy shall be determined by use of the Single Life Table in section 1.401(a)(9)‑9 of the income tax regulations. The Participant’s remaining life expectancy is based upon the Participant’s age in the Participant’s year of death. A Beneficiary’s remaining life expectancy is based upon the Beneficiary’s age in the year following the year of the Participant’s death. The remaining life expectancies determined for the initial year are reduced by one for each subsequent year, except that if the Participant’s spouse is the Participant’s sole Beneficiary, then such spouse’s remaining life expectancy is recalculated each year.

(e)
Multiple Beneficiaries. If more than one person (including persons that are not natural persons) is designated as a Beneficiary of a Total Account, then the Committee may (but is not required to) direct the Trustee to establish a separate subaccount from such Total Account for each such person. If the Trustee does not establish subaccounts, then the following rules apply:

(i)	references to “the Beneficiary” shall mean all such persons then entitled to payment;

(ii)	unless all such persons satisfy the requirements for payment provided hereunder then the requirements shall not be satisfied; and

(iii)	the Beneficiary’s life expectancy shall be determined under Q & A 7 of section 1.401(a)(9)‑5 and related sections of the income tax regulations.

7.8.5.    Alternate Payee’s Required Minimum Distributions. Notwithstanding any other provision of this Plan, required minimum distributions to the Alternate Payee of a Participant shall be determined under Q & A 8 of section 1.401(a)(9)‑8 and related sections of the income tax regulations.

SECTION 8.
SPENDTHRIFT PROVISIONS

No Participant or Beneficiary shall have any transmissible interest in any Account nor shall any Participant or Beneficiary have any power to anticipate, alienate, dispose of, pledge or encumber the same while in the possession or control of the Trustee, nor shall any Account be subject to attachment, garnishment, execution following judgment or other legal process while in the possession or control of the Trustee, nor shall the Trustee, the Employer or the Committee recognize any assignment thereof, either in whole or in part, except as is specifically permitted under section 401(a)(13) of the Code or the regulations thereunder.
The power to designate Beneficiaries to receive the Vested Total Account of a Participant in the event of death shall not permit or be construed to permit such power or right to be exercised by the Participant so as thereby to anticipate, pledge, mortgage or encumber the Participant’s Account or any part thereof, and any attempt of a Participant so to exercise said power in violation of this provision shall be of no force and effect and shall be disregarded by the Employer, the Committee and the Trustee.
This Section shall not prevent the Employer, the Committee or the Trustee from exercising, in their discretion, any of the applicable powers and options granted to them upon the occurrence of an Event of Maturity, as such powers may be conferred upon them by any applicable provision hereof, nor prevent the Plan from offsetting a Participant’s Vested Total Account by the amount of the then outstanding balance of the loan in default. This Section shall not prevent the Employer, the Committee or the Trustee from observing the terms of a qualified domestic relations order as provided in Appendix C to this Plan Statement.

SECTION 9.
AMENDMENT AND TERMINATION

9.1.    Amendment. The Principal Sponsor reserves the power to amend this Plan Statement either prospectively or retroactively or both:

(a)	in any respect by resolution of the Compensation and Human Resources Committee of the Board of Directors; and

(b)
by action of the Principal Sponsor’s Executive Vice President Chief Human Resources Officer for the purpose of complying with applicable laws and regulations, consenting on behalf of Principal Sponsor to the adoption of any of such plans by any Affiliates, adopting prior service crediting rules for the employees of acquired subsidiaries or other business units, authorizing mergers of plans maintained by such subsidiaries or other business units into this Plan, and changing the Plan design and administration in any way that does not significantly reduce benefits or significantly increase the Principal Sponsor’s funding or administrative costs for the Plan, and is not prohibited by applicable law;

provided that no amendment shall be effective to reduce or divest the Total Account of any Participant unless the same shall have been adopted with the consent of the Secretary of Labor pursuant to the provisions of ERISA, or in order to comply with the provisions of the Code and the regulations and rulings thereunder affecting the tax‑qualified status of the Plan and the deductibility of Employer contributions thereto. Notwithstanding the foregoing, no amendment shall be effective to increase the duties of the Trustee without its consent. No oral or written statement shall be effective to amend the Plan Statement unless it is duly authorized by the Principal Sponsor’s Compensation and Human Resources Committee or the Executive Vice President Chief Human Resources Officer, as applicable.
9.2.    Discontinuance of Contributions and Termination of Plan. The Principal Sponsor reserves the right to reduce, suspend or discontinue its contributions to the Plan and to terminate the Plan herein embodied in its entirety. Notwithstanding anything in this Plan Statement to the contrary, if the Principal Sponsor applies to the Internal Revenue Service for a ruling that the termination of the Plan does not adversely affect its qualified status, then all distributions (other than required distributions under Sections 7.1.1(b) and 7.3.1(b)) shall be suspended upon termination of the Plan pending the receipt of a favorable determination.

9.3.    Merger or Spinoff of Plans.

9.3.1.    In General. The Principal Sponsor may cause all or a part of this Plan to be merged with all or a part of any other plan and may cause all or a part of the assets and liabilities to be transferred from this Plan to another plan. In the case of merger or consolidation of this Plan with, or transfer of assets and liabilities of this Plan to, any other plan, each Participant shall (if such other plan were then terminated) receive a benefit immediately after the merger, consolidation or transfer which is not less than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated). If the Principal Sponsor agrees to a transfer of assets and liabilities to or from another plan, the agreement under which such transfer is concluded (or an amendment of or appendix to this Plan Statement) shall specify the Accounts to which the transferred amounts are to be credited.

9.3.2.    Limitations. In no event shall assets be transferred from any other plan to this Plan unless this Plan complies (or has been amended to comply) with the optional form of benefit requirements of section 411(d)(6)(B)(ii) of the Code (or, where applicable, the distribution rules of section 401(k) of the Code) with respect to such transferred assets. In no event shall assets be transferred from this Plan to any other plan unless such other plan complies (or has been amended to comply) with the optional form of benefit requirements of section 411(d)(6)(B)(ii) of the Internal Revenue Code and the distribution rules of section 401(k) of the Internal Revenue Code with respect to such transferred assets.

9.3.3.    Beneficiary Designations. If assets and liabilities are transferred from another plan to this Plan, Beneficiary designations made under that plan shall become void with respect to deaths occurring on or after the date as of which such transfer is made and the Beneficiary designation rules of this Plan Statement shall apply beginning on such date.

9.4.    Adoption by Other Employers.

9.4.1.    Adoption by Consent. The Principal Sponsor may consent to the adoption of the Plan by any business entity subject to such conditions as the Principal Sponsor may impose.

9.4.2.    Procedure for Adoption. Any such adopting business entity shall initiate its adoption of the Plan by delivery of a certified copy of the resolutions of its board of directors (or other authorized body or individual) adopting this Plan Statement to the Principal Sponsor. Upon the consent by the Principal Sponsor to the adoption by the adopting business entity, and the delivery to the Trustee of written evidence of the Principal Sponsor’s consent, the adoption of the Plan by the adopting business entity shall be effective as of the date specified by the Principal Sponsor. If such adopting business entity is not a corporation, any reference in the Plan Statement to its board of directors shall be deemed to refer to such entity’s governing body or other authorized individual.

9.4.3.    Effect of Adoption. Upon the adoption of the Plan by an adopting business entity as heretofore provided, the adopting business entity shall be an Employer hereunder in all respects. Each adopting business entity, as a condition of continued participation in the Plan, delegates to the Principal Sponsor the sole power and authority over all Plan matters except that the board of directors of each adopting business entity shall have the power to amend this Plan Statement as applied to it by establishing a successor plan to which assets and liabilities may be transferred as provided in Section 9.3 and to terminate the Plan as applied to it. Each reference herein to the Employer shall include the Principal Sponsor and all adopting business entities unless the context clearly requires otherwise.

SECTION 10.
INDEMNIFICATION

Each individual (as distinguished from corporate) trustee of the Plan or officer, director or employee of the Employer shall, except as prohibited by law, be indemnified and held harmless by the Principal Sponsor from any and all liabilities, costs and expenses (including legal fees), to the extent not covered by liability insurance, arising out of any action taken by such individual with respect to the Plan, whether imposed under the ERISA or otherwise, unless the liability, cost or expense arises from the individual’s claim for the individual’s own benefit, the proven gross negligence, the bad faith or, if the individual had reasonable cause to believe the individual’s conduct was unlawful, the criminal misconduct of such individual. This indemnification shall continue as to an individual who has ceased to be a trustee of the Plan or officer, director or employee of the Employer and shall inure to the benefit of the heirs, executors and administrators of such an individual.

SECTION 11.
DETERMINATIONS - RULES AND REGULATIONS

11.1.    Determinations. Benefits under the Plan will be paid only if the Committee decides in its discretion that the applicant is entitled to them. The Committee has discretionary authority to grant or deny benefits under the Plan. The Vice President, Enterprise Rewards & Corporate HR (the “VP Benefits”) and the Committee shall have the sole discretion, authority and responsibility to interpret and construe this Plan Statement and all relevant documents and information, and to determine all factual and legal questions under the Plan, including but not limited to the entitlement of all persons to benefits and the amounts of their benefits. The VP Benefits or the Committee, as applicable, shall make such determinations as may be required from time to time in the administration of the Plan. The discretionary authority shall include all matters arising under the Plan.

11.2.    Claim and Review Procedures. Until modified by the Committee, the claim and review procedures set forth in this Section shall be the mandatory claim and review procedures for the resolution of disputes and disposition of claims filed under the Plan except for disability claims. An application for a distribution shall be considered as a claim for the purposes of this Section.

11.2.1.    Initial Claim. An individual may, subject to any applicable deadline, file with the VP Benefits a written claim for benefits under the Plan in a form and manner prescribed by the VP Benefits.

(a)	If the claim is denied in whole or in part, the VP Benefits shall notify the claimant of the adverse benefit determination within ninety (90) days after receipt of the claim.

(b)
The ninety (90) day period for making the claim determination may be extended for ninety (90) days if the VP Benefits determines that special circumstances require an extension of time for determination of the claim, provided that the VP Benefits notifies the claimant, prior to the expiration of the initial ninety (90) day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made.

11.2.2.    Notice of Initial Adverse Determinations. A notice of an adverse determination shall set forth in a manner calculated to be understood by the claimant:

(a)	the specific reasons for the adverse determination;

(b)	references to the specific provisions of the Plan Statement (or other applicable Plan document) on which the adverse determination is based;

(c)	a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary; and

(d)
a description of the claim and review procedures, including the time limits applicable to such procedure, and a statement of the claimant’s right to bring a civil action under ERISA section 502(a) following an adverse determination on review.

11.2.3.    Request for Review. Within sixty (60) days after receipt of an initial adverse benefit determination notice, the claimant may file with the Committee a written request for a review of the adverse determination and may, in connection therewith submit written comments, documents, records and other information relating to the claim benefits. Any request for review of the initial adverse determination not filed within sixty (60) days after receipt of the initial adverse determination notice shall be untimely.

11.2.4.    Claim on Review. If the claim, upon review, is denied in whole or in part, the Committee shall notify the claimant of the adverse benefit determination within sixty (60) days after receipt of such a request for review.

(a)
The sixty (60) day period for deciding the claim on review may be extended for sixty (60) days if the Committee determines that special circumstances require an extension of time for determination of the claim, provided that the Committee notifies the claimant, prior to the expiration of the initial sixty (60) day period, of the special circumstances requiring an extension and the date by which a claim determination is expected to be made.

(b)
In the event that the time period is extended due to a claimant’s failure to submit information necessary to decide a claim on review, the claimant shall have sixty (60) days within which to provide the necessary information and the period for making the claim determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information or, if earlier, the expiration of sixty (60) days.

(c)
The Committee’s review of a denied claim shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

11.2.5.    Notice of Adverse Determination for Claim on Review. A notice of an adverse determination for a claim on review shall set forth in a manner calculated to be understood by the claimant:

(a)	the specific reasons for the denial;

(b)	references to the specific provisions of the Plan Statement (or other applicable Plan document) on which the adverse determination is based;

(c)
a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits;

(d)	a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain information about such procedures; and

(e)	a statement of the claimant’s right to bring an action under ERISA section 502(a).

11.3.    Claim and Review Procedures for Disability Claims Filed under the Plan. Until modified by the Committee, the claim and review procedures set forth in this Section shall be the mandatory claim and review procedures for the resolution of disputes and disposition of claims for a disability benefit filed under the Plan.

11.3.1.    Initial Disability Claim. An individual may, subject to any applicable deadline, file with the VP Benefits a written claim for disability benefits under the Plan in a form and manner prescribed by the VP Benefits.

(a)	If the disability claim is denied in whole or in part, the VP Benefits shall notify the claimant of the adverse benefit determination within forty‑five (45) days after receipt of the disability claim.

(b)
The forty‑five (45) day period for making the determination may be extended for thirty (30) days, if the VP Benefits determines that an extension is necessary due to reasons beyond the control of the VP Benefits and notifies the claimant of the extension prior to the expiration of the initial forty‑five (45) day period. The thirty (30) day extension period can be further extended by another thirty (30) days (for a total of a sixty (60) day extension) if notice is provided to the claimant within the first thirty (30) day extension period.

(c)
In the event that a period of time is extended due to a claimant’s failure to submit information necessary to decide a disability claim, the claimant shall have forty five (45) days within which to provide the necessary information and the period for making the claim determination shall be tolled from the date on which the notification of extension is sent to the claimant until the date on which the claimant responds to the request for additional information or, if earlier, the expiration of forty‑five (45) days.

(d)	Any notice of extension shall specifically explain:

i.	the circumstances requiring the extension of time;

ii.	the date by which a claim determination is expected to be made;

iii.	the standards on which entitlement to a benefit is based;

iv.	the unresolved issues that prevent a decision on the disability claim; and

v.	the additional information needed to resolve those issues.

11.3.2.    Notice of Initial Adverse Determination. A notice of an adverse determination for a disability claim shall set forth in a manner calculated to be understood by the claimant:

(a)	the specific reasons for the adverse determination;

(b)	references to the specific provisions of the Plan Statement (or other applicable Plan document) on which the adverse determination is based;

(c)	a description of any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary;

(d)
a description of the claim and review procedures, and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review;

(e)
if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion; or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol, or other criterion will be provided free of charge to the claimant upon request; and

(f)
if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.

11.3.3.    Request for Review. Within one‑hundred and eighty (180) days after receipt of an initial adverse benefit determination notice for a disability claim, the claimant may file with the Committee a written request for review of the adverse determination and may, in connection therewith, submit written comments, documents, records and other information relating to the claim for disability benefits. Any request for review not filed within one‑hundred and eighty (180) days after receipt of an initial adverse determination notice shall be untimely.

11.3.4.    Disability Claim on Review. If the disability claim, upon review, is denied in whole or in part, the Committee shall notify the claimant of the adverse benefit determination within forty‑five (45) days after receipt of the request for review.

(a)	The forty‑five (45) day period for deciding the disability claim on review may be extended for forty‑five (45) days if the Committee determines that special circumstances require an extension of time for the disability claim determination on review, provided that the Committee notifies the claimant, prior to the expiration of the initial forty‑five (45) day period, of the special circumstances requiring an extension and the date by which a disability claim determination is expected to be made.

(b)
In the event that a period of time is extended due to a claimant’s failure to submit information necessary to decide a disability claim, the claimant shall have forty‑five (45) days within which to provide the necessary information and the period for making the benefit determination shall be tolled from the date on which the notification of extension is sent to the claimant until the date on which the claimant responds to the request for additional information or, if earlier, the expiration of forty‑five (45) days.

(c)	The Committee’s review of a denied disability claim shall:

(iv)
take into account all comments, documents, records, and other information submitted by the claimant relating to the disability claim, without regard to whether such information was submitted or considered in the initial benefit determination;

(v)	not afford deference to the initial adverse benefit determination;

(vi)
be conducted by a decision maker(s) who is neither the decision maker(s) who made the initial adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual(s);

(vii)
if the adverse benefit determination is based in whole or in part on a medical judgment, consult with a health care professional who has the appropriate training and experience in the field of medicine involved in the medical judgment (such health care professional shall be an individual who is neither an individual who was consulted in connection with the adverse benefit determination that is subject of the appeal, nor the subordinate of any such individual); and

(viii)
provide for the identification of the medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination.

11.3.5.    Notice of Adverse Determinations for Disability Claim on Review. A notice of an adverse determination for a disability claim on review shall set forth in a manner calculated to be understood by the claimant:

(a)	the specific reasons for denial of the disability claim;

(b)	the specific references to the pertinent provisions of the Plan Statement (or other applicable Plan document) on which the denial is based;

(c)
a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for disability benefits;

(d)	a statement describing any voluntary appeal procedures offered by the Plan and the claimant’s right to obtain information about such procedures;

(e)	a statement of the claimant’s right to bring an action under section 502(a) of ERISA;

(f)
if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion; or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol, or other criterion will be provided free of charge to the claimant upon request;

(g)
if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination applying the terms of the Plan to the claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request; and

(h)
the following statement: “You and your plan may have other voluntary alternative dispute resolutions options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”

11.4.    Rules and Regulations.

11.4.1.    Adoption of Rules. Any rule not in conflict or at variance with the provisions hereof may be adopted by the Committee.

11.4.2.    Special Rules.

(a)	No inquiry or question shall be deemed to be a claim or a request for a review of a denied claim unless made in accordance with the established claim procedures.

(b)
All decisions on claims and on requests for a review of denied claims shall be made by the VP Benefits or the Committee, as applicable, unless delegated. Such delegation may be implied or inferred. If the decision is delegated, all references to the VP Benefits or Committee, as applicable, in Section 11 shall be treated as references to the delegate.

(c)
Claimants may be represented by a lawyer or other representative at their own expense, but the VP Benefits and the Committee reserve the right to require the claimant to furnish written authorization and establish reasonable procedures for determining whether an individual has been authorized to act on behalf of a claimant. A claimant’s representative shall be entitled to copies of all notices given to the claimant.

(d)	The decision on a claim and on a request for a review of a denied claim may be provided to the claimant in electronic form instead of in writing at the discretion of the VP Benefits or the Committee.

(e)
In connection with the review of a denied claim, the claimant or the claimant’s representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits.

(f)
The time period within which a benefit determination will be made shall begin to run at the time a claim or request for review is filed in accordance with the claims procedures, without regard to whether all the information necessary to make a benefit determination accompanies the filing.

(g)
The claims and review procedures shall be administered with appropriate safeguards so that benefit claim determinations are made in accordance with governing plan documents and, where appropriate, the plan provisions have been applied consistently with respect to similarly situated claimants.

(h)
For the purpose of this Section, a document, record, or other information shall be considered “relevant” if such document, record, or other information: (i) was relied upon in making the benefit determination; (ii) was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination; (iii) demonstrates compliance with the administration processes and safeguards designed to ensure that the benefit claim determination was made in accordance with governing plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants; and (iv) constitutes a statement of policy or guidance with respect to the Plan concerning the denied treatment option or benefit for the claimant’s diagnosis, without regard to whether such advice or statement was relied upon in making the benefit determination.

(i)	The VP Benefits or the Committee may, in its discretion, rely on any applicable statute of limitation or deadline as a basis for denial of any claim.

(j)
The burden of proof in demonstrating any fact essential to the approval of any claim for benefits, including eligibility for any claimed benefit and the extent to which a claimed benefit is covered or payable in accordance with the Plan, shall at all times be the responsibility of the claimant.

11.5.    Deadline to File Claim. To be considered timely under the Plan’s claim and review procedures, a claim must be filed with the VP Benefits within one (1) year after the claimant knew or reasonably should have known of the principal facts upon which the claim is based. If or to the extent that the claim relates to a failure to effect a Participant’s or Beneficiary’s investment directions or a Participant’s election regarding contributions, a claim must be filed with the VP Benefits within thirty (30) days after the claimant knew or reasonably should have known of the principal facts upon which the claim is based.

11.6.    Exhaustion of Administrative Remedies. The exhaustion of the claim and review procedures is mandatory for resolving every claim and dispute arising under this Plan. In any subsequent legal action all explicit and all implicit determinations by the VP Benefits and the Committee (including, but not limited to, determinations as to whether the claim, or a request for a review of a denied claim, was timely filed) shall be afforded the maximum deference permitted by law.

11.7.    Deadline to File Legal Action. No legal action to recover Plan benefits or to enforce or clarify rights under the Plan under section 502 or section 510 of ERISA or under any other provision of law, whether or not statutory, may be brought by any claimant on any matter pertaining to this Plan unless the legal action is commenced in the proper forum before the earlier of:

(a)	thirty (30) months after the claimant knew or reasonably should have known of the principal facts on which the claim is based, or

(b)	six (6) months after the claimant has exhausted the claim and review procedures.
If or to the extent that the claim relates to a failure to effect a Participant’s or Beneficiary’s investment directions or a Participant’s election regarding contributions, the thirty (30) month period shall be nineteen (19) months.
11.8.    Knowledge of Fact by Participant Imputed to Beneficiary. For the purpose of applying the deadlines to file a claim or a legal action, knowledge of all facts that a Participant knew or reasonably should have known shall be imputed to every claimant who is or claims to be a Beneficiary of the Participant or otherwise claims to derive an entitlement by reference to the Participant for the purpose of applying the previously specified periods.

11.9.    Venue. All litigation in any way related to the Plan (including but not limited to any and all claims brought under ERISA, such as claims for benefits and claims for breach of fiduciary duty) must be filed in the United States District Court for the District of Minnesota.

SECTION 12.
PLAN ADMINISTRATION

12.1.    Principal Sponsor. Functions generally assigned to the Principal Sponsor shall be discharged by the Compensation and Human Resources Committee of the Board of Directors of the Principal Sponsor or delegated and allocated as provided herein. The Compensation and Human Resources Committee of the Principal Sponsor may delegate or redelegate and allocate and reallocate to one or more persons or to a committee of persons jointly or severally, and whether or not such persons are directors, officers or employees, such fiduciary and other functions assigned to it or to the Employer hereunder as it may from time to time deem advisable.
The Compensation and Human Resources Committee of the Board of Directors of the Principal Sponsor shall have the exclusive authority, which authority may not be delegated (except as provided in (a) hereof):

(a)
to amend this Plan Statement in any manner that materially increases the cost of such Plan (except that the authority to make such amendments as are required to obtain or maintain the qualification of the Plan under sections 401(a) and 501(a) of the Code may be delegated); to terminate the Plan;

(b)	to create or dissolve the Committee; to appoint or remove members of the Committee;

(c)	to reduce, suspend or discontinue contributions to the Plan.

12.2.    Committee.

12.2.1.    Appointment and Removal. The Committee shall consist of such members as may be determined and appointed from time to time by the Principal Sponsor and who shall serve at the pleasure of the Principal Sponsor. Members of the Committee shall serve without compensation, but their reasonable expenses shall be an expense of the administration of the Fund and shall be paid by the Trustee from and out of the Fund except to the extent the Employer, in its discretion, directly pays such expenses.

12.2.2.    Automatic Removal. If any individual who is a member of the Committee is a director, officer or employee when appointed as a member of the Committee, then such individual shall be automatically removed as a member of the Committee at the earliest time such individual ceases to be a director, officer or employee. This removal shall occur automatically and without any requirement for action by the Principal Sponsor or any notice to the individual so removed.

12.2.3.    Authority. The Committee may elect such officers as the Committee may decide upon. The Committee shall:

(a)
establish rules for the functioning of the Committee, including the times and places for holding meetings, the notices to be given in respect of such meetings and the number of members who shall constitute a quorum for the transaction of business,

(b)
organize and delegate to such of its members as it shall select authority to execute or authenticate rules, advisory opinions or instructions, and other instruments adopted or authorized by the Committee; adopt such bylaws or regulations as it deems desirable for the conduct of its affairs; appoint a secretary, who need not be a member of the Committee, to keep its records and otherwise assist the Committee in the performance of its duties; keep a record of all its proceedings and acts and keep all books of account, records and other data as may be necessary for the proper administration of the Plan;

notify the Trustee and the Employer of any action taken by the Committee and, when required, notify any other interested person or persons;

(c)	determine from the records of the Employer the compensation, service records, status and other facts regarding Participants and other employees,

(d)
cause to be compiled at least annually, from the records of the Committee and the reports and accountings of the Trustee, a report or accounting of the status of the Plan and the Accounts of the Participants, and make it available to each Participant who shall have the right to examine that part of such report or accounting (or a true and correct copy of such part) which sets forth his benefits and his ratable interest in the Fund,

(e)	prescribe forms to be used for applications for participation, distributions, withdrawals, notifications, etc., as may be required in the administration of the Plan,

(f)	set up such rules, applicable to all Participants similarly situated, as are deemed necessary to carry out the terms of this Plan Statement,

(g)
shall appoint the Employer Stock Fund Fiduciary (and in the event that an Employer Stock Fund Fiduciary shall resign or be removed by the Committee or shall otherwise cease to serve hereunder, the Committee shall appoint a successor Employer Stock Fund Fiduciary),

(h)	have the authority to appoint or remove a Trustee or an Investment Manager,

(i)	have the authority to direct the Trustee to return an Employer contribution that was made by mistake or which is not deductible;

(j)
have the authority to consent to the adoption of the Plan by affiliated employers, to designate Affiliates, to establish conditions and limitations upon such adoption of the Plan by affiliated employers;

(k)
perform all other acts reasonably necessary for administering the Plan and carrying out the provisions of this Plan Statement and performing the duties imposed on it by the Board of Directors of the Principal Sponsor,

(l)	resolve all questions of administration of the Plan not specifically referred to in this section,

(m)
delegate or redelegate to one or more persons, jointly or severally, and whether or not such persons are members of the Committee or employees of any Employer, such functions assigned to the Committee hereunder as it may from time to time deem advisable, and

(n)	have the authority to amend this Plan Statement in any manner not reserved exclusively to the Board of Directors under Section 12.1(a).

12.2.4.    Majority Decisions. If there shall at any time be three (3) or more members of the Committee serving hereunder who are qualified to perform a particular act, the same may be performed, on behalf of all, by a majority of those qualified, with or without the concurrence of the minority. No person who failed to join or concur in such act shall be held liable for the consequences thereof, except to the extent that liability is imposed under ERISA.

12.3.    Limitation on Authority. No action taken by any fiduciary, if authority to take such action has been delegated or redelegated to it hereunder, shall be the responsibility of any other fiduciary except as may be required by the provisions of ERISA. Except to the extent imposed by ERISA, no fiduciary shall have the duty to question whether any other fiduciary is fulfilling all of the responsibility imposed upon such other fiduciary by this Plan Statement or by ERISA. The Trustee shall have no authority or duty to determine or enforce payment of any Employer contribution under the Plan or to determine the existence, nature or extent of any individual’s rights in the Fund or under the Plan or question any determination made by any Employer or the Committee regarding the same.

12.4.    Conflict of Interest. If any officer or employee of any Employer, any member of the Board of Directors of the Principal Sponsor, any member of the Committee or any Trustee to whom authority has been delegated or redelegated hereunder shall also be a Participant in the Plan, the individual shall have no authority as such officer, employee, member or Trustee with respect to any matter specially affecting his or her individual interest hereunder (as distinguished from the interests of all Participants and Beneficiaries or a broad class of Participants and Beneficiaries), all such authority being reserved exclusively to the other officers, employees, members or Trustees as the case may be, to the exclusion of such Participant, and such Participant shall act only in his individual capacity in connection with any such matter.

12.5.    Dual Capacity. Individuals, firms, corporations or partnerships identified herein or delegated or allocated authority or responsibility hereunder may serve in more than one fiduciary capacity.

12.6.    Administrator. The Principal Sponsor shall be the administrator for purposes of section 3(16)(A) of ERISA.

12.7.    Named Fiduciaries. The Committee and the Employer Stock Fund Fiduciary shall be named fiduciaries for the purpose of section 402(a) of ERISA.

12.8.    Service of Process. In the absence of any designation to the contrary by the Principal Sponsor, the Secretary of the Principal Sponsor is designated as the appropriate and exclusive agent for the receipt of service of process directed to the Plan in any legal proceeding, including arbitration, involving the Plan.

12.9.    Administrative Expenses. The reasonable expenses of administering the Plan shall be payable out of the Fund except to the extent that the Employer, in its discretion, directly pays the expenses. The Fund may reimburse the Employer for a reasonable expense incurred in administering the Plan paid by the Employer if, at the time the Employer paid the expense, the Employer intended to have the Fund reimburse the Employer for the expense. The Committee, acting in its fiduciary capacity, shall determine the appropriate allocation among the Accounts in the Plan.

12.10.    IRS Qualification. This Plan is intended to qualify under section 401(a) of the Code as a defined contribution profit sharing plan (and not as a defined contribution stock bonus plan or money purchase pension plan or a defined benefit pension plan).

12.11.    Method of Executing Instruments.

12.11.1.    Employer or Committee. Information to be supplied or written notices to be made or consents to be given by the Principal Sponsor, any Employer or the Committee pursuant to any provision of this Plan Statement may be signed in the name of the Principal Sponsor or Employer by any officer or by any employee thereof who has been authorized to make such certification or to give such notices or consents or by any Committee member.

12.11.2.    Trustee. Any instrument or written notice required, necessary or advisable to be made or given by the Trustee may be signed by any Trustee, if all Trustees serving hereunder are individuals, or by any authorized officer or employee of the Trustee, if a corporate Trustee shall be acting hereunder as sole Trustee, or by any such officer or employee of the corporate Trustee or by an individual Trustee acting hereunder, if corporate and individual Trustees shall be serving as co‑trustees hereunder.

12.12.    Rules and Regulations. Any rule not in conflict or at variance with the provisions hereof may be adopted by the Committee.

12.13.    Information Furnished by Participants. Neither the Employer nor the Committee nor the Trustee shall be liable or responsible for any error in the computation of the Account of a Participant resulting from any misstatement of fact made by the Participant, directly or indirectly, to the Employer, the Committee or the Trustee and used by them in determining the Participant’s Account. Neither the Employer nor the Committee nor the Trustee shall be obligated or required to increase the Account of such Participant which, on discovery of the misstatement, is found to be understated as a result of such misstatement of the Participant. However, the Account of any Participant which is overstated by reason of any such misstatement shall be reduced to the amount appropriate for the Participant in view of the truth. Any reduction of an Account shall be retained in the Fund and used in accordance with Section 6.2.3.

12.14.    Receipt of Documents. If a form or document must be filed with or received by the Committee, Employer, or Trustee (the “appropriate entity”), it must be actually received by the appropriate entity to be effective. The determination of whether or when a form or document has been received by the appropriate entity shall be made by the Committee on the basis of what documents are acknowledged by the appropriate entity to be in its actual possession without regard to the “mailbox rule” or similar rule of evidence. The absence of a document in the appropriate entity’s records and files shall be conclusive and binding proof that the document was not received by the appropriate entity.

12.15.    Powers of Attorney. The Committee may establish rules for the acceptance of powers of attorneys for Plan purposes. Until such rules are established, powers of attorney shall not be recognized for any purpose under the Plan.

12.16.    Guardians and Conservators. The Plan shall recognize the authority of a court appointed guardian or conservator to act on behalf of a Participant, Beneficiary, or Alternate Payee to the extent such action is within the authority granted to the court appointed guardian or conservator.

SECTION 13.
IN GENERAL

13.1.    Disclaimers.

13.1.1.    Effect on Employment. Neither the terms of this Plan Statement nor the benefits hereunder nor the continuance thereof shall be a term of the employment of any employee, and the Employer shall not be obligated to continue the Plan. The terms of this Plan Statement shall not give any employee the right to be retained in the employment of the Employer.

13.1.2.    Sole Source of Benefits. Neither the Employer nor any of its officers nor any member of its board of directors nor any member of the Committee nor the Trustee in any way guarantee the Fund against loss or depreciation, nor do they guarantee the payment of any benefit or amount which may become due and payable hereunder to any Participant, Beneficiary, Alternate Payee or other person. Each Participant, Beneficiary, Alternate Payee or other person entitled at any time to payments hereunder shall look solely to the assets of the Fund for such payments. If a Vested Total Account shall have been distributed to a former Participant, Beneficiary, Alternate Payee or any other person entitled jointly to the receipt thereof (or shall have been transferred to the Trustee of another tax‑qualified deferred compensation plan), such former Participant, Beneficiary, Alternate Payee or other person, as the case may be, shall have no further right or interest in the other assets of the Fund.

13.1.3.    Co‑Fiduciary Matters. Neither the Employer nor any of its officers nor any member of its board of directors nor any member of the Committee shall in any manner be liable to any Participant, Beneficiary, Alternate Payee or other person for any act or omission of the Trustee (except to the extent that liability is imposed under ERISA). Neither the Employer nor any of its officers nor any member of its board of directors nor any member of the Committee nor the Trustee shall be under any liability or responsibility (except to the extent that liability is imposed under ERISA) for failure to effect any of the objectives or purposes of the Plan by reason of loss or fluctuation in the value of the Fund or for the form, genuineness, validity, sufficiency or effect of any Fund asset at any time held hereunder, or for the failure of any person, firm or corporation indebted to the Fund to pay such indebtedness as and when the same shall become due or for any delay occasioned by reason of any applicable law, order or regulation or by reason of any restriction or provision contained in any security or other asset held by the Fund. Except as is otherwise provided in ERISA, the Employer and its officers, the members of its board of directors, the members of the Committee, the Trustee and other fiduciaries shall not be liable for an act or omission of another person with regard to a fiduciary responsibility that has been allocated to or delegated in whole or in part to such other person pursuant to the terms of this Plan Statement or pursuant to procedures set forth in this Plan Statement.

13.2.    Reversion of Fund Prohibited. The Fund from time to time hereunder shall at all times be a trust fund separate and apart from the assets of the Employer, and no part thereof shall be or become available to the Employer or to creditors of the Employer under any circumstances other than those specified in Section 3.8 and Appendix A to this Plan Statement. It shall be impossible for any part of the corpus or income of the Fund to be used for, or diverted to, purposes other than for the exclusive benefit of Participants and Beneficiaries (except as hereinbefore provided).

13.3.    Contingent Top Heavy Plan Rules. The rules set forth in Appendix B to this Plan Statement (concerning additional provisions that apply if the Plan becomes top heavy) are incorporated herein.

13.4.    Continuity. The tenure and membership of any committee previously appointed, the rules of administration adopted and the Beneficiary designations in effect under the Prior Plan Statement shall, to the extent not inconsistent with this Plan Statement, continue in full force and effect until altered as provided herein.

13.5.    Execution in Counterparts. This Plan Statement may be executed in any number of counterparts, each of which, without production of the others, shall be deemed to be an original.

SCHEDULE I
BEST BUY
RETIREMENT SAVINGS PLAN
LISTS OF EMPLOYERS
(As of September 28, 2012)

EMPLOYER	DATE OF PLAN ADOPTION
Best Buy Co., Inc. (Principal Sponsor)	October 1, 1990
Best Buy Stores, L.P.	January 1, 1996
Best Buy Purchasing, LLC	October 6, 2000
BestBuy.com, LLC	January 1, 2000
Redline Entertainment, Inc.*	March 16, 2001
Musicland Stores Corporation	April 1, 2002, until June 16, 2003, when it ceased to be an Employer
The Musicland Group, Inc. and its subsidiaries	April 1, 2002, until June 16, 2003, when they ceased to be Employers
Best Buy Enterprise Services, Inc.	January 1, 2003
BBY Holdings International, Inc.	January 1, 2003
Nichols Distribution, LLC	January 1, 2003
Geek Squad, Inc.	May 1, 2003, until May 20, 2004, when it merged into Best Buy Stores, L.P.
vpr Matrix, Inc.*	January 1, 2004
GarageSalePro, Inc.	April 1, 2004, until February 23, 2006, when it ceased to be an Employer
eq‑life Stores, LLC	December 6, 2004, until May 27, 2006, when it ceased to be an Employer
Magnolia Hi‑Fi, Inc. d/b/a Magnolia Audio Video	April 1, 2005
CultureRx	December 13, 2005, until November 13, 2008, when it ceased to be an Employer
Best Buy Warehousing Logistics, Inc.	July 1, 2009
Pacific Sales Kitchen and Bath Centers, Inc.	November 1, 2009, for loaned employees described in Section 1.1.13(c) April 1, 2010, for all of employees in Eligible Employment
BBY Services, Inc.	July 1, 2009
BBY Solutions, Inc.	July 1, 2009
BBY Connect, LLC	January 1, 2010
Napster, Inc.	March 18, 2011
mindSHIFT Technologies, Inc.	July 20, 2012
Partsearch Technologies, Inc.	September 28, 2012

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*These Employers did not have any employees in Eligible Employment as of April 1, 2010.

(As of July 20, 2012)

EMPLOYERS ADOPTING THIS PLAN ONLY FOR A LOANED EMPLOYEES DESCRIBED IN SECTION 1.1.13(c) OF THIS PLAN	DATE OF PLAN ADOPTION FOR LOANED EMPLOYEES
Pacific Sales Kitchen and Bath Centers, Inc.	November 1, 2009, but only through March 31, 2010
Speakeasy, Inc.	November 1, 2009
Napster, Inc.	November 1, 2009 until March 18, 2011 when the Napster 401(k) Plan merged into this Plan and the adoption was no longer for limited group

RELATED EMPLOYERS SPONSORING ANOTHER QUALIFIED DEFINED CONTRIBUTION PLAN	DATE EMPLOYER BECAME RELATED	Code § 415 aggregated PLAN
Speakeasy, Inc.	May 1, 2007	Speakeasy, Inc. Employee Savings Trust**

**These aggregated plans exclude the Employer’s Employees covered by this Plan under the preceding table, pursuant to Section 1.1.13(c).

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SCHEDULE II
PLAN MERGERS AND
SPECIAL VESTING OF EMPLOYER MATCHING ACCOUNTS
INTRODUCTION
This Appendix contains special provisions relating to plans merged into this Plan, and other provisions providing for accelerated vesting of certain Regular Matching Contribution Accounts.
A.    Merger of Musicland Plan in 2001.
1.    Merger of Plans. As of the close of business on December 31, 2001 (the “Musicland Transfer Date”), the Musicland Group’s Capital Accumulation Plan (the “Musicland Plan”), and all of its assets, participant accounts and other liabilities were merged into this Plan (the “Musicland Plan Merger”), pursuant to a written Asset Transfer and Merger Agreement that requires the following amendment to this Plan, to the extent the following provisions are not already contained in the Plan with respect to mergers of other plans into this Plan.
2.    Eligibility. Any employee who was a participant in the Musicland Plan on December 31, 2001, automatically became a Participant in this Plan, regardless of his or her status under the eligibility requirements of this Plan.
3.    Vesting. Participants whose accounts were transferred from the Musicland Plan in the Musicland Merger shall continue to vest in their interest in those accounts in accordance with the vesting schedule set forth in this Plan; provided, however, that if the vesting schedule in this Plan was less favorable than the vesting schedule set forth in the Musicland Plan as of the Musicland Transfer Date, such participants were treated as if that difference were an amendment of the vesting schedule in this Plan.
4.    Protected Benefits. The Musicland Plan Merger shall not result in elimination of any benefit, right or option that relates to the Musicland Plan accounts and is required to be protected under Section 411(d)(6) of the Code, except to the extent otherwise permitted by the Code or the Treasury regulations thereunder.
5.    Transfer of Assets and Liabilities. Certain assets and liabilities of the Plan, including many of the Musicland Accounts, have been transferred to another plan intended to qualify under Code §§ 401(a) and 401(k), pursuant to a Savings Plan Asset Transfer and Merger Agreement by and among Best Buy Co., Inc., The Musicland Group, Inc. and Musicland Holding Corp. (as buyer of The Musicland Group, Inc.), which was effective as of June 16, 2003.
B.    Merger of Geek Squad Plan in 2003.
1.    Merger of Plans. As of the close of business on April 30, 2003, or as soon as practical thereafter (the “Geek Squad Transfer Date”), the Geek Squad, Inc. 401(k) Plan (the “Geek Squad Plan”), and all of its assets, participant accounts and other liabilities were merged into this Plan (the “Geek Squad Plan Merger”),

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pursuant to a written Asset Transfer and Merger Agreement that requires the following amendment to this Plan, to the extent the following provisions are not already contained in the Plan with respect to mergers of other plans into this Plan.
2.    Eligibility. Any employee who was a participant in the Geek Squad Plan on April 30, 2003, automatically became a Participant in this Plan, regardless of his or her status under the eligibility requirements of this Plan.
3.    Vesting. Participants whose accounts are transferred from the Geek Squad Plan in the Geek Squad Plan Merger shall continue to vest in their interest in those accounts in accordance with the vesting schedule set forth in this Plan; provided, however, that if the vesting schedule in this Plan is less favorable than the vesting schedule set forth in the Geek Squad Plan as of the Geek Squad Transfer Date, such participants shall be treated as if that difference were an amendment of the vesting schedule in this Plan.
Because the vesting schedule under the Geek Squad Plan provided for 3‑year cliff vesting, each Participant with three Years of Service under the Geek Squad Plan is 100% vested under this Plan, and each other Participant transferred from the Geek Squad Plan is better off under the 5‑year graded vesting schedule under this Plan.
4.    Protected Benefits. The Geek Squad Plan Merger shall not result in elimination of any benefit, right or option that relates to the Geek Squad Plan accounts and is required to be protected under Section 411(d)(6) of the Code, except to the extent otherwise permitted by the Code or the Treasury regulations thereunder. However, all optional forms of benefits that were available under the Geek Squad Plan are already available to all participants in this Plan.
C.    Vesting of Accounts for Employees Transferred to Accenture LLP in 2004.
1.    Transfer of Employees under Master Services Agreement. Certain of the human resources functions of the Employer have been transferred, along with a number of the Employees who have been performing those functions, to Accenture HR Services, which will administer those functions as an independent contractor pursuant to a Master Services Agreement, dated as of January 14, 2004, between Best Buy Enterprise Services, Inc. and Accenture LLP (the “Master Services Agreement”).
2.    Accelerated Vesting. This Plan hereby provides for 100% vesting of any and all of the Regular Matching Contribution Accounts under the Plan for Participants who have been offered and have accepted employment with Accenture HR Services simultaneously with their termination from the Employer, in accordance with such Master Services Agreement, effective as of each such Participant’s last date of employment with the Employer.
D.    Merger of Magnolia Plan in 2005.
1.    Merger of Plans. As of the close of business on March 31, 2005, or as soon as was practical thereafter (the “Magnolia Transfer Date”), the Magnolia Hi‑Fi, Inc. Employees’ Retirement Plan (the “Magnolia Plan”), and all of its assets, participant accounts and other liabilities were merged into this Plan (the “Merger”), pursuant to a written Asset Transfer and Merger Agreement that required the following amendment to this Plan, to the extent the following provisions are not already contained in the Plan with respect to mergers of other plans into this Plan.
2.    Eligibility. Any employee who was a participant in the Magnolia Plan on March 31, 2005, automatically became a Participant in this Plan, regardless of his or her status under the eligibility requirements of this Plan.

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3.    Vesting. Participants whose Regular Matching Contribution Accounts were transferred from the Magnolia Plan in the merger shall continue to vest in their interest in those accounts in accordance with the 5‑year graded vesting schedule set forth in this Plan, which is more favorable at every point than the 6‑year graded vesting schedule set forth in the Magnolia Plan.
However, the Magnolia Plan provided for 100% vesting of Regular Matching Contribution Accounts upon an Early Retirement Age that is the later of: (a) the date a Participant attains age 55, or (b) the date a Participant reaches his or her 6th anniversary of the first day of the Plan Year in which the Participant commenced participation in the Plan, which for many Participants in the Magnolia Plan is more favorable than this Plan, which provides for 100% vesting upon an Early Retirement Age that is the date a Participant attains age 60. As a result, the vesting of any Matching Contribution Account derived from the Magnolia Plan and held for any Participant who has completed three Years of Service under the Magnolia Plan as of March 31, 2005, shall be determined under the Early Retirement Age vesting provision of the Magnolia Plan.
4.    Protected Benefits. The Merger did not result in elimination of any benefit, right or option that related to the Magnolia Plan accounts and was required to be protected under Section 411(d)(6) of the Code, except to the extent otherwise permitted by the Code or the Treasury Regulations thereunder.
Therefore, as provided under the Magnolia Plan, in‑service distributions will be permitted under this Plan from any Regular Matching Contribution Account derived from the Magnolia Plan and held for any Participant who has attained age 65, but such distributions may be made to a Participant only once in each Plan Year.
However, as permitted under Treasury Regulation Section 1.411(d)‑4, Q&A‑2(b)(2)(x), no hardship distributions will be permitted after March 31, 2005, from any accounts derived from the Magnolia Plan, except to the extent thereafter specifically permitted under this Plan.
E.    Final Amendments of Merged Plans for EGTRRA and Other Requirements. The Musicland Plan, the Geek Squad Plan, and the Magnolia Plan (together, the “Merged Plans”) were not amended before their respective Transfer Dates to comply with all of the federal laws and regulations applicable to each of the Merged Plans on or before its respective Transfer Date. Therefore, each of the Merged Plans shall be deemed to be retroactively amended to that effect by the provisions of this Plan that are intended to comply with such laws and regulation and are applicable to the Merged Plans, whether such provisions are included in this Plan on, before or after any such Transfer Date. Such provisions, to the extent applicable to the Merged Plans, shall have such retroactive effective dates as are necessary for compliance of each of the Merged Plans with such laws and regulations.
F.    Merger of Pacific Sales Plan in 2010.
1.    Merger of Plans. As of the close of business on March 31, 2010, or as soon as practical thereafter (the “Pacific Transfer Date”), the Pacific Sales and Pacific Service Center 401(k) Plan (the “Pacific Sales Plan”), and all of its assets, participant accounts and other liabilities were merged into this Plan (the “Pacific Plan Merger”), pursuant to the applicable provisions of this Plan and the Pacific Sales Plan; and the Pacific Plan Merger requires the following amendments to this Plan, to the extent the following provisions are not already contained in this Plan with respect to mergers of other plans into this Plan.
2.    Eligibility. Any employee who was a participant in the Pacific Sales Plan on March 31, 2010, automatically became a Participant in this Plan, regardless of his or her status under the eligibility requirements of this Plan.

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3.    Vesting. Participants whose Accounts are transferred from the Pacific Sales Plan in the Pacific Plan Merger shall continue to vest in their interest in those Accounts in accordance with the vesting schedule set forth in this Plan; provided, however, that if the vesting schedule in this Plan is less favorable than the vesting schedule set forth in the Pacific Plan as of the Pacific Transfer Date, such Participants shall be treated as if that difference were an amendment of the vesting schedule in this Plan. Notwithstanding the previous sentence, any Participant whose Accounts are transferred from the Pacific Sales Plan and who has at least three years of service for vesting purposes under the Pacific Sales Plan as of March 31, 2010, shall become fully Vested in his or her Regular Matching Contribution Account transferred from the Pacific Sales Plan.
4.    Protected Benefits. The Pacific Plan Merger shall not result in elimination of any benefit, right or option that relates to the Pacific 401(k) Plan accounts and is required to be protected under Section 411(d)(6) of the Code, except to the extent otherwise permitted by the Code or the Treasury regulations thereunder.
G.    Merger of Napster 401(k) Plan in 2011.
1.    Merger of Plans. Effective as of the close of business on March 18, 2010, or as soon as practical thereafter, the assets and liabilities of the Napster 401(k) Plan (“Napster Plan”) and its related trust fund shall be merged with and into this Plan and its Trust Fund.
2.    Eligibility and Service Counting. Any employee who was a participant in the Napster Plan on March 18, 2011, shall automatically become a Participant in this Plan, regardless of eligibility status under this Plan. All employment with the employer as that term is defined in the Napster plan prior to March 18, 2011, shall be recognized under this Plan for determining Years of Service for eligibility purposes and Years of Service for Vesting purposes.
3.    Account Mapping. Amounts from accounts in the Napster Plan shall be transferred to Accounts in this Plan as follows:
Amounts from:            Transferred to:
Pre‑Tax Deferrals Account        Deferral Contribution Account
Safe Harbor Match Account        Safe Harbor Contribution Account
Regular Match Account        Prior Plan Match Account (the 100% vested subaccount)
Profit Sharing Account        Prior Plan Profit Sharing Account (100% vested)
Rollover Account            Rollover Account

4.    Distributions. With respect to any distributions occurring on or after March 18, 2011, the distribution rules of this Plan shall apply.
5.    Beneficiary Designations. Beneficiary designations made under the Napster Plan shall continue in effect for deaths occurring on or after the date of the merger; provided, however, that in the event of a lack or failure of such designation (e.g., all designated Beneficiaries fail to survive the Participant), the rules in this Plan shall apply.
H.    Merger of mindSHIFT 401(k) and Profit Sharing Plan in 2012.
1.    Merger of Plans. Effective as of the close of business on July 20, 2012, or as soon as practical thereafter, the assets and liabilities of the mindSHIFT Technologies, Inc. 401(k) and Profit Sharing Plan (“mindSHIFT Plan”) and its related trust fund shall be merged with and into this Plan and its Trust Fund.
2.    Eligibility and Service Counting. With regard to any employee who was a participant in the mindSHIFT Plan on July 20, 2012, (i) such employee shall automatically become a Participant in this Plan,

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regardless of eligibility status under this Plan, and (ii) such employee’s employment with mindSHIFT Technologies, Inc. prior to July 20, 2012 shall be recognized under this Plan for determining Years of Service for eligibility purposes and Years of Service for Vesting purposes.
3.    Account Mapping. Amounts from accounts in the mindSHIFT Plan shall be transferred to Accounts in this Plan as follows:
Amounts from:                    Transferred to:
Deferral Contribution Account            Deferral Contribution Account
Matching Employer Contribution Account        Prior Plan Match Account
Rollover Account                    Rollover Account

4.    Distributions. With respect to any distributions occurring on or after July 20, 2012, the distribution rules of this Plan shall apply, except that a Participant who was a former participant in the mindSHIFT Plan and continues in employment as an Employee and who has attained age 59 ½ is permitted to withdraw all or any portion of his Accounts that are Vested.
5.    Beneficiary Designations. Beneficiary designations made under the mindSHIFT Plan shall continue in effect for deaths occurring on or after the date of the merger; provided, however, that in the event of a lack or failure of such designation (e.g., all designated Beneficiaries fail to survive the Participant), the rules in this Plan shall apply.
6.    Vesting. Any Participant whose Accounts are transferred from the mindSHIFT Plan as of July 20, 2012, shall at all times be fully Vested in his or her Accounts in this Plan.

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SCHEDULE III
BEST BUY
RETIREMENT SAVINGS PLAN
SERVICE CREDITED WITH SPECIFIC PREDECESSOR EMPLOYERS
(As of the Effective Date)

A.    Musicland Service. As of December 31, 2001, the Musicland Group’s Capital Accumulation Plan, in which eligible employees of Musicland Stores Corporation and its subsidiaries participated, was merged into the Plan pursuant to a written agreement between them and the Plan Sponsor; and Musicland Stores Corporation and its subsidiaries adopted this Plan as participating Related Employers, with the consent of the Plan Sponsor. In this respect, the Plan takes into account all Service of all Employees with such predecessor employers for purposes of participation under ARTICLE II and for purposes of vesting under ARTICLE V; provided, however, that no such Service after June 16, 2003, shall be credited under this Plan, because The Musicland Group, Inc. and its subsidiaries ceased to be Related Employers under this Plan on June 16, 2003. That date was the closing date of Musicland Stores Corporation’s sale of The Musicland Group, Inc. to Musicland Holding Corp., pursuant to a certain Stock Purchase Agreement.
B.    Geek Squad Service. As of April 30, 2003, the Geek Squad Inc. 401(k) Plan, in which eligible employees of Geek Squad, Inc. participated, was merged into the Plan pursuant to a written agreement between that corporation and the Plan Sponsor; and Geek Squad, Inc. has adopted this Plan as a participating Related Employer, with the consent of the Plan Sponsor. In this respect, the Plan takes into account all Service of all Employees with such predecessor employer for purposes of participation under ARTICLE II and for purposes of vesting under ARTICLE V.
C.    Magnolia Hi Fi Service. As of March 31, 2005, the Magnolia Hi Fi, Inc. Employees’ Retirement Plan, in which eligible employees of Magnolia Hi Fi, Inc. d/b/a Magnolia Audio Video have participated, was merged into the Plan pursuant to a written agreement between that corporation and the Plan Sponsor; and Magnolia Hi Fi, Inc. d/b/a Magnolia Audio Video has adopted this Plan as a participating Related Employer, with the consent of the Plan Sponsor. In this respect, the Plan takes into account all Service of all Employees with such predecessor employer for purposes of participation under ARTICLE II and for purposes of vesting under ARTICLE V.
D.    Dealtree, Inc. Service. In December of 2008, the Plan Sponsor (or one of its subsidiaries) purchased substantially all of the assets of Dealtree, Inc. (“Dealtree”) and hired the employees of Dealtree. Effective January 1, 2009, the Plan credits service with Dealtree for purposes of eligibility to participate in the Plan, but only for those former employees of Dealtree hired the day following such purchase of Dealtree assets.

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APPENDIX A
LIMITATION ON ANNUAL ADDITIONS
Incorporating amendments of Code §415(c) regulations (T.D. 9313, April 5, 2007).
Effective for limitation years beginning on or after July 1, 2007.
SECTION 1
DEFINITIONS
Terms defined in the Plan Statement shall have the same meanings when used in this Appendix. In addition, when used in this Appendix, the following terms shall have the following meanings:
1.1.    Annual Addition. Annual addition means, with respect to any Participant for a limitation year, the sum of:

(i)
all employer contributions (including employer contributions of the Participant’s earnings reductions under section 401(k), section 403(b) and section 408(k) of the Code) allocable as of a date during such limitation year to the Participant under all defined contribution plans;

(ii)	all forfeitures allocable as of a date during such limitation year to the Participant under all defined contribution plans; and

(iii)	all Participant contributions made as of a date during such limitation year to all defined contribution plans.
Notwithstanding the foregoing, if an employer contribution is made later than thirty (30) days after the due date, including extensions, of the employer’s federal income tax return for the taxable year that includes the last day of the limitation year, the employer contribution shall be considered an annual addition for the limitation year in which the contribution is made. However, if the employer contribution is made to correct a nondiscrimination violation (e.g., section 401(a)(4) or section 410(b) of the Code) that date is extended until the fifteenth (15th) day of the tenth (10th) month following the end of the limitation year. A contribution made to restore an erroneous forfeiture in a prior limitation year or on behalf of a participant who was erroneously omitted from a prior limitation year’s allocation shall be considered an annual addition for the limitation year to which it relates. If, in a particular limitation year, an amount is contributed with respect to a prior limitation year and such contribution is required by reason of such employee’s rights under chapter 43 of title 38, United States Code (USERRA), resulting from qualified military service, as specified in section 414(u)(1) of the Code, then such contribution is not considered an annual addition with respect to the employee for that limitation year in which the contribution is made, but, in accordance with section 414(u)(1)(B) of the Code, is considered an annual addition for the limitation year to which the contribution relates.

1.1.1.    Specific Inclusions. With regard to a plan which contains a qualified cash or deferred arrangement or matching contributions or employee contributions, excess contributions and excess aggregate contributions (whether or not distributed during or after the limitation year) shall be considered annual additions in the year contributed. Excess deferrals that are not distributed in accordance with the regulations under section 402(g) of the Code are annual additions.
1.1.2.    Specific Exclusions. The annual addition shall not, however, include any portion of a Participant’s rollover contributions or any additions to accounts attributable to a plan merger or a transfer of plan assets or liabilities or any other amounts excludable under law. Excess deferrals that are distributed in accordance with the regulations under section 402(g) of the Code are not annual additions. The annual addition shall not include (i) any payments made to restore losses to a plan resulting from action that creates a reasonable risk of liability for breach of fiduciary duty under Title I of ERISA (or, in the case of Defined Contribution Plans not subject to ERISA, any other applicable federal or state law), (ii) any “catch‑up” contributions made pursuant to section 414(v) of the Code, (iii) any previously forfeited amounts restored to an account in accordance with the plan terms, and (iv) any repayments of loans.
1.1.3.    ESOP Rules. In the case of an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code, annual additions shall not include any dividends or gains on sale of employer securities held by the employee stock ownership plan (regardless of whether such dividends or gains are (i) on securities which are allocated to Participants’ accounts or (ii) on securities which are not allocated to Participants’ accounts which, in the case of dividends used to pay principal on an employee stock ownership plan loan, result in employer securities being allocated to Participants’ accounts or, in the case of a sale, result in sale proceeds being allocated to Participants’ accounts). In the case of an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code under which no more than one‑third (1/3rd) of the employer contributions for a limitation year which are deductible under section 404(a)(9) of the Code are allocated to highly compensated employees (as defined in section 414(q) of the Code), annual additions shall not include forfeitures of employer securities under the employee stock ownership plan if such securities were acquired with the proceeds of an exempt loan or, if the Employer is not an S corporation as defined in section 1361(a)(1) of the Code, employer contributions to the employee stock ownership plan which are deductible by the employer under section 404(a)(9)(B) of the Code and charged against the Participant’s account (i.e., interest payments). The ESOP Committee may elect, in its sole discretion, to calculate annual additions using the fair market value of the Qualifying Employer Securities released from the suspense account due to an Exempt Loan repayment and allocated to Participants’ Accounts for the limitation year, if that amount is less than the amount determined in accordance with Section 1.1(i).
1.2.    Controlled Group Member. Controlled group member means the Employer and each member of a controlled group of corporations (as defined in section 414(b) of the Code and as modified by section 415(h) of the Code), all commonly controlled trades or businesses (as defined in section 414(c) of the Code and as modified by section 415(h) of the Code), affiliated service groups (as defined in section 414(m) of the Code) of which the Employer is a part and other organizations required to be aggregated for this purpose under section 414(o) of the Code.
1.3.    Defined Contribution Plans. Defined contribution plans shall have the meaning assigned to that term by section 415(k)(1) of the Code. Whenever reference is made to defined contribution plans in this Appendix, it shall include all such plans maintained by the Employer and all controlled group members including terminated plans, plans maintained by predecessor employers and plans that were formerly maintained by the employer or a related employer but shall not include any multiemployer plan (as defined in section 414(f) of the Code).

1.4.    Individual Medical Account. Individual medical account means an account, as defined in section 415(1)(2) of the Code maintained by the Employer or a controlled group member which provides an annual addition.
1.5.    Limitation Year. Limitation year means the Plan Year.
1.6.    Maximum Permissible Addition.
1.6.1.    General Rule. Maximum permissible addition (a term that is relevant only with respect to defined contribution plans) means, for any one (1) limitation year, the lesser of:

(i)	Forty Thousand Dollars ($40,000), as adjusted automatically for increases in the cost of living by the Secretary of the Treasury pursuant to section 415(d) of the Code, or

(ii)	one hundred percent (100%) of the Participant’s §415 compensation for such limitation year.
However, the dollar limit in (i) shall be prorated if all defined contribution plans are terminated before the end of the limitation year.
1.6.2.    Medical Benefits. The dollar limitation in Section 1.6.1(i), but not the amount determined in Section 1.6.1(ii), shall be reduced by the amount of employer contributions which are allocated to a separate account established for the purpose of providing medical benefits or life insurance benefits with respect to a key employee (as defined in section 416 of the Code) under a welfare benefit fund or an individual medical account.
1.7.    Section 415 Compensation. Section 415 compensation (sometimes, “§415 compensation”) shall mean, with respect to any limitation year, the amount determined as follows (“short list” 1.415(c)‑2(d)(2)):
(a)    General Definition. Subject to the following rules, §415 compensation means the total wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer and all controlled group members to the extent that such amounts are includible in gross income. This shall include any amount which would have been received and includible in gross income but for an election under section 125(a), section 132(f)(4), section 402(e)(3), section 402(h)(1)(B), section 402(k) or section 457 of the Code. These amounts include, but are not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursement or other expense allowances under a nonaccountable plan as described in §1.62‑2(c).

(b)    Foreign Source Income. Amounts paid as compensation for services do not fail to be treated as §415 compensation merely because those amounts are not includible in gross income on account of the location of the services or merely because those amounts are paid by an employer with respect to which all compensation paid by such employer is excluded from gross income. Thus, for example, the determination of whether an amount is §415 compensation shall be made without regard to the exclusions from gross income under sections 872, 893, 894, 911, 931 and 933 of the Code.

(c)    Cash Basis. Section 415 compensation shall be included in the limitation year in which paid or made available (or would have been paid but for an election under section 125, 132(f)(4), 401(k), 403(b), 408(k), 408(p)(2)(A)(i) or 457(b) of the Code). Amounts received pursuant to a nonqualified unfunded deferred compensation plan are §415 compensation in the year actually received to the extent includible in gross income.

(d)    Comp Cap. Section 415 compensation for a limitation year shall not exceed the applicable dollar limit under section 401(a)(17) of the Code for that limitation year (e.g., $230,000 for a limitation year beginning in 2008).

(e)    Add‑Backs. Section 415 compensation shall also include any elective deferral as defined in section 402(g)(3) of the Code and any amount which would have been received and includible in gross income but for an election under section 125(a), section 132(f)(4), section 402(e)(3), section 402(h)(1)(B), section 402(k) or section 457 of the Code.

(f)    Constructively Received Income. Amounts includible in federal taxable income under section 409A of the Code or section 457(f)(1)(A) of the Code and other amounts constructively received in income are §415 compensation at the time that they are so included in income.

(g)    Miscellaneous. Section 415 compensation shall also include, in the case of an employee who is an employee within the meaning of section 401(c)(1) of the Code and regulations promulgated under section 401(c)(1) of the Code, the employee’s earned income (as described in section 401(c)(2) of the Code and regulations promulgated under section 401(c)(2)) of the Code, plus amounts deferred at the election of the employee that would be includible in gross income but for the rules of section 402(e)(3), 402(h)(1)(B), 402(k), or 457(b) of the Code.

(h)    Exclusions. Notwithstanding the foregoing, §415 compensation shall not include any of the following.

(i)	Contributions (other than elective deferrals) to a plan of deferred compensation to the extent the contributions are not includible in gross income for the year the contribution is added.

(ii)	Amount realized from the exercise of a nonstatutory option or when restricted stock or other property either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

(iii)	Amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option.

(iv)
Other amounts receiving special tax benefits such as premiums for group‑term life insurance (but only to the extent that the premiums are not includible in gross income and are not salary reduction amounts described in section 125 of the Code).

(v)	Amounts paid or reimbursed by the employer for moving expenses incurred that are not deductible by the employee under section 217 of the Code.

(vi)	Amounts described in section 104(a)(3), 105(a), or 105(h) of the Code that are includible in the gross income of the employee.

(vii)
The value of a nonstatutory option (which is an option other than a statutory option as defined in §1.421‑1(b)) that is includible in the gross income of the employee for the taxable year in which granted.

(viii)	Amounts includible in gross income upon making the election described in section 83(b) of the Code.
(i)    Post‑Severance Pay. Notwithstanding the foregoing, §415 compensation shall not include any amounts received after an employee’s severance from employment except as follows.

(i)
Regular Pay. Regular pay (e.g., regular base pay, overtime, shift differential pay, commissions, bonuses and other similar compensation) shall be included if (A) it is paid not later than the end of the limitation year that includes the severance from employment date or, if later, two and one‑half (2‑1/2) months after the severance from employment date, and (B) it would have been paid if there had been no severance from employment.

(ii)
Unused Leave. Payments of unused accrued bona fide sick leave, vacation or other leave shall be included if it is paid not later than the end of the limitation year that includes the severance from employment date or, if later, two and one‑half (2‑1/2) months after severance from employment.

(iii)
NQDC. Payments of nonqualified unfunded deferred compensation plan shall be included if (A) it is received not later than the end of the limitation year that includes the severance from employment date or, if later, two and one‑half (2‑1/2) months after the severance from employment date, and (B) it would have been paid if there had been no severance from employment.

(iv)
Actual USERRA and Disability. Payments of compensation paid to employees performing qualified military service (e.g., “differential pay”) and to employees who are totally and permanently disabled shall be included if the payments do not exceed the amounts the employee would have received if employment had continued.

(v)
Imputed Disability Pay. The compensation an employee would have received for the limitation year shall be included if the following conditions are satisfied: (A) the employee is totally and permanently disabled within the meaning of section 22(e)(3) of the Code, and (B) either (x) the employee is not a highly compensated employee immediately before becoming disabled or (y) the terms of the plan provide for the continuation of contributions on behalf of all participants who are permanently and totally disabled for a fixed or determinable period, and (C) the plan provides that such amounts are taken into account for the purpose of making contributions, and (D) all contributions made with respect to such imputed compensation are nonforfeitable when made.

1.8.    Welfare Benefit Fund. Welfare benefit fund means a fund as defined in section 419(e) of the Code which provides post‑retirement medical benefits allocated to separate accounts for key employees as defined in section 419A(d)(3).
SECTION 2
DEFINED CONTRIBUTION LIMITATION
Notwithstanding anything to the contrary contained in the Plan Statement, there shall not be allocated to the account of any Participant under a defined contribution plan for any limitation year an amount which would cause the annual addition for such Participant to exceed the maximum permissible addition. Subject to the provisions of this Appendix, the limitations of section 415(c) of the Code (and regulations issued pursuant thereto) are incorporated by reference in this Appendix.
SECTION 3
SUSPENSION OF ANNUAL ADDITIONS
3.1.    Temporary Suspension. If as of any date during a limitation year it is determined that a Participant’s annual additions that would be made then under other provisions of this Plan Statement would exceed the maximum permissible addition as of that date, the contributions and allocations to that Participant’s accounts shall be made only to the extent that they can be made without causing any such excess to occur. Therefore, the contributions and allocations to be made as of that date shall be made in the following sequence to the extent permitted.
(a)    Employer Contributions - Not Matching.

(i)	Employer contributions to defined contribution pension plans (e.g., money purchase pension plans including target benefit pension plans).

(ii)	Employer fixed (non‑discretionary, non‑matching) contributions to defined contribution profit sharing plans and stock bonus plans.

(iii)	Employer discretionary (non‑matching) contributions to defined contribution profit sharing plans and stock bonus plans.
(b)    Employee Matched and Employer Matching Contributions.

(i)	Employee non‑Roth matched elective deferrals (within the meaning of section 402(g)(3) of the Code) to defined contribution profit sharing plans and stock bonus plans.

(ii)	Employee Roth matched elective deferrals (within the meaning of section 402(g)(3) of the Code) to defined contribution profit sharing plans and stock bonus plans.

(iii)	Employee matched after‑tax contributions to defined contribution profit sharing plans and stock bonus plans.

(iv)	Employer non‑discretionary fixed matching contributions to defined contribution profit sharing and plans and stock bonus plans.

(v)	Employer discretionary matching contributions to defined contribution profit sharing plans and stock bonus plans.
(c)    Employee Contributions - Not Matched.

(i)	Employee non‑Roth unmatched elective deferrals (within the meaning of section 402(g)(3) of the Code) to defined contribution profit sharing plans and stock bonus plans.

(ii)	Employee Roth unmatched elective deferrals (within the meaning of section 402(g)(3) of the Code) to defined contribution profit sharing plans and stock bonus plans.

(iii)	Employee unmatched after‑tax contributions to defined contribution profit sharing plans and stock bonus plans.
(d)    Other.

(i)	All other contributions and allocations (but excluding forfeitures to be reallocated).

(ii)	Forfeitures to be reallocated.
3.2.    Tie Breaker. If a contribution or allocation that would be in two (2) or more plans in the same priority cannot be made because of the foregoing rules, the contribution or allocation shall be made among the plans in chronological order as determined by the effective date of each plan (using the original effective date of the plan) beginning with the plan that was first established.

APPENDIX B
CONTINGENT TOP HEAVY PLAN RULES
Incorporating amendments of Code §416 enacted by §613 of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA; P.L. 107‑16; June 4, 2001) effective for years beginning after December 31, 2001.
Notwithstanding any of the foregoing provisions of the Plan Statement, if, after applying the special definitions set forth in Section 1 of this Appendix, this Plan is determined under Section 2 of this Appendix to be a top heavy plan for a Plan Year, then the special rules set forth in Section 3 of this Appendix shall apply. For so long as this Plan is not determined to be a top heavy plan, the special rules in Section 3 of this Appendix shall be inapplicable to this Plan.
SECTION 1
SPECIAL DEFINITIONS
Terms defined in the Plan Statement shall have the same meanings when used in this Appendix. In addition, when used in this Appendix, the following terms shall have the following meanings:
1.1.    Aggregated Employers. Aggregated employers means the Employer and each other corporation, partnership or proprietorship which is a “predecessor” to the Employer, or is under “common control” with the Employer, or is a member of an “affiliated service group” that includes the Employer, as those terms are defined in section 414(b), (c), (m) or (o) of the Code.
1.2.    Aggregation Group. Aggregation group means a grouping of this Plan and:
(a)    if any Participant in the Plan is a key employee, each other qualified pension, profit sharing or stock bonus plan of the aggregated employers in which a key employee is a Participant (and for this purpose, a key employee shall be considered a Participant only during periods when he is actually accruing benefits and not during periods when he has preserved accrued benefits attributable to periods of participation when he was not a key employee), and
(b)    each other qualified pension, profit sharing or stock bonus plan of the aggregated employers which is required to be taken into account for this Plan or any plan described in paragraph (a) above to satisfy the qualification requirements under section 410 or section 401(a)(4) of the Code, and
(c)    each other qualified pension, profit sharing or stock bonus plan of the aggregated employers which is not included in paragraph (a) or (b) above, but which the Employer elects to include in the aggregation group and which, when included, would not cause the aggregation group to fail to satisfy the qualification requirements under section 410 or section 401(a)(4) of the Code.
1.3.    Compensation. Unless the context clearly requires otherwise, compensation means the wages, tips and other compensation paid to the Participant by the Employer and reportable in the box designated “wages, tips, other compensation” on Treasury Form W‑2 (or any comparable successor box or form) for the applicable period but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2) of the Code). Compensation for this purpose shall include elective contributions made by the Employer on behalf of the Participant that are not includible in gross income under sections 125, 132(f), 402(e)(3), 402(h), 403(b), 414(h)(2) and 457 of the Code including elective contributions authorized by the Participant under a cafeteria plan or any qualified cash or deferred arrangement under section 401(k) of the Code. For the purposes of this Appendix (excluding Section 1.6 of this Appendix), compensation for a Plan Year shall not exceed the annual compensation limit under section 401(a)(17) of the Code (which is Two Hundred Thousand Dollars ($200,000) for the Plan Year ending December 31, 2002, as adjusted under the Code for cost‑of‑living increases).
1.4.    Determination Date. Determination date means, for the first (1st) Plan Year of a plan, the last day of such first (1st) Plan Year, and for each subsequent Plan Year, the last day of the immediately preceding Plan Year.
1.5.    Five Percent Owner. Five percent owner means for each aggregated employer that is a corporation, any person who owns (or is considered to own within the meaning of the shareholder attribution rules) more than five percent (5%) of the value of the outstanding stock of the corporation or stock possessing more than five percent (5%) of the total combined voting power of the corporation, and, for each aggregated employer that is not a corporation, any person who owns more than five percent (5%) of the capital interest or the profits interest in such aggregated employer. For the purposes of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity.
1.6.    Key Employee. Key employee means each Participant (whether or not then an employee) who at any time during the Plan Year that includes the determination date is:
(a)    an officer of any aggregated employer (excluding persons who have the title of an officer but not the authority and including persons who have the authority of an officer but not the title) having an annual compensation from all aggregated employers for such Plan Year in excess of one hundred thirty thousand dollars ($130,000) for such Plan Year (adjusted as provided in section 416(i)(1)(A) of the Code), or
(b)    a five percent owner, or
(c)    a one percent owner having an annual compensation from the aggregated employers of more than One Hundred Fifty Thousand Dollars ($150,000);
provided, however, that no more than fifty (50) employees (or, if lesser, the greater of three of all the aggregated employers’ employees or ten percent of all the aggregated employers’ employees) shall be treated as officers. For the purposes of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity. For the purpose of determining compensation, all compensation received from all aggregated employers shall be taken into account. The term “key employee” shall include the beneficiaries of a deceased key employee.
1.7.    One Percent Owner. One percent owner means, for each aggregated employer that is a corporation, any person who owns (or is considered to own within the meaning of the shareholder attribution rules) more than one percent (1%) of the value of the outstanding stock of the corporation or stock possessing more than one percent (1%) of the total combined voting power of the corporation, and, for each aggregated employer that is not a corporation, any person who owns more than one percent (1%) of the capital or the profits interest in such aggregated employer. For the purposes of determining ownership percentages, each corporation, partnership and proprietorship otherwise required to be aggregated shall be viewed as a separate entity.

1.8.    Shareholder Attribution Rules. Shareholder attribution rules means the rules of section 318 of the Code (except that subparagraph (C) of section 318(a)(2) of the Code shall be applied by substituting “5 percent” for “50 percent”) or, if the Employer is not a corporation, the rules determining ownership in such Employer which shall be set forth in regulations prescribed by the Secretary of the Treasury.
1.9.    Top Heavy Aggregation Group. Top heavy aggregation group means any aggregation group for which, as of the determination date, the sum of:

(i)	the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in such aggregation group, and

(ii)	the aggregate of the accounts of key employees under all defined contribution plans included in such aggregation group, exceed sixty percent (60%) of a similar sum determined for all employees. In applying the foregoing, the following rules shall be observed:
(a)    For the purpose of determining the present value of the cumulative accrued benefit for any employee under a defined benefit plan, or the amount of the account of any employee under a defined contribution plan, such present value or amount shall be increased by the aggregate distributions made with respect to such employee under the plan on account of severance from employment, death or disability during the one (1) year period ending on the determination date and the aggregate distributions made with respect to such employee under the plan for any other reason during the five (5) year period ending on the determination date.
(b)    Any rollover contribution (or similar transfer) initiated by the employee, made from a plan maintained by one employer to a plan maintained by another employer and made after December 31, 1983, to a plan shall not be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group). Any rollover contribution (or similar transfer) not described in the preceding sentence shall be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group).
(c)    If any individual is not a key employee with respect to a plan for any Plan Year, but such individual was a key employee with respect to a plan for any prior Plan Year, the cumulative accrued benefit of such employee and the account of such employee shall not be taken into account.
(d)    The determination of whether a plan is a top heavy plan shall be made once for each Plan Year of the plan as of the determination date for that Plan Year.
(e)    In determining the present value of the cumulative accrued benefits of employees under a defined benefit plan, the determination shall be made as of the actuarial valuation date last occurring during the twelve (12) months preceding the determination date and shall be determined on the assumption that the employees terminated employment on the valuation date except as provided in section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The accrued benefit of any employee (other than a key employee) shall be determined under the method which is used for accrual purposes for all plans of the employer or if there is no method which is used for accrual purposes under all plans of the employer, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under section 411(b)(1)(C) of the Code. In determining this present value, the mortality and interest assumptions shall be those which would be used by the Pension Benefit Guaranty Corporation in valuing the defined benefit plan if it terminated on such valuation date. The accrued benefit to be valued shall be the benefit expressed as a single life annuity.
(f)    In determining the accounts of employees under a defined contribution plan, the account values determined as of the most recent asset valuation occurring within the twelve (12) month period ending on the determination date shall be used. In addition, amounts required to be contributed under either the minimum funding standards or the plan’s contribution formula shall be included in determining the account. In the first year of the plan, contributions made or to be made as of the determination date shall be included even if such contributions are not required.
(g)    If any individual has not performed any services for any employer maintaining the plan at any time during the one (1) year period ending on the determination date, any accrued benefit of the individual under a defined benefit plan and the account of the individual under a defined contribution plan shall not be taken into account.
(h)    For this purpose, a terminated plan shall be treated like any other plan and must be aggregated with other plans of the employer if it was maintained within the last five (5) years ending on the determination date for the Plan Year in question and would, but for the fact that it terminated, be part of the aggregation group for such Plan Year.
1.10.    Top Heavy Plan. Top heavy plan means a qualified plan under which (as of the determination date):

(i)
if the plan is a defined benefit plan, the present value of the cumulative accrued benefits for key employees exceeds sixty percent (60%) of the present value of the cumulative accrued benefits for all employees, and

(ii)	if the plan is a defined contribution plan, the aggregate of the accounts of key employees exceeds sixty percent (60%) of the aggregate of all of the accounts of all employees.
In applying the foregoing, the following rules shall be observed:
(a)    Each plan of an Employer required to be included in an aggregation group shall be a top heavy plan if such aggregation group is a top heavy aggregation group.
(b)    For the purpose of determining the present value of the cumulative accrued benefit for any employee under a defined benefit plan, or the amount of the account of any employee under a defined contribution plan, such present value or amount shall be increased by the aggregate distributions made with respect to such employee under the plan on account of severance from employment, death or disability during the one (1) year period ending on the determination date and the aggregate distributions made with respect to such employee under the plan for any other reason during the five (5) year period ending on the determination date.
(c)    Any rollover contribution (or similar transfer) initiated by the employee, made from a plan maintained by one employer to a plan maintained by another employer and made after December 31, 1983, to a plan shall not be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group). Any rollover contribution (or similar transfer) not described in the preceding sentence shall be taken into account with respect to the transferee plan for the purpose of determining whether such transferee plan is a top heavy plan (or whether any aggregation group which includes such plan is a top heavy aggregation group).
(d)    If any individual is not a key employee with respect to a plan for any Plan Year, but such individual was a key employee with respect to the plan for any prior Plan Year, the cumulative accrued benefit of such employee and the account of such employee shall not be taken into account.
(e)    The determination of whether a plan is a top heavy plan shall be made once for each Plan Year of the plan as of the determination date for that Plan Year.
(f)    In determining the present value of the cumulative accrued benefits of employees under a defined benefit plan, the determination shall be made as of the actuarial valuation date last occurring during the twelve (12) months preceding the determination date and shall be determined on the assumption that the employees terminated employment on the valuation date except as provided in section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The accrued benefit of any employee (other than a key employee) shall be determined under the method which is used for accrual purposes for all plans of the employer or if there is no method which is used for accrual purposes under all plans of the employer, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under section 411(b)(1)(C) of the Code. In determining this present value, the mortality and interest assumptions shall be those which would be used by the Pension Benefit Guaranty Corporation in valuing the defined benefit plan if it terminated on such valuation date. The accrued benefit to be valued shall be the benefit expressed as a single life annuity.
(g)    In determining the accounts of employees under a defined contribution plan, the account values determined as of the most recent asset valuation occurring within the twelve (12) month period ending on the determination date shall be used. In addition, amounts required to be contributed under either the minimum funding standards or the plan’s contribution formula shall be included in determining the account. In the first year of the plan, contributions made or to be made as of the determination date shall be included even if such contributions are not required.
(h)    If any individual has not performed any services for any employer maintaining the plan at any time during the one (1) year period ending on the determination date, any accrued benefit of the individual under a defined benefit plan and the account of the individual under a defined contribution plan shall not be taken into account.
(i)    For this purpose, a terminated plan shall be treated like any other plan and must be aggregated with other plans of the employer if it was maintained within the last five (5) years ending on the determination date for the Plan Year in question and would, but for the fact that it terminated, be part of the aggregation group for such Plan Year.
(j)    A plan shall not be a top heavy plan if it consists solely of (i) a cash or deferred arrangement which meets the requirements of section 401(k)(12) or section 401(k)(13) of the Code, and (ii) matching contributions which meet the requirements of section 401(m)(11) or section 401(m)(12) of the Code. If, but for the preceding sentence, a plan would be treated as a top heavy plan because it is a member of an aggregation group which is a top heavy group, contributions under the Plan may be taken into account in determining whether any other plan in the group meets the requirements of Section 3.3.

SECTION 2
DETERMINATION OF TOP HEAVINESS
Once each Plan Year, as of the determination date for that Plan Year, the administrator of this Plan shall determine if this Plan is a top heavy plan.
SECTION 3
CONTINGENT PROVISIONS
3.1.    When Applicable. If this Plan is determined to be a top heavy plan for any Plan Year, the following provisions shall apply for that Plan Year (and, to the extent hereinafter specified, for subsequent Plan Years), notwithstanding any provisions to the contrary in the Plan.
3.2.    Vesting Requirement.
3.2.1.    General Rule. During any Plan Year that the Plan is determined to be a Top Heavy Plan, then all accounts of all Participants in a defined contribution plan that is a top heavy plan and the accrued benefits of all Participants in a defined benefit plan that is a top heavy plan shall be vested and nonforfeitable in accordance with the following schedule if, and to the extent, that it is more favorable than other provisions of the Plan:

If the Participant Has Completed the Following Years of Vesting Service:	His Vested Percentage Shall Be:

Less than 2 years	—%
2 years but less than 3 years	20%
3 years but less than 4 years	40%
4 years but less than 5 years	60%
5 years but less than 6 years	80%
6 years or more	100%

3.2.2.    Subsequent Year. In each subsequent Plan Year that the Plan is determined not to be a top heavy plan, the other nonforfeitability provisions of the Plan Statement (and not this section) shall apply in determining the vested and nonforfeitable rights of Participants who do not have five (5) or more years of Vesting Service (three or more years of Vesting Service for Participants who have one or more Hours of Service in any Plan Year beginning after December 31, 1988) as of the beginning of such subsequent Plan Year; provided, however, that they shall not be applied in a manner which would reduce the vested and nonforfeitable percentage of any Participant.
3.2.3.    Cancellation of Benefit Service. If this Plan is a defined benefit plan and if the Participant’s vested percentage is determined under this Appendix and if a Participant receives a lump sum distribution of the present value of the vested portion of his accrued benefit, the Plan shall:
(a)    thereafter disregard the Participant’s service with respect to which he received such distribution in determining his accrued benefit, and

(b)    permit the Participant who receives a distribution of less than the present value of his entire accrued benefit to restore this service by repaying (after returning to employment covered under the Plan) to the trustee the amount of such distribution together with interest at the interest rate of five percent (5%) per annum compounded annually (or such other interest rate as is provided by law for such repayment). If the distribution was on account of severance from employment such repayment must be made before the earlier of,

(i)	five (5) years after the first date on which the Participant is subsequently reemployed by the employer, or

(ii)	the close of the first period of five (5) consecutive one‑year breaks in service commencing after the distribution.
If the distribution was on account of any other reason, such repayment must be made within five (5) years after the date of the distribution.
3.3.    Defined Contribution Plan Minimum Benefit Requirement.
3.3.1.    General Rule. If this Plan is a defined contribution plan, then for any Plan Year that this Plan is determined to be a top heavy plan, the Employer shall make a contribution for allocation to the account of each employee who is a Participant for that Plan Year and who is not a key employee in an amount (when combined with other Employer contributions and forfeited accounts allocated to his account, including matching contributions as defined in section 401(m)(4)(A) of the Code) which is at least equal to three percent (3%) of such Participant’s compensation. (This minimum contribution amount shall be further reduced by all other Employer contributions to this Plan or any other defined contribution plans.) This contribution shall be made for each Participant who has not separated from service with the Employer at the end of the Plan Year (including for this purpose any Participant who is then on temporary layoff or authorized leave of absence or who, during such Plan Year, was inducted into the Armed Forces of the United States from employment with the Employer) including, for this purpose, each employee of the Employer who would have been a Participant if he had: (i) completed one thousand (1,000) Hours of Service (or the equivalent) during the Plan Year, and (ii) made any mandatory contributions to the Plan, and (iii) earned compensation in excess of the stated amount required for participation in the Plan.
3.3.2.    Special Rule. Subject to the following rules, the percentage referred to in Section 3.3.1 of this Appendix shall not exceed the percentage at which contributions are made (or required to be made) under this Plan for the Plan Year for that key employee for whom that percentage is the highest for the Plan Year.
(a)    The percentage referred to above shall be determined by dividing the Employer contributions for such key employee for such Plan Year by his compensation for such Plan Year.
(b)    For the purposes of this Section 3.3, all defined contribution plans required to be included in an aggregation group shall be treated as one (1) plan.
(c)    The exception contained in this Section 3.3.2 shall not apply to (be available to) this Plan if this Plan is required to be included in an aggregation group if including this Plan in an aggregation group enables a defined benefit plan to satisfy the qualification requirements of section 410 or section 401(a)(4) of the Code.

3.4.    Defined Benefit Plan Minimum Benefit Requirement.
3.4.1.    General Rule. If this Plan is a defined benefit plan, then for any Plan Year that the Plan is determined to be a top heavy plan, the accrued benefit for each Participant who is not a key employee shall not be less than one‑twelfth (l/12th) of the applicable percentage of the Participant’s average compensation for years in the testing period.
3.4.2.    Special Rules and Definitions. In applying the general rule of Section 3.4.1 of this Appendix, the following special rules and definitions shall apply:
(a)    The term “applicable percentage” means the lesser of:

(i)	two percent (2%) multiplied by the number of years of service with the Employer, or

(ii)	twenty percent (20%).
(b)    For the purpose of this Section 3.4, a Participant’s years of service with the Employer shall be equal to the Participant’s Vesting Service except that a year of Vesting Service shall not be taken into account if:

(i)	the Plan was not a top heavy plan for any Plan Year ending during such year of Vesting Service, or

(ii)	such year of Vesting Service was completed in a Plan Year beginning before January 1, 1984, or

(iii)	the service occurs during a Plan Year when the Plan benefits (within the meaning of section 410(b) of the Code) no key employee or former key employee.
(c)    A Participant’s “testing period” shall be the period of five (5) consecutive years during which the Participant had the greatest compensation from the Employer; provided, however, that:

(i)	the years taken into account shall be properly adjusted for years not included in a year of service, and

(ii)	a year shall not be taken into account if such year ends in a Plan Year beginning before January 1, 1984, or such year begins after the close of the last year in which the Plan was a top heavy plan.
(d)    An individual shall be considered a Participant for the purpose of accruing the minimum benefit only if such individual has at least one thousand (1,000) Hours of Service during a benefit accrual computation period (or equivalent service determined under Department of Labor regulations). Furthermore, such individual shall accrue a minimum benefit only for a benefit accrual computation period in which such individual has one thousand (1,000) Hours of Service (or equivalent service). An individual shall not fail to accrue the minimum benefit merely because the individual: (i) was not employed on a specified date, or (ii) was excluded from participation (or otherwise failed to accrue a benefit) because the individual’s compensation was less than a stated amount, or (iii) because the individual failed to make any mandatory contributions.
3.4.3.    Accruals Preserved. In years subsequent to the last Plan Year in which this Plan is a top heavy plan, the other benefit accrual rules of the Plan Statement shall be applied to determine the accrued benefit of each Participant, except that the application of such other rules shall not serve to reduce a Participant’s accrued benefit as determined under this Section 3.4.
3.5.    Priorities Among Plans. In applying the minimum benefit provisions of this Appendix in any Plan Year that this Plan is determined to be a top heavy plan, the following rules shall apply:
(a)    If an employee participates only in this Plan, the employee shall receive the minimum benefit applicable to this Plan.
(b)    If an employee participates in both a defined benefit plan and a defined contribution plan and only one (1) of such plans is a top heavy plan for the Plan Year, the employee shall receive the minimum benefit applicable to the plan which is a top heavy plan.
(c)    If an employee participates in both a defined contribution plan and a defined benefit plan and both are top heavy plans, then the employee, for that Plan Year, shall receive the defined benefit plan minimum benefit unless for that Plan Year the employee has received employer contributions and forfeitures allocated to his account in the defined contribution plan in an amount which is at least equal to five percent (5%) of his compensation.
(d)    If an employee participates in two (2) or more defined contribution plans which are top heavy plans, then the employee, for that Plan Year, shall receive the defined contribution plan minimum benefit in that defined contribution plan which has the earliest original effective date.

3.6.    Bargaining Units. The requirements of Section 3.2 through Section 3.5 of this Appendix shall not apply with respect to any employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one (1) or more employers if there is evidence that retirement benefits are the subject of good faith bargaining between such employee representatives and such employer or employers.

APPENDIX C
401(k), 401(m) & 402(g) COMPLIANCE
Introduction. This Appendix C contains rules for complying with the nondiscrimination provisions of sections 401(k) and 401(m) of the Code and the limitations imposed under section 402(g) of the Code.
Priority. Determinations under this Appendix shall be made in the following order:
(1)    Excess deferrals under Section 1,
(2)    Excess contributions under Section 2,
(3)    Excess aggregate contributions under Section 3.
The amount of excess contributions shall be reduced by excess deferrals previously distributed to such Participant for the Participant’s taxable year ending with or within such Plan Year.
SECTION 1
SECTION 402(g) COMPLIANCE
1.1.    Excess Deferrals.
1.1.1.    In General. A Participant may attribute to this Plan any excess deferrals made during a taxable year of the Participant by notifying the Committee in writing not later than the March 1 following such taxable year of the amount of the excess deferral to be assigned to the Plan. A Participant shall be deemed to have notified the Plan of excess deferrals to the extent the Participant has excess deferrals for the taxable year calculated by taking into account only the amount of elective contributions allocated to the Participant’s Retirement Savings Account and to any other plan of the Employer and Affiliates. Notwithstanding any other provision of the Plan Statement, a Participant’s excess deferrals, plus any income and minus any loss allocable thereto, shall be distributed to the Participant no later than the first April 15 following the close of the Participant’s taxable year. If a Participant is eligible to make catch‑up contributions pursuant to Section 2 of the Plan Statement but such Participant does not make the catch‑up contributions or does not make the maximum allowable catch‑up contributions for such taxable year, then the Participant’s excess deferrals shall first be re‑characterized as catch‑up contributions, to the extent permitted under section 414(v) of the Code, and any remaining excess deferrals, plus any income and minus any loss allocable thereto, shall be distributed to the Participant no later than the first April 15 following the close of the Participant’s taxable year.
1.1.2.    Definitions. For purposes of this Appendix, excess deferrals shall mean the amount of elective contributions allocated to the Participant’s Retirement Savings Account for a Participant’s taxable year and which the Participant or the Employer, where applicable, allocates to this Plan pursuant to the claim procedure described below.
1.1.3.    Claims. The Participant’s claim shall be in writing; shall be submitted to the Committee not later than March 1 with respect to the immediately preceding taxable year; shall specify the amount of the Participant’s excess deferrals for the preceding taxable year; and shall be accompanied by the

Participant’s written statement that if such amounts are not distributed, such excess deferrals, when added to amounts deferred under other plans or arrangements described in sections 401(k), 402A, 408(k), 408(p), 457, 501(c)(18) or 403(b) of the Code, will exceed the limit imposed on the Participant by section 402(g) of the Code for the taxable year in which the deferral occurred. The Employer shall notify the Plan on behalf of the Participant where the excess deferrals occur in the Plan or the combined plans of the Employer and Affiliates.
1.1.4.    Determination of Income or Loss. The excess deferrals shall be adjusted for income or loss for the taxable year (but not the gap period). Unless the Committee and the recordkeeper for the Plan agree otherwise in writing, the income or loss allocable to excess deferrals for the taxable year shall be determined using a uniform and nondiscriminatory method which reasonably reflects the manner used by the Plan for allocating income or losses to Participants’ Accounts.
1.1.5.    Accounting for Excess Deferrals. Excess deferrals shall be distributed from the Participant’s Retirement Savings Account.
1.1.6.    Orphaned Matching Contributions. If excess deferrals are distributed pursuant to this Section 1.1, applicable matching contributions under Section 3.3 of the Plan Statement shall be treated as forfeitures and reallocated as provided in Section 6.2 of the Plan Statement.
SECTION 2
SECTION 401(k) COMPLIANCE
This Plan satisfies the nondiscrimination requirements of section 401(k) of the Code using the alternative method set forth in section 401(k)(12) of the Code.
SECTION 3
SECTION 401(m) COMPLIANCE
3.1.    Section 401(m) Compliance. The provisions of this Section 3 (relating to required testing under section 401(m) of the Code) apply only for Plan years in which the Principal Sponsor elects not to satisfy the nondiscrimination requirements of section 401(m) of the Code using the alternative method set forth in section 401(m)(11) of the Code.
3.1.1.    Special Definitions. For purposes of this Section 3, the following special definitions shall apply:
(a)    An eligible employee means an individual who is eligible to receive an Employer matching contribution for any portion of the Plan Year (whether or not the individual does so). If, for any Plan Year, the individuals who have not satisfied the minimum age and service requirements specified in section 410(a)(1) of the Code (i.e., have not completed one (1) year of service and attained age twenty‑one (21) years), would satisfy the requirements of section 410(b)(1) (i.e., the “ratio percentage” or “average benefit percentage” coverage test) if tested separately from other eligible employees, then for that Plan Year, the individuals who have not satisfied the minimum age and service requirements with respect to that Plan Year may, at the election of the

Committee, be entirely excluded from consideration in determining who is an eligible employee. Alternatively, the Committee may, if it so elects, exclude from consideration in determining who is an eligible employee only those individuals who have not satisfied the minimum age and service requirements specified in section 410(a)(1) of the Code and are not Highly Compensated Employees with respect to that Plan Year.
(b)    An eligible Highly Compensated Employee (“eligible HCE”) means an eligible employee who is a Highly Compensated Employee.
(c)    An eligible Nonhighly Compensated Employee (“eligible NHCE”) means an eligible employee who is not a Highly Compensated Employee.
(d)    Contribution percentage means the ratio (calculated separately for each eligible employee) of:

(i)
the total amount, for the Plan Year, of Employer contributions credited to the eligible employee’s Employer Matching Account excluding any Employer matching contributions of eligible HCEs that are forfeited pursuant to Sections 1.1.6 or 2.2.5 of this Appendix, and including, if the Committee elects, all or a portion of the amount of Employer contributions credited to the eligible employee’s Retirement Savings Account, provided that the 401(k) compliance testing under Section 2.1 of this Appendix is satisfied both with and without exclusion of such Employer contributions, to

(ii)	the eligible employee’s compensation, as defined below for the portion of such Plan Year that the employee is an eligible employee.
For this purpose, Employer contributions will be considered made in the Plan Year if they are allocated as of a date during such Plan Year and are delivered to the Trustee within twelve (12) months after the end of such Plan Year.
(e)    Compensation means compensation for services performed for the Employer defined as “§ 415 compensation” in Appendix A to this Plan Statement. Notwithstanding the definition of “§ 415 compensation” in Appendix A to this Plan Statement, compensation shall always be determined on a cash (and not on an accrual) basis and compensation shall be determined on a Plan Year basis (which is not necessarily the same as the limitation year). Except as provided in Section 3.1.2(b) of this Appendix, compensation for purposes of this Section 2 shall be limited to the portion of such Plan Year that the employee is an eligible employee. An eligible employee’s compensation for a Plan Year shall not exceed the limit on annual compensation under section 401(a)(17) of the Code, which is Two Hundred Fifty Thousand Dollars ($255,000) for 2013 (as adjusted under the Code for cost‑of‑living increases).
(f)    Average contribution percentage means, for a specified group of eligible employees for the Plan Year, the average of the contribution percentages for all eligible employees in such group.
3.1.2.    Special Rules. For purposes of this Section 3.1, the following special rules apply:
(a)    Rounding. The contribution percentage of each eligible employee and the average contribution percentage for each group of eligible employees shall be calculated to the nearest one‑hundredth of one percent.
(b)    HCEs Eligible to Participate in Multiple Plans. The contribution percentage of any eligible HCE who is eligible to participates in any other plan of the Employer and Affiliates to which nondeductible voluntary contributions and Employer matching contributions are made on behalf of the eligible HCE shall be equal to the ratio of:

(i)
the sum of all such nondeductible voluntary contributions and Employer matching contributions, and if used to determine the contribution percentage of eligible employees, Employer contributions made pursuant to a deferral election or qualified nonelective contributions (within the meaning of section 401(m)(4)(C) of the Code), or both, under all such plans for the Plan Year, to

(ii)	the eligible HCE’s compensation (as defined in Section 3.1.1 of this Appendix) for the entire Plan Year.
Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated pursuant to section 1.401(m)‑1(b)(4) of the Income Tax Regulations.
(c)    Disproportionate Contributions for NHCEs Not Taken into Account. Employer matching contributions shall not be taken into account in determining the contribution percentage of any eligible NHCE to the extent such matching contributions exceed the greater of:

(i)	Five percent (5%) of the eligible NHCE’s Eligible Compensation for such Plan Year,

(ii)	the eligible NHCE ‘s elective contributions for such Plan Year, or

(iii)	the product of (A) multiplied by (B), where (A) and (B) are:

(A)	two (2); and

(B)	the Plan’s representative matching rate (as defined below) multiplied by the eligible NHCE’s elective contributions for the Plan Year.
For purposes of Section 3 of this Appendix, the “Plan’s representative matching rate” means, for any eligible NHCE for the Plan Year, the greater of:

(i)
the lowest matching rate (as defined below) for any eligible NHCE among a group of eligible NHCEs that consists of one‑half (1/2) of all eligible NHCEs in the Plan for the Plan Year who made elective contributions for the Plan Year, or

(ii)	the lowest matching rate (as defined below) for all eligible NHCEs in the Plan who are employed by the Employer on the last day of the Plan Year and who made elective contributions for the Plan Year.
For purposes of Section 3 of this Appendix, the “matching rate” means the ratio (calculated separately for each eligible NHCE) of:

(i)	the total amount, for the Plan Year, of Employer contributions credited to the eligible NHCE’s Employer Matching Account, to

(ii)	the total amount, for the Plan Year, of elective contributions credited to the eligible NHCE’s Retirement Savings Account.

If, however, the matching contribution is not the same for all levels of elective contributions for an eligible NHCE, such employee’s matching rate shall be determined assuming that the employee’s elective contributions for the Plan Year are equal to six percent (6%) of the employee’s Eligible Compensation for the Plan Year.
(d)    Permissive Aggregation. If this Plan satisfies the requirements of sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 3.1 shall be applied by determining the average contribution percentage of eligible employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy section 401(m) of the Code only if they have the same Plan Year and they use the same 401(m) testing method.
3.1.3.    The 401(m) Tests‑Current Year Testing Method. Notwithstanding the foregoing provisions, at least one of the following two tests must be satisfied for each Plan Year:
Test 1:    The average contribution percentage for the group of eligible HCEs for the current Plan Year is not more than the average contribution percentage for the group of eligible NHCEs for the current Plan Year multiplied by one and twenty‑five hundredths (1.25).
Test 2:    The excess of the average contribution percentage for the group of eligible HCEs for the current Plan Year over the average contribution percentage for the group of eligible NHCEs for the current Plan Year is not more than two (2) percentage points, and the average contribution percentage for the group of eligible HCEs for the current Plan Year is not more than the average contribution percentage for the group of eligible NHCEs for the current Plan Year multiplied by two (2).
The Committee may elect to substitute the average contribution percentage for the group of all eligible NHCEs for the preceding Plan Year for the average contribution percentage for the group of all other eligible NHCEs for the current Plan Year in Tests 1 and 2 above (i.e., elect the prior year testing method) only if:
(a)    the Plan has used the current year testing method for each of the five (5) preceding Plan Years (or if lesser, the number of Plan Years the Plan has been in existence, including years in which the Plan was a portion of another plan); or
(b)    as a result of a merger or acquisition described in section 410(b)(6)(C)(i) of the Code, the Employer maintains this Plan, which uses the current year testing method, and another plan, which uses the prior year testing, and the Committee changes this Plan’s testing method to the prior year testing method within the transition period described in section 410(b)(6)(C)(ii) of the Code.

3.1.4.    Preventative Action Prior to Plan Year End. If the Committee determines that neither of the tests described in Section 3.1.3 will be satisfied (or may not be satisfied) for a Plan Year, then during such Plan Year, the Committee may from time to time establish (and modify) maximums for Employer matching contributions of eligible HCEs that are less than the contributions which would otherwise be permitted or provided. No Employer matching contributions shall be made in excess of such maximums after the date such maximums are effective. The Committee shall prescribe rules concerning such modifications, including the frequency of applying the tests designed in Section 3.1.3 and the commencement and termination dates for any modifications.

3.2.    Distribution of Excess Aggregate Contributions.
3.2.1.    In General. Notwithstanding any other provision of the Plan Statement, excess aggregate contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of the following Plan Year to eligible HCEs as determined in this Section.
3.2.2.    Determining Excess Aggregate Contributions. For purposes of this Section, excess aggregate contributions shall mean, with respect to any Plan Year, the excess of:
(a)    the aggregate amount of contributions taken into account in computing the average contribution percentage of eligible HCEs for such Plan Year, over
(b)    the maximum amount of such contributions permitted by the section 401(m) tests described in Section 3.1 of this Appendix. Such maximum amount of contributions shall be determined by reducing (not distributing) eligible HCEs’ contributions as follows:

(i)
The Employer matching contributions for the eligible HCE who has the highest contribution percentage shall be reduced by the amount required to cause such eligible HCE’s contribution percentage to equal the next highest contribution percentage of an eligible HCE.

(ii)
If neither of the tests is satisfied after such reduction, the Employer matching contributions for eligible HCEs who then have the highest contribution percentage (including those reduced under (i) above) shall be reduced by the amount required to cause such eligible HCEs’ contribution percentage to equal the next highest contribution percentage of an eligible HCE.

(iii)	If neither of the tests is satisfied after such reductions, this method of reduction shall be repeated one or more additional times until one of the tests is satisfied.
3.2.3.    Distribution of Excess Aggregate Contributions. Excess aggregate contributions, plus any income and minus any loss allocable thereto, shall be distributed from the eligible HCE’s Employer Matching Account. If the excess aggregate contributions exceed the amount of contributions credited to the eligible HCE’s Employer Matching Account for such Plan Year, then the remaining excess aggregate contributions, plus any income and minus any loss allocable thereto, shall be distributed from the eligible HCE’s Retirement Savings Account but only if elective contributions and qualified nonelective contributions (within the meaning of section 401(m)(4)(C) of the Code) are used to determine the contribution percentage under Section 3.1.1(d) of this Appendix for such Plan Year. The amount of excess aggregate contributions to be allocated and distributed on behalf of each eligible HCE for the Plan Year shall be equal to the amount of reduction determined as follows:
(a)    The Employer matching contributions of the eligible HCE who has the highest dollar amount of such contributions shall be reduced by the amount required to cause such eligible HCE’s contributions to equal the next highest dollar amount received by eligible HCEs.
(b)    If any excess aggregate contributions remain after performing (a), then the eligible HCEs who have the next highest dollar amount of Employer matching contributions (including those reduced under (a) above) shall be reduced by the amount required to cause such eligible HCEs’ contributions to equal the next highest dollar amount received by eligible HCEs.

(c)    If any excess aggregate contributions remain after performing (a) and (b), this method of reduction shall be repeated one or more additional times until no excess aggregate contributions remain.
Provided, however, if the total amount of reduction determined in (a) through (c) would be greater than the amount of excess aggregate contributions, then the final reduction amount shall be decreased so that the total amount of reductions equals the amount of excess aggregate contributions.
3.2.4.    Determination of Income or Loss. The excess aggregate contributions to be distributed to any eligible HCE shall be adjusted for income or loss for the Plan Year (but not the gap period). Unless the Committee and the recordkeeper for the Plan agree otherwise in writing, the income or loss allocable to excess aggregate contributions for the Plan Year shall be determined using a uniform and nondiscriminatory method which reasonably reflects the manner used by the Plan for allocating income or losses to Participants’ Accounts.
3.2.5.    Special Rule for Partial Vesting. If the Participant is not fully (100%) Vested in the Employer Matching Account as of the last day of the Plan Year to which the excess aggregate contributions relate, then the distribution of the Participant’s excess aggregate contributions under this Section shall be deemed to have been distributed from the fully (100%) Vested portion of the Employer Matching Account and such Account shall become Vested in accordance with the special rule for partial distributions in Section 5.1.4 of the Plan Statement. To the extent the excess aggregate contributions exceed the fully (100%) Vested portion of the Participant’s Employer Matching Account, the excess aggregate contributions shall be forfeited and reallocated as provided in Section 6.2 of the Plan Statement.
3.2.6.    Orphaned Matching Contributions. If elective contributions treated as excess aggregate contributions are distributed pursuant to this Section 3.2 of the Plan Statement, applicable matching contributions under Section 3.3 of the Plan Statement shall be treated as forfeitures and reallocated as provided in Section 6.2 of the Plan Statement.
3.3.    Section 401(m) Curative Contribution.
3.3.1.    Amount and Eligibility. If neither of the section 401(m) tests set forth in Section 3.1 of this Appendix has been satisfied and a distribution of “excess aggregate contributions” has not been made pursuant to Section 3.2 of this Appendix, then a discretionary curative contribution shall be made for that Plan Year. Forfeitures shall not be included in this contribution.
3.3.2.    Uniform Percentage Allocation. The discretionary contribution may be allocated using the “uniform percentage allocation approach” described below. Under this approach, the allocation shall be made to the Safe Harbor Contribution Accounts of all eligible NHCEs in the ratio which the compensation of each such eligible NHCE for the Plan Year bears to the compensation of all eligible NHCEs for such Plan Year.
3.3.3.    Alternative Allocations. In conjunction with, or as an alternative to, the uniform percentage allocation approach described above, the discretionary contribution may be allocated using either the “uniform dollar allocation approach” or the “bottom up dollar leveling approach” described below. Only those Participants who were eligible NHCEs for that Plan Year and who were entitled to receive a matching contribution shall share in such allocation. Under the uniform dollar allocation approach, the allocation shall be made to the Safe Harbor Contribution Accounts of all eligible NHCEs in equal dollar amounts. Under the bottom up dollar leveling approach, the allocation shall be made first to the Participant with the least amount of compensation and then, in ascending order of such compensation, to other Participants. The amount of the discretionary contribution to be so allocated shall be that amount required to cause the Plan to satisfy either of the section 401(m) tests set forth in Section 3.1 of this Appendix for the Plan Year; provided, however, that in no case shall any amounts be so allocated to cause a Participant’s matching contributions for such Plan Year to exceed the maximum amount permitted to be taken into account in determining the eligible NHCE’s contribution percentage pursuant to Section 3.1.2(c) of this Appendix.
3.3.4.    Crediting to Account. The discretionary contribution which is so allocated to a Participant shall be allocated to that Participant’s Safe Harbor Contribution Account for the Plan Year with respect to which it is made and, for the purposes of Section 4 of the Plan Statement, shall be credited as soon as practicable after it is received by the Trustee.

APPENDIX D
BEST BUY
RETIREMENT SAVINGS PLAN
PARTICIPANT LOAN POLICY
(As of April 4, 2013)

Pursuant to the Best Buy Retirement Savings Plan (the “Plan”), the Plan Administrator hereby adopts as part of the Plan, the following policy with regard to loans by the Trustee to Plan Participants. The Plan is maintained by Best Buy Co., Inc. (the “Plan Sponsor”) and certain of its subsidiaries (together, the “Employer”). The Plan Administrator may amend this Loan Policy at any time. This Loan Policy and any loans granted under the Loan Policy will be governed by Minnesota law, to the extent it is not preempted by Federal law; and will be administered by the Plan Administrator as set forth below.
1.    Eligibility for Loans. Any Plan Participant may apply for a loan from the Plan. However, for this Loan Policy, “Participant” means only a Participant who is (a) entitled to a Vested Accrued Benefit (account balance) under the Plan, (b) employed by the Employer and (c) not on a full unpaid leave of absence.
2.    Loan Applications, Rules and Approval. The Plan Administrator has engaged Hewitt Associates, LLC (the “Contract Administrator”) to administer this Loan Policy. A Participant must apply for each loan by submitting to the Contract Administrator a written or electronic application on a form approved by the Plan Administrator, stating the desired loan amount, duration and any credit information reasonably required by the Contract Administrator for the loan. No loan will be approved unless the loan is adequately secured, as determined by the Contract Administrator. The Contract Administrator will apply this Loan Policy in a uniform and non‑discriminatory manner. If any Participant who is a member of the Plan Administrator applies for a loan, the loan may be granted if the applicant qualifies, but that member shall not participate in the decision to grant the loan.
A Participant may receive a loan only under the following conditions:
(a)    A Participant may have only one Plan loan outstanding at any time; provided, however, that any Participant who was formerly a participant in the Magnolia Hi‑Fi, Inc. Employees’ Retirement Plan that was merged into the Plan on March 31, 2005, and had more than one loan outstanding from that plan on that date, is not subject to this rule until all but one of such loans is repaid.
(b)    A Participant may not receive a loan while the Plan Administrator is deciding whether a domestic relations order, concerning the Participant’s Accrued Benefit under the Plan, is qualified under section 414(p) of the Internal Revenue Code (the “Code”). If the order is qualified, the Participant may not receive a loan until any Plan benefits assigned to the alternate payee are distributed or separated from the Participant’s Accrued Benefit.
Within a reasonable time after receiving a loan application, the Contract Administrator will notify the applicant whether or not the loan application is approved, or notify the applicant that more information is needed. If the application is denied, the Contract Administrator will also advise the applicant of the Plan’s claim procedure described in the Summary Plan Description of the Plan. If the applicant believes the Contract Administrator’s decision is incorrect, the applicant may ask for a review under that procedure.
3.    Limitations on Loan Amount. The Contract Administrator will not approve a loan that is less than $1,000.
The Contract Administrator must not approve any loan to a Participant if the loan amount would exceed the annual loan limit described in the balance of this Section 3. For purposes of the loan limit, all loans to the Participant from the Plan and all other qualified retirement plans sponsored by the Employer (“all Employer plans”) must be combined; and the amount of the Participant’s Vested Accrued Benefit must be based on the latest valuation available at the time that the loan is initiated in the recordkeeping system. The loan limit will be applied to comply with the Treasury Regulations under section 72(p) of the Internal Revenue Code (the “Code”).
The amount of any new loan to a Participant, plus all outstanding loans from all Employer plans to the Participant, must not exceed the lesser of: (a) 50% of the Participant’s Vested Accrued Benefit; or (b) $50,000, reduced as specified in the next sentence.
The $50,000 maximum must be reduced by the excess (if any) of: (a) the highest outstanding balance of loans from all Employer plans to the Participant during the one year period ending on the day before the date on which the new loan would be made, over (b) the outstanding balance of other loans from all Employer plans on the date the new loan would be made.
4.    Loan Evidence and Terms. Every loan must be documented by a promissory note signed by the borrower, or by another legally enforceable agreement in one or more written documents (or in such other form as may be approved by the Commissioner of Internal Revenue). The note or loan agreement must include the borrower’s promise to pay the full amount of the loan, plus a commercially reasonable rate of interest, in installments that:
(a)    are generally due on each recurring date the Participant is scheduled to receive regular pay from the Employer (as of the date of the loan request), but no less often than quarterly;
(b)    provide for at least substantially level amortization of the loan and complete repayment of the loan within a period no longer than 5 years from the date the loan is disbursed to the Participant; unless the loan is used to buy (but not refinance) a dwelling that is used within a reasonable time as the principal residence of the Participant, in which case it must be repaid within 15 years. The term “principal residence” is defined in Code section 1034 and the Treasury Regulations under that section. The Contract Administrator will test the Participant’s use of the loan for a principal residence under the “tracing” rules of Code section 163(h)(3)(B); and
(c)    shall become due and payable in full upon the borrower’s separation from service with the Plan Sponsor and its subsidiaries, unless the borrower timely elects (prior to separation) to continue to make payments for the remainder of the loan term using the Contract Administrator’s direct debit service. Such direct debit service is not available with respect to loans that have less than two months remaining in the loan term at the time of separation.
Within those limits, the Contract Administrator shall determine the periodic installments and the actual duration of any loan made under this Loan Policy. All loan payments will be payable at the address of the Trustee.

5.    Interest Rate. The Contract Administrator will set the loan interest rate, by using a rate that would be available at a commercial bank located in Minneapolis, Minnesota for a fully secured loan. Normally, that rate will be the prime interest rate published in the Wall Street Journal (or any successor) on the first business day of the month in which the Contract Administrator approves the loan, plus one percentage point, but the rate must not be greater than the highest rate permitted by law. While the borrower is on a leave of absence from the Employer for service in any of the uniformed services of the United States, the maximum rate that may be charged is 6%, in accordance with the Servicemembers Civil Relief Act of 2003.
6.    Loan Security and Payment Method. As security for any loan, the borrower must sign a legally enforceable written security agreement, pledging to the Trustee 50% of the borrower’s Vested Accrued Benefit under the Plan, applied in the following order: First, the Participant’s Rollover Contribution Account, if any; second, the Participant’s Deferral Contribution Account; third, the vested part of the Participant’s Regular Matching Contribution Account; and, finally, the Participant’s Safe Harbor Contribution Account. The Contract Administrator may require greater security for a loan to a borrower who is not employed by the Employer at the date of the loan.
A Participant must agree to payroll withholding for repayment of a loan from the Plan. If a Participant revokes such a payroll withholding agreement, the Contract Administrator may consider that action to be an event of default under the loan.
A Participant may prepay the loan in part or in full; provided, however, that any partial prepayment must be made by making a one-time election through the Contract Administrator’s direct debit service, and such partial payments are limited to two (2) per calendar month. If the Participant prepays the loan, or payroll withholding is not enough to make the required payments due to a leave of absence, employment termination or other circumstances, the Participant shall make any such payments using the Contract Administrator’s direct debit service, or by checks issued to the Trustee, delivered according to the Contract Administrator’s instructions.
7.    Loans Treated as Directed Investments. Pursuant to the Plan, each Participant applying for a loan from the Plan must direct the Trustee to invest a part of the Participant’s Vested Accrued Benefit in the loan requested by the Participant.
If the loan is granted, the Contract Administrator and the Trustee will treat the loan as a Participant‑directed investment of the borrower’s Vested Accrued Benefit. For this purpose, amounts for the loan will be taken from the Participant’s Accounts in the following order: First, from the Participant’s Rollover Contribution Account, if any; second, from the Participant’s Deferral Contribution Account; third, from the vested part of the Participant’s Regular Matching Contribution Account; and, finally, from the Participant’s Safe Harbor Contribution Account.
The loan will remain a part of the Trust, but only the borrower’s Accounts will share in any interest paid on the loan, and only those Accounts will bear any expense or loss incurred in connection with the loan.
Loan payments will be applied first to satisfy accrued loan interest and second to the principal balance of the loan. Both interest and principal payments shall be credited to the Participant’s Plan Accounts from which the loan was taken, in the reverse order in which the Accounts were depleted when the loan was processed.
8.    Loan Default. If any loan payment due the Plan is more than 30 days late, the Trustee will notify the Contract Administrator of the delay and the Contract Administrator will attempt to notify the borrower that the loan may be placed in default. However, any failure to notify the borrower will not affect the delinquency of the loan. If any delinquent payments have not caused a default, the borrower will have the opportunity to repay the loan according to its terms and resume current status of the loan by paying any missed payments plus interest.
The Contract Administrator and the Trustee will treat any loan made from the Plan as in default:
(a)    if any scheduled payment remains unpaid beyond the last day of the calendar quarter following the calendar quarter in which the required payment was due; except that no default will occur until the last payment due date of the loan for any payments due during the borrower’s leave of absence from the Employer for service in any of the uniformed services of the United States or following such leave, provided that (i) loan payments resume upon completion of such service, (ii) the amount then remaining due on the loan is repaid in substantially level installments thereafter, and (iii) the loan is fully repaid by the end of the period equal to the original term of the loan plus the period of such service;
(b)    if any balance remains unpaid on the last payment due date; except that no default will occur during the borrower’s leave of absence from the Employer for service in any of the uniformed services of the United States or following such leave, provided that (i) loan payments resume upon completion of such service, (ii) the amount then remaining due on the loan is repaid in substantially level installments thereafter, and (iii) the loan is fully repaid by the end of the period equal to the original term of the loan plus the period of such service;
(c)    if any representation or statement made to the Plan by the Participant proves to have been false in any material respect when made;
(d)    if the Participant revokes any payroll withholding for repayment of a Plan loan, while continuing to receive pay from the Employer;
(e)    if the Participant revokes any direct debit agreement (other than a one-time prepayment election); or
(f)    upon the death, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws of, by or against the Participant.
9.    Handling of Loans in Default. Upon a loan default, the Contract Administrator and the Trustee shall take the following actions, as applicable:
(a)    The Trustee shall declare the unpaid balance of the loan immediately due and payable and, in accordance with the directions of the Contract Administrator and as permitted under the following paragraphs, the Trustee shall foreclose on all security pledged by the borrower under each security agreement signed by the borrower to secure the loan.
(b)    If, at the time of the loan default the borrower would be eligible to receive a distribution from the Plan Account or Accounts used to secure the loan, the Committee shall direct the Trustee to reduce that part of the borrower’s vested Plan Accounts pledged as security for the loan by the unpaid balance of principal and interest on the loan, in the order in which the loan was drawn from the borrower’s various Accounts under the Plan and treat that reduction as a distribution from the Plan. If the pledged Plan Accounts are at least equal to the unpaid loan balance, the Trustee will also distribute (in kind) the loan’s promissory note or other loan agreement to the borrower or beneficiary.

(c)    To the extent the borrower would not be eligible to receive a distribution (from the Plan Account or Accounts used to secure the loan) that is equal to the unpaid balance of the loan, the Trustee must notify the borrower (or his or her beneficiary) and the Internal Revenue Service (by filing a Treasury Form 1099) that a taxable deemed distribution has occurred under Code section 72(p); and the loan (and related promissory note) shall not be distributed until a distribution is allowed by the Plan.
(d)    The Trustee will treat a defaulted loan as repaid only to the extent of any benefit reduction, other distribution allowed by the Plan and actual repayment by the borrower. Until the defaulted loan and its promissory note are actually distributed from the Plan or repaid, (i) interest shall continue to accrue, (ii) the borrower will remain obligated to pay all unpaid principal and accrued interest and (iii) the borrower shall be entitled to do so. However, any interest accrued after the effective date of a taxable deemed distribution of the loan shall not be treated as an additional loan and, therefore, shall not result in any additional deemed distributions if such interest is not timely paid.
(e)    To the extent that a borrower makes any payments on a defaulted loan (including accrued interest) after the default has resulted in a taxable deemed distribution, the cumulative amount of such payments shall be accounted for under the Plan as an after‑tax investment by the borrower, resulting in income tax basis equal to that amount with respect to his or her Accrued Benefit. Otherwise, the taxable deemed distribution shall not entitle the borrower to any income tax basis with respect to his or her remaining Accrued Benefit. Any subsequent distribution or offset of a defaulted loan that has been treated as a taxable deemed distribution shall not be a taxable distribution and shall not be eligible for rollover treatment. Any Plan distributions resulting from payments on a loan deemed to have been distributed shall not be eligible for rollover treatment.
10.    Fees. All costs and expenses in connection with obtaining a loan and perfecting the Plan’s security interest therein, including but not limited to taxes, recording fees, filing fees and attorney’s fees shall be prepaid by the borrowing Participant or Beneficiary, or shall be deducted from the total proceeds of the loan. Before a loan is made, the borrower will be given (a) an estimate of such costs and expenses, and (b) the identity of the party or parties to whom they will be paid. The current fee is $50 for a loan that is approved. Such fees shall be paid by the Trustee from the borrower’s Accrued Benefit under the Plan.
11.    Notice. Copies of this Loan Policy shall be distributed to all Participants, or its significant terms and conditions included in the Summary Plan Description of the Plan.